Exhibit 2.1

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                              SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a)
                 of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant   [_]

CHECK THE APPROPRIATE BOX:

[X]  Preliminary Proxy Statement

[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       WINCO PETROLEUM CORPORATION
                       ---------------------------
            (Name of Registrant as Specified In Its Charter)

 ------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[_]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
               Common Stock, no par value
          -----------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
               12,688,719
          -----------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                    $.01*
          -----------------------------------------------------------

*  book value of Registrant's shares as of September 30, 1999

     (4)  Proposed maximum aggregate value of transaction:
               $126,887
          -----------------------------------------------------------

     (5)  Total fee paid:
               $25.38
          -----------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          -----------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          -----------------------------------------------------------

     (3)  Filing Party:

          -----------------------------------------------------------

     (4)  Date Filed:

          -----------------------------------------------------------

NOTES:

                       WINCO PETROLEUM CORPORATION
                              3118 CUMMINGS
                        GARDEN CITY, KANSAS 67846

                NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON [__________], 2001


TO THE SHAREHOLDERS OF WINCO PETROLEUM CORPORATION:


NOTICE HEREBY IS GIVEN that a special meeting of shareholders of Winco Petroleum Corporation ("Winco") will be held at 10:00 a.m., local time, on [__________], 2001, at 3118 Cummings, Garden City, Kansas 67846, for the following purposes:


     * To grant the board of directors the authority to effect a reverse stock split of one (1) for forty (40), whereby each forty (40) shares of currently outstanding no par value common stock ("Old Winco Shares") of Winco would be combined into one (1) share of new common stock ("New Winco Shares");


     * To consider and vote upon a proposal to adopt the merger agreement ("Merger Agreement"), among Winco, Winco Merger Corporation ("WincoMerger"), Winco Spin-off Corporation ("WincoSpin") and Business Products, Inc. doing business as Rush Creek Solutions, Inc. ("RCS"), pursuant to which Winco will transfer all of the assets, liabilities and other obligations of Winco to WincoSpin in consideration for shares of common stock of WincoSpin ("WincoSpin shares"), which shall be distributed to the Winco shareholders, and thereafter RCS will be merged into WincoMerger. As part of this proposal, Winco will change its name to RCS Holdings, Inc.; and


     * To transact such other business as properly may come before the meeting or any adjournment thereof.


     Winco's board of directors has unanimously approved the proposals and recommends that you vote "IN FAVOR OF" these proposals. Winco is not seeking a separate vote on the name change and asset spin-off. Rather, your vote on the proposal to adopt the Merger Agreement will also be your vote on the name change and the proposed spin-off of Winco's existing business to a newly formed subsidiary and the subsequent distribution of WincoSpin shares to the Winco shareholders. Winco has described these proposals in more detail in the proxy statement, which you should read before voting. A copy of the Merger Agreement is attached as Appendix A.

     The close of business on [__________], 2001, has been fixed by Winco's board of directors as the record date for the determination of shareholders entitled to notice of and to vote at the Winco special meeting or any adjournment or postponement. Only holders of record of shares of common stock of Winco ("Winco shares") at the close of business on the record date may vote at the Winco special meeting. A complete list of the shareholders entitled to vote at the special meeting will be available for examination by any holder of Winco shares at Winco's executive offices in Garden City, Kansas. A majority of the holders of outstanding Winco shares

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must be represented at the meeting to constitute a quorum.  Therefore, all shareholders are urged either to attend the meeting or to be represented by proxy. The affirmative vote of a majority of the holders of outstanding Winco shares is required to approve the reverse stock split and adopt the Merger Agreement. If a quorum is not present at the meeting, a vote for adjournment will be taken among the shareholders present or represented by proxy. If a majority of shareholders present or represented by proxy vote for adjournment, it is Winco's intention to adjourn the meeting until a later date and to vote proxies received at such adjourned meeting(s).


     All Winco shareholders are cordially invited to attend the special meeting in person. However, to ensure your representation at the special meeting, you are urged to vote your shares by completing, signing and returning the enclosed proxy card as promptly as possible in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement at any time before it is voted at the special meeting. Executed proxy cards with no instructions indicated thereon will be voted "IN FAVOR OF" the reverse stock split and adoption of the Merger Agreement.

                              BY ORDER OF THE
                              BOARD OF DIRECTORS.

                              Daniel L. Dalke
                              Secretary


Garden City, Kansas

[__________], 2001










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
                             PROXY STATEMENT
                       WINCO PETROLEUM CORPORATION

                     SPECIAL MEETING OF SHAREHOLDERS

                    TO BE HELD ON [__________], 2001

YOUR VOTE IS IMPORTANT

     This Proxy Statement is dated [__________], 2001, and is first being mailed to Winco shareholders on or about [__________], 2001.

     The boards of directors of Winco Petroleum Corporation ("Winco") and Business Products, Inc., doing business as Rush Creek Solutions, Inc. ("RCS"), have unanimously approved a merger in which RCS will merge into Winco Merger Corporation ("WincoMerger"), a wholly-owned subsidiary of Winco, with WincoMerger, as the surviving corporation, carrying on the technology services business previously carried on by RCS. The oil and gas assets of Winco will be transferred to Winco Spin-off Corporation ("WincoSpin"), a newly formed subsidiary of Winco in consideration for shares of common stock of WincoSpin which shall be distributed to the Winco shareholders. The management of Winco believes that Winco will benefit from RCS's technology and financial strength. Michael St. John, the current president of RCS, will be named president and CEO of Winco following the merger. Following the merger, Winco will no longer be engaged in the oil and gas industry.

     Prior to the merger, Winco shareholders will be asked to approve a reverse stock split, whereby current holders of shares of common stock of Winco ("Winco shares") will receive one (1) new share of common stock of Winco ("New Winco Shares") for every forty (40) shares of common stock of Winco outstanding immediately prior to the reverse stock split ("Old Winco Shares"). If the merger is not completed for any reason whatsoever, the reverse stock split will not become effective, even if the shareholders have approved the action.

     In the merger, the shareholders of RCS will receive 12,688,719 New Winco shares. The merger will not change the aggregate number of New Winco Shares held by Winco shareholders before the merger, taking into account the reverse stock split. However, the Winco shareholders' ownership percentage of the total shares outstanding will decrease as a result of the merger. Winco shareholders' will own 1,028,815 of the 13,717,534 New Winco shares outstanding after the reverse stock split and the merger.
Therefore, the percentage of Winco held by pre-merger Winco shareholders following the merger will be significantly diluted, with the result that all pre-merger Winco shareholders will only own an aggregate of approximately 7.5% of the then outstanding New Winco shares after the merger. The New Winco Shares following the merger will represent an ownership interest in a technology services business conducting the business of RCS. As described in this Proxy Statement, the oil and gas business formerly conducted by Winco will be transferred to WincoSpin pursuant to the merger. WincoSpin shares will be distributed to pre-merger Winco shareholders on a one-for-one basis and as set forth in this Proxy Statement. Only current (record date) Winco shareholders will participate in the distribution of WincoSpin shares.


     Shareholders of Winco are being asked at Winco's special meeting of shareholders:

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     *    To grant the board of directors the authority to effect a reverse stock split of one (1) for forty (40), whereby forty (40) Old Winco Shares would be combined into one (1) New Winco Share;


     * To consider and vote upon a proposal to adopt the merger agreement ("Merger Agreement"), among Winco, WincoMerger, WincoSpin and RCS, pursuant to which Winco will transfer all of the assets, liabilities and other obligations of Winco to WincoSpin in consideration of WincoSpin shares, and WincoSpin shares will be distributed to the Winco shareholders, and thereafter RCS will be merged into WincoMerger. As part of this proposal, Winco will change its name to RCS Holdings, Inc.; and


     * To transact such other business as may properly come before the meeting or any adjournment thereof.


     The board of directors of Winco has determined that the reverse stock split and the Merger Agreement are advisable and in the best interest of Winco shareholders and recommends that the shareholders vote to approve the above corporate actions. The board is not seeking a separate vote on the name change and on the spin-off of Winco's existing business to WincoSpin, or the subsequent distribution of WincoSpin shares to Winco's post-split pre-merger shareholders. Rather, a vote on the proposal to adopt the Merger Agreement will also be a vote to approve the name change and the proposed asset spin-off and the distribution of WincoSpin shares.


     YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Winco special meeting, please take the time to vote by completing and mailing the enclosed proxy card to Winco.


     The Winco special meeting will be held at 3118 Cummings, Garden City, Kansas 67846 at 10:00 a.m., C.S.T., on [__________], 2001.


     The proxy statement provides you with detailed information about the proposed reverse stock split and the Merger Agreement and its related transactions. In addition, you may obtain information about Winco from documents that Winco has filed with the Securities and Exchange Commission. We encourage you to read the proxy statement carefully.


FOR A DESCRIPTION OF CERTAIN SIGNIFICANT CONSIDERATIONS IN CONNECTION WITH THE MERGER AND RELATED MATTERS DESCRIBED IN THE PROXY STATEMENT, SEE "RISK FACTORS" BEGINNING ON PAGE 16.

                           SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement and may not contain all information that is important to you. To understand the reverse stock split and the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement and the documents to which it refers. The Merger Agreement is attached as Appendix A to this proxy statement. We encourage you to read the Merger Agreement. It is the legal document that governs the merger.

                           THE SPECIAL MEETING
                           -------------------


DATE, PLACE AND TIME:      The special meeting will be held at 10:00 a.m.,
                           local time on [__________], 2001, at 3118
                           Cummings, Garden City, Kansas 67846.

PURPOSE OF THE SPECIAL     At the special meeting, you will be asked to
MEETING:                   (i) grant the board of directors the authority
                           to effect a reverse stock split of one (1) for forty (40); and (ii) to approve the Merger
                           Agreement, among Winco, WincoMerger, WincoSpin and RCS. If the merger is completed, the business of RCS will become the principal business of Winco and the former oil and gas business of Winco will be transferred to the newly created WincoSpin, which shares will be distributed to pre-merger Winco shareholders.
                           If the merger is completed, you will retain your same ownership percentage in the oil and gas assets of Winco and at the same time become part of a company operating in the information technology industry. Pre-merger Winco shareholders will own an aggregate of approximately a 7.5% interest in the information technology business of RCS, which will become the new business of Winco. See
                           "The Special Meeting."

RECORD DATE:               The Board of Directors has fixed the close of
                           business on [__________], 2001, as the record date for determination of Winco's shareholders entitled to notice of the meeting and entitled to vote at the special meeting. See "The
                           Special Meeting."

VOTE REQUIRED TO           The holders of a majority of the outstanding
APPROVE THE REVERSE        shares of Winco's common stock must approve the
STOCK SPILT AND THE        reverse stock split and the merger agreement.
MERGER AGREEMENT:          Shareholders are entitled to one vote for each
                           share of Winco common stock that they owned on the record date. See "The Special Meeting."

PROXIES: Because approval of the reverse stock split and the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Winco's common stock as of the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against approval of the merger agreement.

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
                           You may revoke your proxy at any time before it is voted by:

                           - Delivering a written notice of revocation of proxy to Daniel L. Dalke, Secretary of
                              Winco, 3118 Cummings, Garden City, Kansas
                              67846.
                           - Delivering to Winco a duly executed proxy at a later date prior to the special meeting; or
                           - Attending the special meeting and voting in person.

                           If you own your shares of Winco common stock in "street name," you should follow your broker's instructions concerning how to change your vote. See "The Special Meeting."

EXCHANGE OF CERTIFICATES:  You will not exchange stock certificates in connection with the merger. However, as soon as practicable after the date of the reverse stock split, you will be notified to surrender your certificates of pre-split shares for certificates representing the corresponding number of post-split shares. See "The Reverse Stock Split."

                               THE PARTIES
                               -----------

WINCO PETROLEUM            Winco, a Colorado corporation organized on June
CORPORATION:               21, 1979, was formed primarily for the purpose
                           of exploration, development, and production of oil and gas. Winco investigates potential opportunities to develop, drill and/or participate in the development of new oil and gas properties and/or acquire producing oil and gas properties in the Mid-Continent region of the United States. Its current activities include identifying and drilling between one
                           (1) and five (5) oil and gas properties a year on its own behalf or with other industry partners. See "Business of Winco and WincoSpin."

RUSH CREEK SOLUTIONS:      RCS is headquartered in Littleton, Colorado.
                           The company is a regional integrated
                           information technology service provider in network design, communications, and systems integration. RCS provides engineering, installation and technical support services to its customers; provides business telephony solutions; provides multi-site information technology installations; and provides technical customer service on an ongoing basis.
                           RCS also maintains an office in Seattle, Washington. See "Business of RCS."

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WINCO SPIN-OFF             Pursuant to the Merger Agreement and as a
CORPORATION:               condition to the completion of the merger,
                           Winco will transfer all of its assets,
                           liabilities and other corporate obligations of
                           Winco to a newly created, wholly-owned
                           subsidiary, Winco Spin-off Corporation
                           ("WincoSpin").  Following the transfer of
                           assets and liabilities of Winco, Winco will
                           distribute all of the WincoSpin shares to all
                           existing Winco shareholders as of the record
                           date of the special meeting.  Winco is not
                           seeking a separate vote on the asset spin-off,
                           or on the distribution of WincoSpin shares to
                           Winco's pre-merger shareholders.  Rather, your
                           vote on the proposal to approve and adopt the
                           Merger Agreement will also be your vote on the
                           proposed asset spin-off.  See "Business of
                           Winco and WincoSpin" and "Proposal Two   The
                           Winco Spin-off and Distribution."

WINCO MERGER               Winco Merger Corporation ("WincoMerger") is a
CORPORATION:               wholly owned subsidiary of Winco and was
                           organized to merge with and into RCS and has not conducted any unrelated activities since its organization.


      THE REVERSE STOCK SPLIT, THE MERGER AND RELATED TRANSACTIONS
      ------------------------------------------------------------

OVERVIEW:                  Winco and RCS will enter into a Merger
                           Agreement whereby RCS will merge with
                           WincoMerger, with WincoMerger as the surviving
                           corporation.  WincoMerger will continue to be
                           a subsidiary of Winco.  RCS shareholders will
                           receive Winco's "restricted" common stock in
                           exchange for their RCS shares of common stock.
                           The Merger Agreement is attached to this Proxy
                           Statement as Appendix A.  We encourage you to
                           read the Merger Agreement as it is the legal
                           document that governs the merger and the spin-off.
                           See "Proposal Two   The Merger."

                           Prior to the effective date of the merger, Winco shareholders are asked to approve a reverse stock split of one (1) share of common stock for forty (40) shares of currently outstanding no par value common stock.
                           Existing Winco shareholders on the effective date of the reverse stock split will receive one (1) New Winco Share in exchange for every forty (40) Old Winco Shares that they previously owned. The relative rights, preferences and qualifications of the New Winco Shares will be identical to the Old Winco Shares. Any fractional New Winco Share resulting from the reverse stock split will become one (1) additional New Winco Share.

                           Approval of the proposal to effect the reverse stock split is conditioned upon the Winco shareholders' adoption of the Merger Agreement. In the event the Merger Agreement is not adopted, the reverse stock split will not occur, even if the reverse stock split was

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                           previously approved by Winco shareholders.  See
                           "Proposal One   The Reverse Stock Split."

NAME CHANGES:              Prior to the merger, the certificates of
                           incorporation of WincoSpin and WincoMerger will be amended to change the name of each entity.
                           WincoSpin will change its name to WNCO, Inc.
                           and WincoMerger will change its name to Rush
                           Creek Solutions, Inc. Concurrent with the effective date of the merger, Winco will change its name to RCS Holdings, Inc. Your vote "For" the adoption of the merger agreement also constitutes your approval of the amendment to the certificate of incorporation to effect the Winco name change.

RECOMMENDATION OF THE      After careful consideration, the Winco board of
BOARD OF DIRECTORS:        directors believes that the proposals are fair
                           to you and are in your best interest and
                           unanimously recommends that you vote in favor
                           of both the reverse stock split and the merger.
                           See "The Reverse Stock Split   Reasons for the
                           Reverse Stock Split; Board Recommendation to
                           Shareholders" and "The Merger   Winco's Reasons
                           for the Merger; Primary Reasons for the Asset
                           Spin-off and Distribution; Board Recommendation to Shareholders."

NO OPINION OF FINANCIAL    Based on management's belief that the proposals
ADVISOR:                   are fair to all shareholders and in their best
                           interests, Winco has not obtained a fairness opinion from any financial adviser or consultant. Management determined that neither a formal fairness opinion, nor a valuation of Winco or RCS was necessary. Consequently, there has been no independent valuation of either Winco or RCS in connection with this transaction. Following the spin-off and merger, existing Winco shareholders will own shares in two separate corporations; one engaged in oil and gas operations and the other engaged in the technology services industry.
                           Winco's current oil and gas operations will be retained by the pre-merger Winco shareholders, in its entirety, pursuant to the asset spin-off and upon distribution of the WincoSpin shares.
                           In addition to retaining the oil and gas operations, the pre-merger Winco shareholders will also receive an interest in the current business of RCS. Accordingly, management and the Winco board of directors determined that neither a fairness opinion, nor a valuation, was required under the circumstances.

INTEREST OF EXECUTIVE      In considering the recommendation of the Winco
OFFICERS, DIRECTORS AND    board of directors, you should be aware of the
AFFILIATES OF WINCO IN     interests that Winco executive officers,
THE MERGER:                directors and affiliates have in the merger.
                           These interests include owning a large
                           percentage of the outstanding shares of Winco and WincoSpin, notwithstanding the 40:1 reverse stock split, and the ability to control the board of directors and corporate policies of WincoSpin. However, no current officer or director of Winco will

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                           receive any additional remuneration or other
                           benefit as a result of the merger.
                           Furthermore, no current officers or directors will continue in the employ of, or become advisors to, post-merger Winco.

                           In considering the fairness of the merger to Winco shareholders, the Winco board of directors took into account these interests. These interests are different from and in addition to your and their interests as shareholders.

OWNERSHIP OF WINCO         The pre-merger RCS shareholders will receive
FOLLOWING THE MERGER:      12,688,719 Winco shares as a result of the
                           merger, comprising an aggregate of
                           approximately ninety-two and one-half percent
                           (92.5%) of then outstanding Winco shares.
                           Current Winco shareholders will retain
                           ownership of an aggregate of 1,028,815 Winco shares, comprising an aggregate of approximately seven and one-half percent (7.5%) of then outstanding Winco shares. Therefore, as a result of the merger, current Winco shareholders' ownership interest in Winco, which will become the entity that controls the business of RCS, will be substantially diluted.
                           However, as a result of the spin-off, current
                           Winco shareholders will maintain their current ownership interest in Winco's oil and gas operations, as represented by the WincoSpin shares to be distributed to the pre-merger
                           Winco shareholders in connection with the spin-off.

                           RCS is a closely-held corporation, and
                           substantially all of the RCS common stock is owned by Michael St. John, the chief executive officer and president of RCS, Anton St. John, the father of Michael St. John and founder of RCS, and the Anton St. John Trust, a trust for the benefit of the St. John family. The trustee of this trust is Elizabeth St. John, who is Anton St. John's wife. Consequently, Michael St. John, Anton St. John, and the Anton St. John Trust will own the majority of the Winco shares following the merger. See "The Merger."

THE BOARD AND              Following the completion of the merger, Winco's
MANAGEMENT OF WINCO        board of directors will consist of:
FOLLOWING THE MERGER:
                           *  Michael St. John
                           *  Scott Swenson

                           Following completion of the merger, Winco's principal officers will be:

                           *  Michael St. John - President and Chief
                              Executive Officer
                           *  David A. Zeleniak - Chief Operating Officer
                           *  Calvin D. Jacobson - Vice President,
                              Infrastructure Consulting and Support

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
                           *  Kevin Dooley   Vice President, Strategic
                              Markets
                           *  Kent Anderson   Vice President, National
                              Field Operations and Staffing

                           All of the above individuals are currently employees or affiliates of RCS.

                           The current officers and directors of Winco will resign on the effective date of the merger. All such persons shall become the officers and directors of WincoSpin and be responsible for running the oil and gas operations of WincoSpin, after the asset spin-off and distribution of WincoSpin shares to pre-merger Winco shareholders. Neither the above named members of the board of directors and officers of post merger Winco, nor the officers and directors of Winco's current management will be affiliated with both entities following the merger. See "Management of Winco Following The Merger."

NO DISSENTERS' RIGHTS:     In certain corporate transactions, shareholders
                           who disagree with the proposed corporate action are granted the statutory right to dissent from the action and to have the fair value of their shares of the company's stock determined and paid such value in lieu of maintaining their share ownership. Under Colorado law, none of the transactions referenced herein, including the reverse stock split, the asset spin-off and distribution of WincoSpin shares to the pre-merger
                           Winco shareholders and the merger of RCS and WincoMerger, will afford any Winco shareholder or WincoSpin shareholder the right to dissent and obtain payment of the fair value of the shareholder's shares in either Winco or WincoSpin, as more fully discussed below.

                           In accordance with Section 7-113-102(2.5) of the Colorado Revised Statutes, the right to dissent and obtain payment of the fair value of the shareholder's shares in the context of a reverse stock split exists only in the event of a reverse stock split that reduces the number of shares owned by any particular shareholder to a fraction of a share or to scrip if the fraction of a share or scrip so created is to be acquired for cash or the scrip is to be voided. The reverse stock split submitted to the shareholders for approval will not result in the creation of fractional shares or scrip, because all such fractions will become additional full New Winco Shares and, therefore, there are no dissenters' rights under Colorado law.

                           Further, in accordance with Section 7-113-102(1.3) of the Colorado Revised Statutes, the transactions proposed by the Merger Agreement do not afford the pre-merger Winco shareholders the right to dissent and obtain payment of the fair value of their shares because the Winco shares are held of record by more than two

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                           thousand shareholders at the record date fixed
                           to determine the shareholders entitled to receive notice of the shareholders' meeting at which the Merger Agreement will be submitted to a vote.

METHOD OF ACCOUNTING:      The Merger, if consummated as proposed, will
                           for accounting and financial reporting
                           purposes, be treated as a reverse acquisition as the former shareholders of RCS will control
                           Winco after the merger. Under this accounting treatment, RCS is deemed for accounting purposes to be the acquiring entity and Winco the acquired entity. Under these accounting principles, the post merger company financial statements will represent RCS on a historical basis consolidated with the results of operations of post-merger Winco from the effective date of the merger. After the spin-off of Winco's business to WincoSpin, Winco will effectively be a non-operating public shell. The reverse merger will be treated as a recapitalization of RCS, with no goodwill recorded.

EFFECTIVE TIME:            The merger will become effective as of the date
                           that the Articles of Merger are filed with the Secretary of State of the State of Colorado in accordance with the Colorado Business
                           Corporation Act, which is expected to occur as soon as practicable after the special meeting.
                           See "Appendix A."

RISKS ASSOCIATED WITH      You should be aware of and carefully consider
THE MERGER:                the risks relating to the merger described
                           under "Risk Factors." In addition, you should consider the risks as they relate to the businesses of Winco's oil and gas operations and RCS's information technology operations.
                           See "Risk Factors."

CONDITIONS TO THE MERGER:  Winco will complete the merger only if the conditions to the merger are satisfied, or in some cases waived, including the following:

                           * approval of the reverse stock split by the Winco shareholders;
                           *  adoption of the Merger Agreement by the
                              Winco shareholders;
                           *  completion of the spin-off of Winco's
                              business to WincoSpin, and the distribution of all the WincoSpin shares to existing
                              Winco shareholders;
                           * the absence of any law or court order that prohibits the merger;
                           *  receipt of all necessary third party consents;
                           * the absence of any material adverse change affecting RCS or Winco; and
                           * compliance with all of the requirements of the Merger Agreement.

                           Either RCS or Winco may choose to complete the merger even though a condition has not been satisfied, if the law allows them to do so. Winco will provide shareholders with revised proxy materials and resolicit their votes in the event of a material change, including changes that result from the waiver of a material condition to the merger. See
                           "The Merger   The Merger Agreement."

TERMINATION OF THE         RCS and Winco can agree to terminate the Merger
MERGER AGREEMENT:          Agreement at any time, even if such agreement
                           had been previously approved by Winco
                           shareholders.  In addition, either RCS or Winco
                           can terminate the Merger Agreement under
                           various circumstances, including if the merger
                           has not been completed by ____________.  If the
                           merger does not occur, the reverse stock split
                           will not become effective, even if such reverse
                           stock split had been previously approved by
                           Winco shareholders.  See "The Merger   The
                           Merger Agreement."

NO SOLICITATION:           Winco and RCS have each agreed not to initiate
                           or engage, without the other's consent, in any
                           discussions with any third party regarding a
                           business combination while the merger is
                           pending.  See "The Merger   The Merger Agreement."

REGULATORY AND OTHER       There are no U.S. federal or state regulatory
APPROVALS:                 requirements which remain to be complied with
                           in order to consummate the merger (other than the filing of Articles of Merger with the Secretary of State of the State of Colorado).

                            TABLE OF CONTENTS


Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Questions And Answers About The Reverse Stock Split And The Merger . . 12
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Risks Relating To The Merger . . . . . . . . . . . . . . . . . . . . . 16
Risks Relating To RCS's Business . . . . . . . . . . . . . . . . . . . 21
Risks Relating To WincoSpin's Business . . . . . . . . . . . . . . . . 24
Market Price Information . . . . . . . . . . . . . . . . . . . . . . . 30
Comparative Per Share Data . . . . . . . . . . . . . . . . . . . . . . 31
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . 32
Proposal One   The Reverse Stock Split . . . . . . . . . . . . . . . . 35
Proposal Two   The Merger. . . . . . . . . . . . . . . . . . . . . . . 39
The Winco Spin-Off And Distribution. . . . . . . . . . . . . . . . . . 42
The Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 46
Unaudited Pro Forma Consolidated Financial Statements of Winco
 and RCS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Business Of Winco and WincoSpin. . . . . . . . . . . . . . . . . . . . 56
Winco Management's Discussion And Analysis Of Financial Condition And
 Results Of Operations . . . . . . . . . . . . . . . . . . . . . . . . 63
Recent Developments. . . . . . . . . . . . . . . . . . . . . . . . . . 63
Security Ownership Of Certain Beneficial Owners And Management Of Winco
 And WincoSpin . . . . . . . . . . . . . . . . . . . . . . . . . . . . 66
Business Of RCS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 68
RCS Management's Discussion And Analysis Of Financial Condition And
 Results Of Operations . . . . . . . . . . . . . . . . . . . . . . . . 74
Security Ownership of RCS. . . . . . . . . . . . . . . . . . . . . . . 78
Management of Winco Following the Merger . . . . . . . . . . . . . . . 79
Management of WincoSpin Following the Merger . . . . . . . . . . . . . 81
Description Of Winco Capital Stock . . . . . . . . . . . . . . . . . . 83
Independent Accountants. . . . . . . . . . . . . . . . . . . . . . . . 84
Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . 84
Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 84
Where You Can Find More Information. . . . . . . . . . . . . . . . . . 84
Incorporation of Information by Reference. . . . . . . . . . . . . . . 84
Index To Financial Statements. . . . . . . . . . . . . . . . . . . . . 86


Appendix A - Merger Agreement
Appendix B - Form of Indemnity Agreement
Appendix C - Form of Agreement and Plan of Reorganization (Winco Spin-off) Appendix D - Consent of Allen, Gibbs & Houlik, L.C.

Appendix E - Consent of McCartney Engineering

           QUESTIONS AND ANSWERS ABOUT THE REVERSE STOCK SPLIT
                             AND THE MERGER

Q:  WHY IS WINCO PROPOSING THIS MERGER?


A: Winco is proposing the merger with RCS because Winco believes the transaction will allow Winco to become a viable part of the information technology industry. Management of Winco believes that RCS is much stronger financially than Winco, more competitive, and capable of establishing a public market in its securities at some point in the future. Also, management of Winco believes that RCS has greater earning power and growth potential than Winco currently has on its own. The merger will result in the business of RCS becoming the principal business of Winco and the former oil and gas business of Winco being transferred to the newly created WincoSpin, with the WincoSpin shares being distributed to the current (pre-merger) Winco shareholders.


Q: WHY IS WINCO PROPOSING THE SPIN-OFF OF ALL OF THE ASSETS, LIABILITIES AND OBLIGATIONS OF WINCO TO A NEWLY FORMED SUBSIDIARY, WINCO SPIN-OFF CORPORATION?


A: Winco management believes that by forming a separate corporate entity to hold the assets and liabilities of Winco, Winco can allow its shareholders to retain ownership in the oil and gas assets of Winco and, at the same time, become part of a company with greater financial strength and a new business focus. The goal is to establish post-merger Winco as a viable public company. Also, by moving oil and gas operations to a subsidiary, Winco is taking measures to limit the possibility that liabilities from Winco's oil and gas operations may affect RCS's ongoing operations in the future.


Q:  WHY IS WINCO PROPOSING THE REVERSE STOCK SPLIT?

A: Winco is proposing a reverse stock split to decrease the number of shares of outstanding common stock. We believe this action will enhance the acceptability of Winco's common stock by the financial community and investing public. A primary goal of the merger with RCS is to establish
Winco as a viable public company and, accordingly, both companies are in favor of the reduction of the outstanding shares as a condition of the merger.

Q:  WHAT WILL I RECEIVE IF THE PROPOSALS ARE APPROVED?


A. Pursuant to the reverse stock split, you will receive one New Winco Share for every forty Old Winco Shares you owned prior to the reverse stock split. Pursuant to the asset spin-off and distribution, you will receive one WincoSpin share for each Winco share that you own after the reverse stock split. Winco and WincoSpin will not issue fractional shares of its common stock. Instead, any fractional shares will be rounded up to the next whole share. Pursuant to and after the merger, Winco shareholders will own in aggregate approximately 7.5% of the then outstanding New Winco Shares. These New Winco Shares will represent an ownership interest in the information technology business of RCS. The WincoSpin shares held by the Winco shareholders will represent an ownership interest in the oil and gas operations formerly conducted by Winco.

Q:  WHEN DO YOU EXPECT TO COMPLETE THE MERGER?


A: We are working toward completing the merger as quickly as possible. We expect the merger to occur within two business days after all conditions to the merger, including obtaining approval of Winco shareholders, have been satisfied. We currently expect to complete the merger before _______________, 2001.


Q: WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, THE SPIN-OFF AND THE MERGER?


A. The reverse stock split is intended to qualify as a tax-free reorganization under Section 368(a)(1)(E) of the Internal Revenue Code ("Code"). The spin-off of Winco's existing business to WincoSpin is intended to qualify as a tax-free reorganization under Section 368(a)(1)(D) of the Code; however, the spin-off may cause Winco and its shareholders to recognize gain and/or dividend income. The merger is intended to qualify as a tax-free reorganization under Section 368(a)(1)(A) of the Code. Accordingly, with the exception of any gain and/or dividend income caused by the spin-off of Winco's existing business to WincoSpin, no gain or loss will be recognized by Winco, RCS, WincoSpin, WincoMerger, or Winco's shareholders.


Q:  WHAT DO I NEED TO DO NOW?


A: We urge you to read this Proxy Statement carefully, including its appendices, and to consider how the reverse stock split, the spin-off and the merger affect you as a shareholder, and to vote on the proposals.


Q:  WHAT STOCKHOLDER VOTE IS REQUIRED TO APPROVE THE PROPOSALS?

A: A majority of the voting power of Winco's outstanding shares of common stock constitutes a quorum for the special meeting. The affirmative vote of the holders of at least a majority of the voting power of Winco's outstanding shares of common stock is required to approve the reverse stock split and to adopt the Merger Agreement.

Q: DOES THE WINCO BOARD OF DIRECTORS RECOMMEND APPROVAL OF THE REVERSE STOCK SPLIT AND ADOPTION OF THE MERGER AGREEMENT?


A. Yes. After careful consideration, the Winco board of directors unanimously recommends that its shareholders vote in favor of the reverse stock split and adoption of the Merger Agreement. For a more complete description of the recommendation of the Winco board of directors, see the
sections entitled "Proposal One   Reasons for the Reverse Stock Split;
Board Recommendation to Shareholders; Proposal Two   The Merger   Winco's
Reasons for the Merger; Board Recommendation to Shareholders" on pages 36 and 38, and 39 and 50.

Q:  HOW DO I VOTE?

A: You should simply indicate on your proxy card how you want to vote and sign and mail your proxy card in the enclosed return envelope as soon as possible so that your shares may be represented at the Winco special meeting.

Q:  WHAT HAPPENS IF I DON'T RETURN THE PROXY CARD?

A: The failure to return your proxy card will have the same effect as voting against the proposals.

Q:  IF I VOTE AGAINST EITHER OF THE PROPOSALS, AM I ENTITLED TO APPRAISAL
RIGHTS?


A: No. Under Colorado law, shareholders are not entitled to appraisal rights under the circumstances described in this Proxy Statement.


Q: IF MY WINCO SHARES ARE HELD IN A BROKERAGE ACCOUNT, WILL MY BROKER VOTE MY SHARES FOR ME?


A: Your broker will not be able to vote your shares without instruction from you. You should instruct your broker to vote your shares, following the procedure provided for by your broker.


Q:  MAY I CHANGE MY VOTE AFTER I HAVE MAILED IN MY SIGNED PROXY CARD?


A: You may change your vote at any time before the vote takes place at the Winco special meeting. To do so, you may either complete and submit a later-dated proxy card or send a written notice stating that you would like to revoke your proxy. In addition, you may attend the special meeting and vote in person. However, if you elect to vote in person at the special meeting and your shares are held by a broker, bank or other nominee, you must bring to the special meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares.


Q:  WHAT HAPPENS TO MY STOCK CERTIFICATES FOLLOWING THE REVERSE STOCK SPLIT?


A: As soon as practicable after the date of the reverse stock split, shareholders will be notified to surrender their certificates of Old Winco Shares for certificates representing the corresponding number of New Winco Shares after the reverse stock split.


Q:  WILL I NEED TO SEND IN MY STOCK CERTIFICATE IN CONNECTION WITH THE
MERGER?

A: No. Winco shareholders will not exchange their stock certificates in connection with the merger. However, shareholders will exchange their stock certificates in connection with the reverse stock split as noted above.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you would like additional copies of this Proxy Statement or if you have questions about the proposals contained herein, including the procedures for voting your shares, you should contact:

               Winco Petroleum Corporation

               Attn:  Daniel L. Dalke

               3118 Cummings
               Garden City, Kansas 67846
               Telephone (316) 275-2963

                              RISK FACTORS


     In deciding whether to approve the reverse stock split and to adopt the Merger Agreement, you should consider the following risks related to the merger, your investment in Winco, the technology oriented business of RCS to be continued by a subsidiary of Winco, and Winco's current oil and gas operations to be continued by WincoSpin. The proposed transactions will subject your investment to the risks of two distinct industry segments with varying risks and potential loss. Accordingly, you should carefully consider these risks along with the other information in this Proxy Statement and the documents to which Winco has referred. See "Where You Can Find More Information" on page 84.


                      RISKS RELATING TO THE MERGER


DILUTION OF WINCO SHAREHOLDERS AND UNCERTAIN VALUE OF REMAINING OWNERSHIP INTEREST AND LOSS OF CONTROL.

     Upon completion of the merger, pre-merger Winco shareholders ownership in post-merger Winco will be reduced to 7.5% of the total then outstanding Winco shares. As a result, the pre-merger Winco shareholders' percentage ownership will be diluted by 92.5% with no corresponding increase in Winco's net tangible book value. Since the pre-merger Winco shareholders will own only 7.5% of the total outstanding post-merger Winco shares, such shareholders will have little or no ability to control the new management of Winco or the new directors of Winco. Although the new directors will owe fiduciary duties to all shareholders, there can be no assurance that the interests of the holders of a majority of post-merger Winco shares (i.e., former shareholders of RCS) will be the same as the interests of the pre-merger Winco shareholders.


WHEN YOU VOTE ON THE MERGER, YOU WILL NOT KNOW THE MARKET VALUE OF THE WINCO SHARES TO BE ISSUED IN THE MERGER OR THE VALUE OF RCS.


     Upon completion of the merger, the shareholders of RCS will receive a 92.5% interest in Winco's outstanding shares. As the amount of securities to be issued to the shareholders of RCS is fixed, there will be no change or adjustment even if an active trading market develops for the Winco shares before or after the merger. There is no right to terminate or adjust the number of shares to be issued to RCS pursuant to the Merger Agreement based on a change in Winco's stock price. Accordingly, when they vote on the merger shareholders will not know the specific market value of Winco shares to be issued upon completion of the merger. Furthermore, shareholders will not know the market value of RCS when they vote on the merger, since RCS shares have no market at present.


WINCO MANAGEMENT DID NOT OBTAIN A FAIRNESS OPINION OR INDEPENDENT EVALUATION.


     Winco's management has not obtained an appraisal valuation of Winco's corporate charter or of RCS' business, nor has management obtained a fairness opinion with respect to the fairness of the transaction to the Winco shareholders. Accordingly, the Winco shareholders have no independent evaluation of the fairness of the number of shares to be issued to RCS or of the actual value, if any, of Winco, less its oil and gas operations to be spun-off in WincoSpin. In addition, management did not solicit other merger proposals and did not consider any other merger candidates prior to signing a letter of intent with RCS and negotiating to establish an exchange ratio for RCS shares for Winco shares. However, management believes the transaction to be fair, because the current Winco shareholders will retain their proportionate ownership in Winco's current oil and gas operations, as a consequence of their post-merger ownership of an aggregate of one hundred percent (100%) of WincoSpin shares and their ability to own an interest, although minor, in a company engaged in the technology services industry, with a potential for growth, additional financings and potential profitability.


RISKS RELATING TO THE RCS BUSINESS PLAN.

     RCS's business plan may prove unsuccessful and the pre-merger Winco shareholders' aggregate 7.5% ownership interest in Winco after the merger may have no value.


     RCS's limited operating history in providing value added systems integration and a loss of $550,430 for the year ended April 30, 2000 hinders our ability to evaluate RCS's business and prospects. RCS's gross revenues from operations for the year ended April 30, 2000 of $37,333,410 may not be indicative of RCS's future operating results. Effectively a young company in the new and rapidly changing market for integrated systems providers, RCS faces numerous risks and uncertainties. Some of these risks relate to difficulties RCS may experience in its efforts to:


     *    maintain and increase its customer base;

     *    implement an evolving business model;

     *    compete favorably in a highly competitive market;

     *    expand its service offerings;

     *    attract, motivate and retain qualified employees;

     *    access sufficient capital to support its growth;

     *    build an infrastructure to effectively handle its growth; and

     *    upgrade and enhance its technologies.

Subsequent to the merger, the new management of Winco may not be successful in addressing the risks inherent in RCS's business. As a business with a limited operating history, if it fails to establish a profitable or viable business, compete effectively in its market, attract capital, attract qualified employees, build an adequate infrastructure or enhance its technologies, it may not obtain or maintain profitability.

ALTHOUGH WINCO AND RCS EXPECT THAT THE MERGER WILL RESULT IN BENEFITS, THOSE BENEFITS MAY NOT BE REALIZED.


     Winco and RCS entered into the Merger Agreement with the expectation that the merger will result in certain benefits for the shareholders of both companies, including allowing the

Winco shareholders to benefit in the ownership of a new company engaged in information technology services. Management of Winco believes that RCS will attempt to build a company capable of achieving earnings and improving cash flow to fund future growth. There is no assurance that these efforts will be successful. Management of Winco believes that after the merger, Winco will have a greater capability to achieve additional financing and operational efficiencies. However, shareholders may not realize these benefits and the post-merger Winco may not achieve any of the goals set forth in RCS's business plan.


FAILURE TO COMPLETE THE MERGER COULD NEGATIVELY IMPACT WINCO'S FUTURE BUSINESS OPERATIONS.

     If the merger is not completed for any reason, Winco may be subject to a number of material risks, including the following:

     * continued lack of a trading market and illiquidity of Winco's shares;

     * possible decline in its oil and gas revenue from continued depletion of oil and gas reserves; and


     * payment of substantial costs related to the proposed merger, such as legal and accounting fees, which must be paid and expensed even if the merger is not completed.

In addition, if the merger is terminated and Winco's board of directors determines to seek another merger or business combination, there can be no assurance that it will be able to find a partner willing to agree to more attractive terms than those which have been negotiated in the Merger Agreement.


AS A RESULT OF THE MERGER, A SIGNIFICANT NUMBER OF WINCO SHARES WILL BE OWNED BY MEMBERS OF THE ST. JOHN FAMILY. IF SUCH PERSONS WERE TO SELL A SIGNIFICANT NUMBER OF WINCO SHARES, THE SALE COULD CAUSE THE FUTURE MARKET PRICE, IF ANY, OF WINCO SHARES TO DROP SIGNIFICANTLY.


     As a result of the merger, approximately 12,688,719 Winco shares will be owned by Michael St. John, chief executive officer and president of RCS, Anton St. John, the father of Michael St. John and the founder of RCS, and a trust in which members of the St. John family are beneficiaries. The number of Winco shares to be received by each person is set forth in the table below. The Winco shares being issued to the RCS shareholders in the merger will not be registered under the Securities Act of 1933, as amended, and no registration rights have been granted to the RCS shareholders. However, because of their shareholdings, these persons will likely be in a position to cause Winco to register Winco shares for public sale, if they desire. If any member of the St. John family were to sell any significant number of Winco shares or if the market perceives that any member of the St. John family intends to sell Winco shares, the market price of Winco shares could drop significantly, even if Winco's business is doing well. The St. Johns' ownership of 92.5% of Winco will be as follows:

                                                    PERCENTAGE OF OWNERSHIP
                                       SHARES OF      OF OUTSTANDING STOCK
                 NAME                 COMMON STOCK       AFTER MERGER
                 ----                 ------------       ------------

          Michael St. John               6,623,511             48.29%
          Anton St. John                 5,482,796             39.97%
          Anton St. John Trust             159,455              1.16%
          CeBourn Ltd.(1)                  422,957              3.08%
                                        ----------             ------
                                        12,688,719             92.50%


(1) These shares were received by CeBourn Ltd. in consideration for providing RCS with structuring and financial advice in this transaction. The fair value of these common shares at the date of issuance will be expensed by RCS.


     Members of the St. John family, in their capacity as shareholders, may not owe a fiduciary duty to other Winco shareholders, and may individually decide not to accept transactions that may otherwise be beneficial to other Winco shareholders. Unless other issuances of Winco securities dilute the St. John family's interests as shareholders, the St. John family will effectively have voting power to prevent takeover transactions. This power to prevent takeover transactions could discourage or make more difficult a merger, tender offer, proxy contest or acquisition of a significant portion of Winco shares even if such an event potentially would be favorable to the interests of the other Winco shareholders.


TAX CONSIDERATIONS


     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of spin-offs of existing businesses and business combinations. Winco has evaluated the possible tax consequences of the Merger Agreement and will endeavor to structure the transaction so as to achieve the most favorable tax treatment to Winco, RCS and their respective shareholders. There can be no assurance, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to Winco's tax treatment of a consummated business combination. To the extent the IRS or state tax authorities re-characterize the tax treatment of a business combination, there may be adverse tax consequences to Winco, RCS and their respective shareholders. The law firm of Berenbaum, Weinshienk & Eason, P.C., counsel to Winco, has issued a tax opinion with respect to the tax consequences of the proposed transactions.


REGULATION OF TRADING IN LOW-PRICED SECURITIES MAY DISCOURAGE INVESTOR INTEREST.


     Trading in Winco shares, if and when a market develops, is subject to the "penny stock" rules of the Securities and Exchange Commission. The "penny stock" rules require a broker-dealer, prior to a transaction in a "penny stock" not otherwise exempt from the rules, to deliver a standardized risk disclosure document prescribed by the SEC, which provides information about "penny stocks" and the nature and level of risks in the "penny stock" market. The broker-dealer also must provide the customer with current bid and offer quotations for the "penny stock", the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each "penny stock" held in the customer's account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before or with the customer's confirmation. In addition, the "penny stock" rules require prior to a transaction in a "penny stock" not otherwise exempt from such rules, that the broker-dealer must make a special written determination that the "penny stock" is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the "penny stock" rules. Moreover, securities which are subject to "penny stock" rules are ineligible for inclusion in many institutional or trust portfolios. Winco believes the "penny stock" rules may discourage investor interest in, and limit the marketability of, the Winco shares.


NASDAQ HAS CERTAIN MARKET ELIGIBILITY AND MAINTENANCE REQUIREMENTS TO MAINTAIN WINCO'S ELIGIBILITY FOR INCLUSION ON THE NASDAQ SMALLCAP MARKET(SM), WHICH WINCO MAY NOT BE ABLE TO ACHIEVE, WITH THE CONSEQUENCE THAT THE WINCO SHARES MAY BE TRADED ONLY OVER-THE-COUNTER OR ON THE BULLETIN BOARD, AND BROKERS MAY BE REQUIRED TO COMPLY WITH "PENNY STOCK" TRADING RESTRICTIONS.

     Under the current rules relating to the listing of securities on the Nasdaq SmallCap Market(SM), Winco must have:

     * at least $4,000,000 in net tangible assets, or $750,000 in net income in two of the last three years, or a market capitalization of at least $50,000,000;

     *    public float of at least 1,000,000 shares;

     *    market value of public float of at least $5,000,000; and

     *    a minimum bid price of $4.00 per share, among other requirements.

     For a continued listing, a company must maintain:

     * at least $2,000,000 in net tangible assets, or $500,000 in net income in two of the last three years, or a market capitalization of at least $35,000,000;

     *    public float of at least 500,000 shares;

     *    market value of public float of at least $1,000,000; and

     *    a minimum bid price of $1.00 per share among other requirements.

Current management of Winco expects that the post-merger management of Winco will attempt to establish a market for post-merger Winco shares and achieve a listing on the Nasdaq SmallCap Market(SM). There can be no assurance that Winco will ever achieve this goal. If Winco is unable to qualify for listing on the NASDAQ Small Cap Market, any trading in Winco shares would be restricted to the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq SmallCap Market(SM) listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of or to obtain accurate quotations as to the price of Winco shares.

                    RISKS RELATING TO RCS'S BUSINESS

     Investors should carefully consider the risks associated with the business of RCS as it will become the risks of the Winco shareholders following the merger. Many of the risks associated with RCS are completely different from the risks associated with Winco's oil and gas operations. Accordingly, Winco shareholders are urged to consider the following RCS risk factors.

INDUSTRY COMPETITION AND CHALLENGES FOR RCS.

     The information technology services industry in which RCS operates is extremely competitive and characterized by rapid and continuous changes in customer requirements and improvements in technologies. RCS's competition varies significantly by the type of service provided. RCS believes that no one competitor dominates in the market RCS serves, but many of RCS's competitors are larger and have greater financial, technical, sales and marketing resources than RCS. In addition, RCS at times must compete with a customer's own internal information technology staff. Furthermore, RCS can be expected to encounter additional competition as it strives to enter new markets. To maintain and develop new customer relationships, RCS must offer its services at competitive rates and must stay abreast of evolving challenges and developments in the information technology and systems integration services marketplace. There can be no assurance that RCS will not lose customers or be able to maintain its profitability and regional prominence.

     RCS's future success will also depend in part on its ability to hire and retain properly trained technical personnel who can address the changing and increasingly sophisticated needs of its customers. In particular, competition for qualified project managers and professionals with certain specialized skills, such as working knowledge of certain critical technologies, is intense.

POTENTIAL LOSS OF MAJOR CUSTOMERS OF RCS.


     At present, RCS obtains a significant portion of its revenues from AT&T (approximately 17.1% of revenues for the six months ended October 31, 2000, 29.9% of revenues for the year ended April 30, 2000, and 22.9% of revenues for the year ended April 30, 1999) and other large customer accounts. There can be no assurance that RCS can maintain this customer base nor continue to utilize the exposure and reputation that RCS has established in the industry marketplace to date by virtue of RCS's service to these customers. Loss of one or more of these larger customers could have a material negative impact on RCS's business, financial condition and results of operation. Although RCS management believes that RCS has undertaken measures to position it for such potential attrition by capturing new customers, there is no certainty that this will occur.

Dependence Upon Key Personnel.


     RCS's success depends on the continued service of its key management and technical personnel. The loss of services from one or more of these personnel could have a material adverse effect on RCS's business, operations and financial results. RCS's success also depends on its ability to attract, motivate and retain highly-skilled managerial and technical personnel. Competition for such personnel in RCS's business is intense. The success that RCS may achieve will only enhance the reputation of and alternatives available to its key personnel. Currently, high-technology personnel are in very high demand and receive frequent offers of alternative employment, with salaries, stock options and other benefits, which RCS may not be able to match. RCS may not be able to retain its key employees or attract, motivate and retain additional key employees in the future. Its failure to retain these key employees, or failure to attract new personnel as its needs arise would entail significant additional employment costs and may result in management strategy shifts which may diminish its ability to reach profitability or remain profitable.


DEPENDENCE UPON MICHAEL ST. JOHN.

     Michael St. John's leadership is essential to the success of RCS. If for any reason, his services were to become unavailable to RCS, the company would have difficulty replacing him. Winco's management believes that Michael St. John's departure from RCS could have a material negative impact on RCS's business, operations and profitability. A condition to the completion of the merger is an employment agreement between Winco and Michael St. John. RCS owns and is the beneficiary of a key man life insurance policy on Michael St. John.

RCS MAY NEED ADDITIONAL CAPITAL IN THE FUTURE.


     RCS may need to raise additional funds in the future to fund its operations, to finance the investments in equipment and corporate infrastructure that it will need for continued expansion and to respond to competitive pressures or perceived opportunities, such as investment, acquisition and expansion activities. Additional financing may not be available on terms favorable to RCS, or at all. If adequate funds are not available when required or adequate funds are not available on acceptable terms, RCS may be unable to take advantage of opportunities, or perhaps remain viable. In addition, such additional finance transactions, if successful, may result in substantial additional dilution of current Winco shareholders and/or issuance of securities with rights, preferences, and other characteristics superior to those of the common stock. Although any future issuance of preferred stock would require shareholder approval to further amend the Articles of Incorporation, such a vote would be controlled by the St. John family after the merger.


APPROPRIATE ACQUISITIONS MAY NOT BE AVAILABLE.


     Although not presently pursuing an aggressive acquisition strategy, RCS may have the need to identify, attract and acquire attractive acquisition candidates in the future. No assurance can be given whether RCS will be successful in identifying, attracting or acquiring desirable acquisition candidates, whether such candidates will be successfully integrated into RCS, or if the acquisition candidates, once acquired, will be profitable. The failure to complete acquisitions or to operate the acquired companies profitably could be expected to have a material adverse effect on RCS's business, financial condition and results of operations. Moreover, such a future acquisition may result in issuance of Winco securities which dilute the interests of current shareholders and/or issuance of securities, with rights, preferences, and other characteristics superior to those of the common stock.

RCS'S SUCCESS DEPENDS ON KEEPING PACE WITH TECHNOLOGICAL ADVANCEMENT.


     RCS's continued success depends, in part, on its ability to keep pace with rapid technological change and evolving industry standards and practices. In particular, RCS's business is likely to be characterized by rapid and continuous technological advances and changes in hardware, software, RCS's customers' requirements and the market's requirements. The failure to respond quickly and cost-effectively to such technological developments would materially adversely affect RCS's business, results of operations and financial condition.


RCS'S RECENT OPERATING LOSSES.

     RCS's losses of $550,430 for the year ended April 30, 2000 and $468,800 for the six months ended October 31, 2000 are related to increased personnel costs and investments in developing and marketing new technology solutions. RCS may be unable to realize sufficient increases in revenue or reductions in personnel costs necessary to return the company to a profitable position. In addition, the efforts to market recently developed technology solutions may not be successful.

RELATED PARTY TRANSACTIONS.

REAL ESTATE LEASES

     Prior to May 1, 2000, RCS leased its primary 23,000 square-foot facility in Colorado on a month-to-month oral lease from 8136 S. Grant Way, LLC, a business entity which is 80% owned by Michael St. John, RCS's president, from April 1, 1998 to April 30, 2000. RCS and 8136 S. Grant Way, LLC have recently executed a written lease agreement effective as of May 1, 2000. The initial term of this lease runs through April 30, 2002, with an option to extend for an additional two-year term. Base monthly rent is $27,875 under the written lease, with additional monthly charges for maintenance and repairs, insurance, taxes and utilities under the lease estimated at an additional $5.10 per square foot on an annualized basis.

ADVANCES AND RECEIVABLES

     As of October 31, 2000, RCS had advances receivable, including interest, from Michael St. John of $82,564 and from 8136 S. Grant Way, LLC of $5,725, a company in which Michael St. John has an 80% interest. RCS also had a demand note receivable from E3SI, Inc., a company in which Michael St. John has a 46% interest, with a balance including interest at October 31, 2000 of $92,173 accruing interest at 8% per annum. Under a consulting arrangement between RCS and E3SI, RCS's revenues from E3SI totaled $238,650 in the year ended April 30, 2000 and $29,827 in the six months ended October 31, 2000, of which $4,253 remained due to RCS on October 31, 2000. RCS wrote off receivables from E3SI in the amounts of $50,000 in fiscal 1999 and $292,000 in fiscal 1998. E3SI engages primarily in government and sports arena cable and fiber optic franchise consulting. There are no written service agreements between RCS and E3SI.

EQUIPMENT ACQUISITIONS AND LEASES

     In February 2000, RCS purchased the Unix computer system and a phone system used in its operations, but previously owned by Michael St. John, for $50,000. RCS had formerly leased this equipment from Mr. St. John under two month-to-month leases for approximately $4,500 per month.


                 RISKS RELATING TO WINCOSPIN'S BUSINESS

     As part of the merger, Winco's oil and gas operations will become the business of WincoSpin by virtue of the transfer of its oil and gas assets and liabilities to WincoSpin. Accordingly, the following risks associated with the oil and gas industry will become the risks associated with WincoSpin's business, affecting the value of WincoSpin shares to be distributed to pre-merger Winco shareholders in connection with the asset spin-off.


UNCERTAINTY OF RESERVE INFORMATION AND FUTURE NET REVENUE ESTIMATES.


     There will continue to be numerous uncertainties inherent in estimating quantities of proved oil and natural gas reserves and their values, including many factors beyond WincoSpin's control. Estimates of proved developed reserves, which comprise a significant portion of Winco's reserves, are by their nature uncertain. The reserve information set forth herein represents only estimates. Although WincoSpin believes such estimates to be reasonable, reserve estimates are imprecise by nature and may materially change as additional information becomes available.


     Estimates of oil and natural gas reserves, by necessity, are projections based on geologic and engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil and natural gas that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation and judgment. Estimates of economically recoverable oil and natural gas reserves and future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the areas compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions governing future oil and natural gas prices, future operating costs, severance and excise taxes, development costs and work over and remedial costs, all of which may in fact vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and natural gas attributable to any particular group of properties, classifications of such reserves based on risk of recovery, and estimates of the future net cash flows expected therefrom may vary substantially. Any significant variance in the assumptions could materially affect the estimated quantity and value of the reserves. Actual production, revenues and expenditures with respect to Winco's reserves will likely vary from estimates, and such variances may be material.

DEPENDENCE UPON THE PRICE OF OIL AND NATURAL GAS.


     WincoSpin will be dependent upon the prices of, and demand for, oil and natural gas. Historically, the prices for oil and natural gas have been volatile and are likely to be volatile in the future. The prices WincoSpin receives for oil and natural gas production, and the anticipated level of such production are subject to wide fluctuations and depend on numerous factors beyond its control, including:


     *    seasonality,

     *    the condition of the United States economy,

     *    imports of crude oil and natural gas,

     * political conditions in other oil-producing and natural gas-producing countries,

     *    the actions of the Organization of Petroleum Exporting Countries, and

     *    government regulation, legislation and policies.

Any continued and extended decline in the price of crude oil or natural gas will adversely affect its revenues, profitability and cash flow from operations, present value of proved reserves, borrowing capacity, and the ability to obtain additional capital.

SPECULATIVE NATURE OF OIL AND GAS EXPLORATION.

     The business of exploring for and, to a lesser extent, of developing oil and gas properties is an inherently speculative activity which involves a high degree of business and financial risk. Property acquisition decisions generally are based on various assumptions and subjective judgments that are speculative. Although available geological and geophysical information can provide information with respect to the potential of an oil or gas property, it is impossible to predict accurately the ultimate production potential, if any, of a particular property or well. Moreover, the successful completion of an oil or gas well does not ensure a profit on Winco's investment therein. A variety of factors, both geological and market-related, can cause a well to become uneconomic or marginally economic.

ACQUISITION OF PRODUCING PROPERTIES.


     The successful acquisition of producing properties requires an assessment of numerous factors beyond WincoSpin's control, including:


     *    recoverable reserves,

     *    exploration potential,

     *    future oil and natural gas prices and operating costs, and

     *    potential environmental and other liabilities.

In connection with such an assessment, WincoSpin will perform a review of the subject properties it believes to be generally consistent with industry practices. The resulting assessment is inexact and its accuracy is uncertain, and such a review may not reveal all existing or potential problems, nor will it necessarily permit WincoSpin to become sufficiently familiar with the properties to fully assess their merits and deficiencies. Inspections may not be performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is made.

     Additionally, significant acquisitions could change the nature of WincoSpin's operations and depending upon the character of the acquired properties, may be substantially different in operating and geologic characteristics or geographic location than WincoSpin's existing wells and properties. While WincoSpin's current operations are focused primarily in Kansas, WincoSpin may pursue acquisitions of properties located in other geographic areas.


OPERATING HAZARDS AND RESULTING LIABILITIES.


     The oil and natural gas business involves certain operating hazards such as well blowouts, craterings, explosions, uncontrollable flows of oil, natural gas or well fluids, fires, formations with abnormal pressures, pipeline ruptures or spills, pollution, release of toxic gas and other environmental hazards and risks, any of which could result in substantial losses to WincoSpin. Federal and state regulation of natural gas and oil production and transportation, tax and energy policies, changes in supply and demand and general economic conditions all could adversely affect WincoSpin's ability to produce and market its oil and natural gas. In addition, WincoSpin may be liable for environmental damage caused by previous owners of property purchased or leased by WincoSpin or its Winco predecessor. As a result, substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce or eliminate the funds available for exploration, development or acquisitions and result in losses to WincoSpin. In accordance with customary industry practices, WincoSpin will maintain insurance against some, but not all, of such risks and losses. WincoSpin will carry business interruption insurance in varying amounts based upon the estimated time to cause the covered facilities to become operational. WincoSpin may elect to self-insure if management believes that the cost of insurance, although available, is excessive relative to the risks presented. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on WincoSpin's financial condition and results of operations. In addition, pollution and environmental risks generally are not fully insurable.

     In connection with the Merger Agreement, WincoSpin and American
Warrior, Inc., an affiliate and a major shareholder of WincoSpin have agreed to indemnify RCS, Winco and WincoMerger for any and all liability arising from (i) any acts or conduct of Winco prior to the filing of the Articles of Merger with the Colorado Secretary of State's office, (ii) environmental actions from Winco's oil and gas operations, (iii) claims arising from any acts of the indemnifying parties in connection with the merger and (iv) claims arising from spin-off of the Winco assets to WincoSpin.

NO DIVIDENDS.


     Winco has never declared or paid any cash dividends to the holders of common stock and WincoSpin has no present intention to pay cash dividends to holders of WincoSpin shares in the foreseeable future.

WINCOSPIN MAY REQUIRE ADDITIONAL FUNDING IN CONNECTION WITH ITS EXPLORATION ACTIVITIES.

     WincoSpin's objective will be to increase reserves, production, cash flow, earnings and net asset value per share. To accomplish this objective, WincoSpin intends to acquire and/or drill and complete, on its own behalf and with other industry partners, several oil and gas prospects per year. WincoSpin will identify and acquire or develop these prospects each year with a view to taking advantage of industry advances in seismic, drilling and other technologies as well as management's oil and gas experience in Kansas and Oklahoma. Of the projected new prospects, one (1) or two (2) may be intended as higher potential, higher risk prospects. As indicated above, WincoSpin intends to approach its prospects in a way that will allow it to control its costs and risks. It is possible that significant expenditures required of WincoSpin in connection with the future exploration activities will require additional funding from outside sources in the form of debt or equity. There can be no assurance such funding is or will be available to WincoSpin for this purpose. Moreover, should such financing be available, the financing may involve dilution of interested WincoSpin shareholders or issuance of securities with rights, preferences or other characteristics superior to those of WincoSpin shares.

WINCOSPIN MAY NOT BE ABLE TO COMPETE.

     WincoSpin will compete with numerous other companies and individuals, including many that have significantly greater resources, in virtually all facets of its business. Such competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties than the financial or personnel resources of WincoSpin permit.
The ability of WincoSpin to increase reserves in the future will be dependent on its ability to select and acquire suitable producing properties and prospects for future exploration, development and production. The availability of a market for oil and natural gas production depends upon numerous factors beyond the control of producers, including but not limited to, the availability of other domestic or imported production, the locations and capacity of pipelines, and the effect of federal and state regulation on such production. Domestic oil and natural gas must compete with imported oil and natural gas, coal, atomic energy, hydroelectric power and other forms of energy. WincoSpin will not hold a significant competitive position in the oil and gas industry.


LEASE ASSIGNMENT MATTERS.


     In the asset spin-off to WincoSpin, there may be a requirement to obtain third party consents to amendment and substitution of WincoSpin as the party to perform the duties of Winco under certain of the mineral leases. Any such assignment of mineral leases may entail administrative difficulties which may occasion some negotiation with the landowner(s) and may affect the value of a mineral lease.

LACK OF DIVERSIFICATION IN MINERAL LEASE PORTFOLIO.


     Currently, the Winco mineral lease portfolio, which will be the assets of WincoSpin, contains a relatively limited number of sites and geologic formations. While WincoSpin management believes such leases to be of promising quality, greater diversification would in general be considered to tend to reduce the risk to WincoSpin which would result from determination that particular sites have less promise than anticipated. Acquisition of additional leases is a function of availability of capital, whether derived from possible future operating profits or from new capital investment. Availability of capital to diversify WincoSpin's lease portfolio cannot be predicted, and if certain existing leases were determined to be of poor quality, such lack of diversification would adversely affect WincoSpin's operating results.


GOVERNMENT REGULATION.


     WincoSpin's business will be affected by numerous governmental laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Changes in any of these laws and regulations could have a material adverse effect on WincoSpin's business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to WincoSpin, WincoSpin cannot predict the overall effect of such laws and regulations on its future operations.


DEPENDENCE ON KEY PERSONNEL.


     WincoSpin's future success depends on the continued service of its key management personnel, including Cecil O'Brate and Daniel Dalke. Currently, neither of these individuals has entered into written employment agreements with WincoSpin. At this time, WincoSpin does not carry life insurance policies on any of its key management personnel. The loss of services from either or both of these persons would have a material adverse effect on WincoSpin's business, operations and financial results. WincoSpin's failure to retain these key individuals or failure to attract new technically proficient managers as its needs arise would entail significant additional employment costs, and management personnel changes may result in management strategy shifts which may diminish WincoSpin's ability to achieve profitability.


RELATED PARTY TRANSACTIONS


     WincoSpin, like its Winco predecessor, will continue to engage American Warrior, Inc. and Mid-Continent Resources, Inc. to perform certain mineral lease development and operating services for WincoSpin. The value of such transactions was an aggregate of $18,700 in 2000 and $22,200 in 1999. Both American Warrior and Mid-Continent are wholly-owned by Cecil O'Brate, Winco's president, who will become WincoSpin's president. There can be no assurance that such operating service agreements were on terms as favorable as might have been negotiated with a third party.


NO MARKET FOR THE SECURITIES.


     Although WincoSpin shares are intended to be registered under the Securities Exchange Act of 1934, WincoSpin's management will undertake no efforts to obtain quotation of the WincoSpin shares with the National Quotation Bureau, on the "pink sheets," or any other quotation service or exchange. Accordingly, WincoSpin shareholders should expect to hold their investment for an indefinite period of time, with no opportunity for liquidity or sale.

MANAGEMENT'S CONTROL OF WINCOSPIN.

     Currently, Winco's existing officers, directors and 5% or greater stockholders (and their affiliates), in the aggregate, beneficially own approximately 46.32% of outstanding Winco shares. Upon consummation of the reverse stock split and the transactions set forth in the Merger Agreement, this group will continue to own approximately 46.32% of outstanding WincoSpin shares. As a result, such persons, acting together, will have the ability to control the vote on all matters requiring approval of WincoSpin stockholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership among a small number of its stockholders may have the effect of delaying, deferring or preventing a change in control.

                        MARKET PRICE INFORMATION

WINCO MARKET PRICE DATA

     The following table sets forth the high and low sales price for the Winco common stock for the periods indicated.

                                           High       Low
                                           ----       ---

Calendar Year 2000


     Fourth Quarter. . . . . . . . . . .     $*        $*
     Third Quarter . . . . . . . . . . .     $*        $*
     Second Quarter. . . . . . . . . . .     $*        $*
     First Quarter . . . . . . . . . . .     $*        $*


Calendar Year 1999


     Fourth Quarter. . . . . . . . . . .     $*        $*
     Third Quarter . . . . . . . . . . .     $*        $*
     Second Quarter. . . . . . . . . . .     $*        $*
     First Quarter . . . . . . . . . . .     $*        $*
*  No Quote

     Winco has never declared a dividend or paid any cash dividends to holders of its common stock and does not anticipate payment of dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of the board of directors and will depend on the then existing conditions, including our financial condition, results of operations, capital requirements, business factors and such other factors as the board deems relevant.

RCS MARKET PRICE DATA

     There is no trading market in the common stock of RCS.

     At the date of the merger agreement, RCS had three (3) shareholders.


     RCS has never declared a dividend or paid any cash dividends to holders of its common stock and does not anticipate payment of dividends in the foreseeable future. Any future determination as to the declaration and payment of dividends will be at the discretion of the board of directors and will depend on the then existing conditions, including our financial condition, results of operations, capital requirements, business factors and such other factors as the board of directors deems relevant.

                       COMPARATIVE PER SHARE DATA

     The following table sets forth unaudited data concerning the net loss, dividends and book value per share for Winco and RCS on a historical basis and on a pro forma basis after giving effect to the merger:


WINCO COMMON STOCK:                         YEAR ENDED            YEAR ENDED
                                        SEPTEMBER 30, 2000    SEPTEMBER 30, 1999
                                        ------------------    ------------------

  Net profit per share:
     Historical. . . . . . . . . . . . . . . .    $0                 $0
     Pro forma consolidated. . . . . . . . . .    $0                 $0
  Book value per share at end of period:
     Historical. . . . . . . . . . . . . . . .  $.01               $.01
     Pro forma consolidated. . . . . . . . . .  $.01               $.01


RCS COMMON STOCK:                                YEAR          SIX MONTHS
                                                 ENDED            ENDED
                                            APRIL 30, 2000   OCTOBER 31, 2000
                                            --------------   ----------------
  Net profit (loss) per share:
     Historical. . . . . . . . . . . . . . . . $(366.95)       $(312.56)
     Pro forma consolidated. . . . . . . . . .    $(.04)          $(.03)
  Book value per share at end of period:
     Historical. . . . . . . . . . . . . . . .  $573.49         $260.96
     Pro forma consolidated. . . . . . . . . .     $.06            $.03


     The outstanding shares used in computing the net profit or net loss per share data have been derived from each company's historical weighted average common shares outstanding for the historical data and have been adjusted to give effect to the ratio of the shares issuable to each company's stockholders as of the merger for the pro forma consolidated data. Book value data for Winco Common Stock was derived from Winco's historical book value at September 30, 2000 and September 30, 1999. Book value data for RCS Common Stock was derived from RCS's historical book value at April 30, 2000 and October 31, 2000. Each company's book value data was applied to the ratio of the shares issuable to each company's stockholders at the merger date for the historical data and adjusted to reflect the effect of the merger for the pro forma consolidated data.

     Historical net income and loss used in calculating net profit per share for RCS is ($550,430) for the year ended April 30, 2000 and ($468,839) for the six months ended October 31, 2000.

     The pro forma net loss per share and book value per share represents the net loss and book value per share using 12,688,719 shares outstanding for both periods presented.

                           THE SPECIAL MEETING

DATE, TIME AND PLACE


     A special meeting of Winco shareholders will be held at 10:00 a.m., C.S.T., on [__________], 2001, at 3118 Cummings, Garden City, Kansas 67846.
Winco is sending this Proxy Statement to you in connection with the solicitation of proxies by the Winco board for use at the Winco special meeting and any adjournments of the Winco special meeting.


PURPOSE


     The purpose of the Winco special meeting is to consider and vote on the proposals to: (i) grant the board of directors the authority to effect a reverse stock split of one (1) for forty (40) whereby each forty (40) Old Winco Shares would be combined into one (1) New Winco Share; and (ii) adopt the Merger Agreement pursuant to which (a) Winco will transfer all of its assets, liabilities and other obligations to WincoSpin, a wholly-owned subsidiary, in consideration for WincoSpin shares, (b) Winco will distribute the WincoSpin shares to the Winco shareholders, and (c) RCS will merge into WincoMerger, another wholly-owned subsidiary of Winco. As part of the second proposal, Winco will change its name to RCS Holdings, Inc. Winco shareholders may also be asked to transact other business that properly comes before the Winco special meeting or any adjournments of the Winco special meeting.

WE ARE NOT SEEKING A SEPARATE VOTE ON THE NAME CHANGE AND THE ASSET SPIN-OFF AND RESULTING DISTRIBUTION OF WINCOSPIN SHARES. RATHER, YOUR VOTE ON
THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT WILL ALSO BE YOUR VOTE ON THE NAME CHANGE AND PROPOSED ASSET SPIN-OFF AND DISTRIBUTION OF WINCOSPIN SHARES.


WINCO BOARD RECOMMENDATION

     THE WINCO BOARD HAS CONCLUDED THAT THE PROPOSALS ARE ADVISABLE AND IN THE BEST INTERESTS OF WINCO AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED AND ADOPTED THE PROPOSALS. ACCORDINGLY, THE WINCO BOARD
UNANIMOUSLY RECOMMENDS THAT ALL WINCO SHAREHOLDERS VOTE "IN FAVOR OF" EACH OF THE PROPOSALS.

RECORD DATE, OUTSTANDING SHARES AND VOTING RIGHTS


     The Winco board has fixed the close of business on [__________], 2001 as the record date for the Winco special meeting. Only holders of record of Winco shares on the record date are entitled to notice of and to vote at the Winco special meeting. As of the record date, there were 41,152,606 outstanding Winco shares held by approximately 2,440 holders of record. At the Winco special meeting, each Winco share will be entitled to one vote on all matters. Votes may be cast at the Winco special meeting in person or by proxy.

VOTE REQUIRED; QUORUM

     The representation, in person or by proxy, of the holders of a majority of the Winco shares entitled to vote at the Winco special meeting is necessary to constitute a quorum at the Winco special meeting. Shares represented by proxy marked "abstain" on any matter will be considered present for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter.

     If a broker or a nominee holding shares of record for a customer indicates that it does not have discretionary authority to vote as to a particular matter, those shares, which are referred to as broker non-votes, will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote. Brokers or nominees holding shares of record for customers will not be entitled to vote on the proposals unless they receive voting instructions from their customers. Accordingly, broker non-votes will not be voted in favor of approval of the proposals, meaning that shares constituting broker non-votes will have the same effect as shares voted against approval of the proposals.

     Winco believes that each of its directors and executive officers intends to vote his shares in favor of approval of the proposals. As of the record date, Winco's directors and executive officers beneficially owned approximately 19,061,653 of the outstanding Winco shares, representing approximately 46.32% of the total outstanding Winco shares on the record date.

VOTING OF PROXIES


     All Winco shares that entitle the holders thereof to vote and that are represented at the Winco special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance with the instructions set forth in the proxy, or as stated below. If the holder of such Winco shares signs the proxy but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Winco board. Accordingly, such proxies will be voted "IN FAVOR OF" the proposals.


     The Winco board does not know of any matters other than those described in the notice of the Winco special meeting which are to come before the meeting. If any other matters are properly presented at the Winco special meeting for consideration, including, among other things, consideration of a motion to adjourn or postpone the meeting to another time and/or place for the purposes of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, the persons named in the proxy will have discretion to vote on such matters in accordance with their best judgment.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

     You may revoke your proxy at any time before it is voted at the special meeting by:

     *    sending written notice of revocation to the secretary of Winco;

     *    submitting another properly executed proxy; or

     *    attending the special meeting and voting in person.


     You should send any written notice of revocation or subsequent proxy to Winco Petroleum Corporation, 3118 Cummings, Garden City, Kansas 67846,
Attention: Secretary, or hand deliver it to the Secretary of Winco at or before the taking of the vote at the Winco special meeting. If you have instructed a broker to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Winco special meeting.


COSTS OF SOLICITATION

     Winco will pay for the costs of preparing this proxy. Printing and mailing costs associated with this Proxy Statement will be divided equally between Winco and RCS. Proxies may be solicited personally or by telephone or by other means of communication by directors, officers and employees of Winco. These directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. Winco will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to beneficial owners of the shares.

OTHER MATTERS

     At the date of this Proxy Statement, the Winco board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this Proxy Statement. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting such proxies.

     The matters to be considered at the special meeting are of great importance to Winco shareholders. Accordingly, you are urged to read and carefully consider the information presented in this Proxy Statement and to complete, date, sign and promptly return the enclosed proxy card in the enclosed postage-paid envelope.

     You should not send back any stock certificates with your proxy cards. A transmittal form with instructions for the surrender of stock certificates in connection with the reverse stock split will be mailed to you promptly after approval of the proposals and completion of the merger. More information regarding the procedures for exchanging stock certificates representing Old Winco Shares for stock certificates representing New Winco Shares is set forth herein.

                              PROPOSAL ONE
                         THE REVERSE STOCK SPLIT

GENERAL

     The board of directors has approved a reverse stock split whereupon each stock certificate representing Old Winco Shares outstanding immediately prior to the reverse stock split will be deemed automatically, without any action on the part of the shareholders, to represent New Winco Shares equal to one-fortieth the number of Old Winco Shares formerly represented by such certificate; provided, however, that no fractional shares will be issued as a result of the reverse stock split. In lieu of fractional shares, each shareholder whose Old Winco Shares are not evenly divisible by forty will receive the next whole share. After the reverse stock split becomes effective, shareholders will be asked to surrender stock certificates representing Old Winco Shares in accordance with the procedures set forth in a letter of transmittal to be sent by Winco. Upon such surrender, a stock certificate representing the New Winco Shares will be issued and forwarded to the shareholders. However, each stock certificate representing Old Winco Shares will continue to be valid and will represent New Winco Shares equal to one-fortieth the number of Old
Winco Shares formerly represented by such certificate, until surrendered in exchange for a certificate representing New Winco Shares. The common stock issued pursuant to the reverse stock split will be fully paid and nonassessable.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT


     Promptly following shareholder approval of the reverse stock split and the merger, the reverse stock split will become effective. Without any further action on the part of Winco or the shareholders, after the reverse stock split, a stock certificate representing Old Winco Shares will be deemed to represent New Winco Shares equal to one-fortieth the number of Old Winco Shares formerly represented by such certificate.


     Pursuant to the Colorado Business Corporation Act, Winco shareholders are not entitled to dissenters' rights of appraisal with respect to the reverse stock split.


     There were approximately 2,440 shareholders of record of Winco as of [__________], 2001 and the reverse stock split will not cause the number of shareholders of record to fall below that number as each shareholder will receive at least one New Winco Share. Winco has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares after the reverse stock split's effective date.


     Winco shares are currently registered under Section 12(g) of the Exchange Act and, as a result, Winco is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not effect the registration of Winco shares under the Exchange Act. After the effective date, trades of the New Winco Shares will be reported on the National Quotation Bureau's "pink sheets" under the symbol "WNCO."

     The principal effects of Proposal One will be:


     * Based upon the 41,152,606 Winco shares outstanding as of [__________], 2001, the reverse stock split will decrease the number of outstanding Winco shares by approximately 97.5%, and thereafter approximately 1,028,815 Winco shares will be outstanding. The reverse stock split will not affect any stockholder's proportionate equity interest in Winco, subject to the provisions for the elimination of fractional shares as described herein.


     * After the reverse stock split, the Winco shares issued and outstanding will represent approximately 2% of Winco's authorized shares of common stock. After the reverse stock split, approximately 49 million shares of common stock will be available for future issuance by the board of directors without further action by the shareholders.


     * On [__________], 2001, there is expected to be no trading market for the Winco shares. By decreasing the number of Winco shares outstanding without altering the aggregate economic interest in Winco represented by such shares, the board of directors believes that the investment community will view a lower number of outstanding Winco shares as more appropriate for a potentially publicly-traded security.


REASONS FOR THE REVERSE STOCK SPLIT

     The board of directors believes the reverse stock split is desirable for several reasons. The reverse stock split, together with RCS's business model, should enhance the acceptability of Winco shares by the financial community and investing public. The reduction in the number of Winco shares outstanding caused by the reverse stock split presumably may increase the per share market price for the Winco shares quoted by market makers if a trading market develops. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or Winco's reputation in the financial community. However, in practice this is not necessarily the case, as many investors look upon companies with a large number of shares outstanding and a low stock-trading price as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks. In addition, many leading brokerage firms are reluctant to recommend lower-priced securities to their clients and a variety of brokerage house policies and practices currently tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower-priced stocks because the brokerage commission on a sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

     Although there can be no assurance that a market for Winco shares will develop after the reverse stock split and the merger, the reverse stock split is intended to result in a market and a price level for the Winco shares that will reduce the effect of the above described policies and practices, broaden investor interest and provide a market that will more closely reflect Winco's underlying values.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the effective date of the reverse stock split, Winco will send a letter of transmittal to each holder of record of Old Winco Shares outstanding on the effective date. The letter of transmittal will contain instructions for the surrender of stock certificate(s) representing such Old Winco Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with the stock certificate(s) representing Old Winco Shares, a shareholder will be entitled to receive a stock certificate representing the number of New Winco Shares into which his Old Winco Shares have been reclassified and changed as a result of the reverse stock split. Shareholders should not submit any certificates until requested to do so. No stock certificate representing New Winco Shares will be issued to a shareholder until he has surrendered his outstanding stock certificate(s) representing Old Winco Shares, together with the properly completed and executed letter of transmittal. Until so surrendered, each current stock certificate representing Old Winco Shares will be deemed for all corporate purposes after the effective date to evidence ownership of New Winco Shares in the appropriately reduced number.

U.S. FEDERAL INCOME TAX CONSEQUENCES


     The law firm of Berenbaum, Weinshienk & Eason, P.C., counsel to Winco, has issued a tax opinion with respect to the tax consequences of the proposed transactions. The following is a summary of the material U.S. federal income tax consequences of the proposed reverse stock split. This summary does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.
This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect. The summary does not encompass the effects of the tax laws (whether income, property, transfer or other forms of tax laws) of any jurisdiction (e.g., states, municipalities or foreign countries) other than U.S. federal income tax laws. This summary also assumes that the New Winco Shares will be held as a "capital asset" as defined in the Code. Holders of Old Winco Shares are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     The reverse stock split is intended to qualify as a nontaxable reorganization under Section 368(a)(1)(E) of the Code. Management believes that:


     1. No gain or loss will be recognized by Winco in connection with the reverse stock split.

     2. No gain or loss will be recognized by a Winco shareholder that exchanges all of his Old Winco Shares solely for New Winco Shares.

     3. A Winco shareholder's aggregate basis of New Winco Shares to be received in the reverse stock split will be the same as such shareholder's aggregate basis of the Old Winco Shares surrendered in exchange for New Winco Shares.

     4. A Winco shareholder's holding period of New Winco Shares to be received in the reverse stock split will include such shareholder's holding period of the Old Winco Shares surrendered in this exchange.

EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT BASED UPON EACH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.


BOARD RECOMMENDATION TO SHAREHOLDERS

     The board of directors has unanimously approved resolutions approving the reverse stock split. For the reasons set forth above, the board of directors unanimously recommends to shareholders that they approve the reverse stock split.

VOTE REQUIRED


     The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding Winco shares is required to approve the reverse stock split. Winco shares currently held by Winco's officers and directors comprise approximately 46.32% of currently outstanding Winco shares. Winco's board of directors has unanimously approved Proposal One and Winco's officers and directors intend to vote all of their Winco shares in favor of Proposal One.

                              PROPOSAL TWO

                               THE MERGER

BACKGROUND OF THE MERGER

     For the past several years, Winco's board of directors has been evaluating its future in the oil and gas industry given Winco's small size relative to Winco's competitors and the current unavailability of outside funding for future exploration and drilling. In addition, efforts to re-establish an active public trading market for Winco shares have been unsuccessful. Management also believes the investing public and market makers are currently more receptive to establish viable trading markets for high technology companies than small independent oil and gas companies. Accordingly, management began seeking companies or business opportunities that had greater financial resources and businesses that would interest the financial communities and enhance Winco's long term future as a public company.


     On June 5, 2000, members of Winco's board of directors met with legal counsel to explore the possibility of merging with a company outside the oil and gas industry. On recommendation of legal counsel, the board of directors then contacted Mr. William Dews of CeBourn Ltd. of Denver, Colorado.

     On June 6, 2000, members of Winco's board of directors met with Mr. Dews. Mr. Dews was assisting RCS in finding a suitable merger candidate with which to discuss the terms of a proposed merger and a timetable to accomplish such merger. At that meeting, Mr. Dews gave an overview of RCS's business plan, answered questions relating to the business of RCS and also supplied audited financial statements of RCS prepared by its accountants and included herein.

     On June 30, 2000, Mr. Cecil O'Brate, Winco's president and a member of Winco's board of directors, traveled to Denver, Colorado to view the RCS operations and conclude formal due diligence on behalf of the board of directors. After negotiations between the parties on June 30, 2000, a verbal agreement to the terms and conditions of the merger was reached and the parties executed a letter of intent. Later that day, the board of directors formally approved summary terms of the merger and related transactions, subject to satisfactory due diligence and negotiation of a definitive merger agreement.

     During the period of July 1, 2000 to August 18, 2000 the parties' respective legal counsel prepared the proposed merger agreement and the Winco Spin-off agreement. Several meetings, both in person and by phone, occurred between the parties' legal counsel to review drafts and negotiate specific terms of the agreements. After review and comments, definitive agreements were ready for each parties' final review on August 15, 2000.

     The Merger Agreement and related agreements were executed by the parties on August 18, 2000. Winco reported the transaction on Form 8-K filed with the Securities and Exchange Commission on September 1, 2000.


WINCO'S REASONS FOR THE MERGER


     The Winco board of directors believes that the Merger Agreement and the terms of the merger are fair to, and in the best interest of, Winco and the Winco shareholders. Therefore, the

Winco board of directors recommends that the Winco shareholders approve the adoption of the Merger Agreement.


     In reaching its recommendation, the Winco board of directors consulted with Winco's management and advisors and considered the following material factors:

     * the lack of any trading and/or market interest in a small oil and gas company;

     * the financial condition, results of operations and business of RCS before and after giving effect to the merger;

     * the near-term and long-term prospects of Winco as an independent company; and

     * the opportunity for Winco shareholders to participate in a company, such as RCS, with the potential for greater growth opportunities, financial strength and earning power that Winco may have after the merger.


     In the judgment of the Winco board of directors, the potential benefits of the merger outweigh the risks. The Winco board of directors considered it unnecessary to obtain an independent fairness opinion, in view of the fact that Winco's current pre-merger shareholders will own a virtually identical proportional interest in WincoSpin after the transaction, and WincoSpin will have all the assets and business that Winco had prior to the merger.

     In view of the variety of factors considered in connection with its evaluation of the proposed merger and the terms of the Merger Agreement, the Winco board of directors did not believe it was practical to quantify or assign relative weights to the factors considered in reaching its conclusion. In addition, individual directors may have given different weights to different factors.


     In considering the recommendation of the Winco board of directors with respect to the merger, Winco shareholders should be aware that certain officers and directors of Winco may have interests in the merger that are different from the interests of Winco shareholders generally, due to the larger ownership of Winco shares held by these individuals. The Winco board of directors was aware of these interests and considered them in approving the merger and Merger Agreement. Please refer to "The Merger Interests of Winco Executive Officers and Directors; Employment Agreements" for more information about these interests.


U.S. FEDERAL INCOME TAX CONSEQUENCES

     The law firm of Berenbaum, Weinshienk & Eason, P.C., counsel to Winco, has issued a tax opinion with respect to the tax consequences of the proposed transactions. The following discussion is a summary of U.S. federal income tax consequences of the proposed merger of WincoMerger and RCS. The discussion is based upon the Code, and the related regulations, rulings and decisions currently in effect. The discussion does not encompass the effects of the tax laws (whether income, property, transfer or other forms of tax laws) of any jurisdiction (e.g., states, municipalities or foreign countries) other than U.S. federal income tax laws. Winco shareholders are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed merger in light of their personal circumstances and the consequences under state, local and foreign tax laws.




     The merger of WincoMerger and RCS is intended to qualify as a nontaxable reorganization under Section 368(a)(1)(A) of the Code.

     1. The pre-merger Winco shareholders should recognize no gain or loss as a result of the merger, as such shareholders will hold the same Winco shares after the merger as such shareholders held prior to such merger. The adjusted bases and holding periods of the Winco shares held by the pre-merger Winco shareholders should also be unaffected by the merger.

     2. Neither Winco, WincoMerger, RCS nor the RCS shareholders should recognize any gain or loss as a result of the merger as the transaction will qualify as a nontaxable reorganization under Section 368(a)(1)(A) of the Code.

BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE DEPEND UPON EACH SHAREHOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO THE SHAREHOLDER BASED UPON EACH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES.


ANTICIPATED ACCOUNTING TREATMENT


     The Merger, if consummated as proposed, will for accounting and financial reporting purposes, be treated as a reverse acquisition as the former shareholders of RCS will control Winco after the merger. Under this accounting treatment, RCS is deemed for accounting purposes to be the acquiring entity and Winco the acquired entity. Under these accounting principles, the post-merger Winco financial statements will represent RCS on a historical basis consolidated with the results of operations of post-merger Winco from the effective date of the merger. After the spin-off of Winco's business to WincoSpin, Winco will effectively be a non-operating public shell. The merger will be treated as a recapitalization of RCS, with no goodwill recorded.


INTERESTS OF WINCO EXECUTIVE OFFICERS AND DIRECTORS; EMPLOYMENT AGREEMENTS


     The executive officers and directors of Winco may be deemed to have interests that are different from, and in addition to, the interests of Winco shareholders. Such persons own a large percentage of the outstanding shares of Winco and WincoSpin, in light of the 40:1 reverse stock split and will have the ability to control the board of directors and corporate policies of WincoSpin. Furthermore, following the merger, current executive officers and directors of Winco will become the executive officers and directors of WincoSpin.

     As described on page 48 of this proxy, RCS will enter into an employment agreement with Michael St. John under which Michael St. John will provide services to Winco after the merger.

                   THE WINCO SPIN-OFF AND DISTRIBUTION

     The Merger Agreement provides that prior to the effective date of the merger, and as a condition precedent to the merger, Winco will transfer all of the assets, liabilities and other obligations of Winco to WincoSpin, a newly formed, wholly owned subsidiary of Winco, in consideration for WincoSpin shares. In addition and prior to the effective date of the merger, Winco will distribute all of the WincoSpin shares to then-existing Winco shareholders. WincoSpin was formed for the purpose of effecting the reorganization of Winco and the subsequent distribution of WincoSpin shares to the Winco shareholders. On or prior to the date the WincoSpin shares are distributed, Winco will have transferred to WincoSpin substantially all of the assets of Winco and filed a Form 10-SB with the Securities and Exchange Commission registering the common stock of WincoSpin under the Securities Exchange Act of 1934. The distribution of WincoSpin shares to the Winco shareholders will then occur on the effective date of the WincoSpin Form 10-SB registration statement.

     Following the merger, the current oil and gas operations of Winco will be carried on by WincoSpin, and the current technology solutions business of RCS will be carried on by RCS as a wholly-owned subsidiary of Winco. Pre-merger Winco shareholders will own both Winco shares and WincoSpin shares. No individuals will be affiliated with both post-merger Winco and WincoSpin after the merger.


VOTING ON THE ASSET SPIN-OFF AND DISTRIBUTION


     Winco shareholders are not being asked to vote on the asset spin-off and associated distribution of WincoSpin shares to Winco shareholders as separate proposals. Rather, a vote on the proposal to approve and adopt the Merger Agreement will also be a vote on the proposed asset spin-off and distribution of WincoSpin shares to the pre-merger Winco shareholders.


PRIMARY REASONS FOR THE ASSET SPIN-OFF AND DISTRIBUTION

     The board of directors believes that it is in the best interests of Winco and its shareholders to undertake the spin-off and the subsequent distribution, for the reasons described herein. The spin-off and distribution will:

     * allow each company to allocate its managerial and financial resources to address its particular business needs and capitalize on its respective business opportunities;


     * establish WincoSpin as an independent company that can adopt strategies and pursue objectives appropriate to the oil and gas industry;


     * separate the RCS assets from any liabilities associated with Winco's oil and gas operations; and

     * allow the pre-merger Winco shareholders to continue to own an independent oil and gas company managed by the current Winco management and also retain Winco shares, which shares will represent a minority ownership interest in RCS after the merger.

MANNER OF EFFECTING THE DISTRIBUTION


     On the effective date of the spin-off, all then outstanding WincoSpin shares will be distributed by Winco to its shareholders on a pro rata basis such that each Winco shareholder will receive one WincoSpin share for each Winco share held by such shareholder.

     The WincoSpin shares will not be "restricted" shares under Rule 144 when distributed to the Winco shareholders. However, there will not be an active trading market for such shares established in the foreseeable future, if ever. Accordingly, Winco shareholders will not be able to sell or transfer their WincoSpin shares except in private transactions or in the event a public market develops. The officers, directors and affiliates of WincoSpin that hold WincoSpin shares will continue to be subject to Rule 144, which provides that affiliates must hold their WincoSpin shares for at least one year before they may sell publicly without registration under the Securities Act of 1933 and comply with the volume and manner of sale provisions of Rule 144.

     Although WincoSpin management will file a Form 10-SB registration statement pursuant to the Securities Exchange Act of 1934 in conjunction with the asset spin-off, management has no intention of creating any public market for the WincoSpin shares. Management will not attempt to list the WincoSpin shares on the National Quotation Bureau "pink sheets," or the bulletin board or on any other quotation service or exchange. The WincoSpin shares will be distributed to the Winco shareholders upon the effective date of WincoSpin's Form 10-SB, registering WincoSpin shares under the Securities Exchange Act of 1934.

U.S. FEDERAL INCOME TAX CONSEQUENCES

     The law firm of Berenbaum, Weinshienk & Eason, P.C., counsel to Winco, has issued a tax opinion with respect to the tax consequences of the proposed transactions. The following discussion is a summary of U.S. federal income tax consequences of the proposed spin-off of substantially all of the assets of Winco and the subsequent distribution to each individual shareholder (who is a U.S. citizen or resident alien) or a corporate shareholder (which is an ordinary domestic U.S. corporation) of Winco of the WincoSpin shares. The discussion is based upon the Code, and the related regulations, rulings and decisions currently in effect. The discussion does not encompass the effects of the tax laws (whether income, property, transfer or other forms of tax laws) of any jurisdiction (e.g., states, municipalities or foreign countries) other than U.S. federal income tax laws. The discussion also assumes that the Winco shares and WincoSpin shares are and will be held by each such shareholder as a capital asset. Winco shareholders are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed spin-off and distribution in light of their personal circumstances and the consequences under state, local and foreign tax laws.

     The spin-off of WincoSpin from Winco is intended to qualify as a nontaxable reorganization under Section 368(a)(1)(D) of the Code, with the related distribution by Winco to the Winco shareholders of the WincoSpin shares intended to be a nontaxable distribution under Section 354 of the Code.


     For purposes of the following discussion, the Winco shares held prior to the spin-off are referred to as "pre-spin-off Winco shares," and the Winco shares held after the spin-off are referred to as "post-spin-off Winco shares."

     1. Winco should recognize no gain or loss on the transfer of substantially all of its assets to WincoSpin. In connection with the spin-off of WincoSpin, Code Section 354 requires that all assets of Winco be distributed to the shareholders pursuant to the plan of reorganization. The IRS has generally required in connection with this provision that the distributing corporation (Winco) be dissolved. However, the IRS has administratively permitted the sale of a corporate charter by a company following a spin-off distribution, as long as the proceeds from the sale were treated as being constructively distributed to the shareholders and constructively re-contributed by such shareholders to a new corporation. While the IRS rulings in this area involve a spin-off followed by the sale of a corporate charter, and this transaction involves a spin-off followed by a merger into WincoMerger, counsel for Winco believes it is reasonable to rely on the IRS administrative position in connection with the spin-off distribution of WincoSpin shares.
          As a result of the forgoing ruling positions, any assets retained by Winco (i.e., any assets of Winco not transferred to WincoSpin in the spin-off including the "Retained Asset" discussed below) will be deemed constructively distributed to the Winco shareholders, on a pro rata basis, and subsequently constructively re-contributed by the respective Winco shareholders to Winco. At that time, and solely for tax purposes, Winco will be treated as a new corporation. In accordance with published IRS administrative positions, the constructive distribution and constructive re-contribution of any assets retained by Winco will most likely satisfy the distribution provisions of Section 354 of the Code and any tax rulings or other authorities issued thereunder. Accordingly, Winco should also recognize no gain or loss on the distribution of the WincoSpin shares to Winco shareholders.

     2. Winco's management intends that Winco will retain only its corporate shell, which includes Winco's SEC reporting status ("Retained Asset"), and all other assets of Winco will be transferred to WincoSpin. The Retained Asset will be considered to be constructively distributed to Winco shareholders, on a pro rata basis, and will be considered to be constructively re-contributed by the Winco shareholders to Winco. Winco will most likely recognize gain on the constructive distribution of the Retained Asset, which gain will most likely be offset against net operating losses of Winco from previous taxable years. Winco will recognize no gain or loss on the constructive re-contribution of the Retained Asset by the Winco shareholders.

     3. Except as provided in paragraph 4 below, a Winco shareholder should recognize no gain or loss, and should not otherwise be required to include any amount in income, as a result of the constructive receipt and constructive re-contribution of the Retained Asset or of the actual receipt of the WincoSpin shares.

     4. A Winco shareholder's constructive receipt of the Retained Asset may cause such shareholder to recognize dividend income and/or gain. Upon Winco's constructive distribution of the Retained Asset, all Winco shareholders will be required to recognize, on a pro rata basis, dividend income to the extent Winco has any accumulated or current earnings and profits as of the time of such constructive distribution. Winco does not currently possess any accumulated earning and profits. The determination of whether Winco has current earnings and profits will be made for Winco's fiscal year in which the deemed distribution is made. It is therefore possible that even though Winco has accumulated net operating losses, Winco shareholders may be taxed, at ordinary income rates, on a dividend equal to their pro rata share of the value of the Retained Asset, to the extent of their pro-rata share of Winco's current earnings and profits. To the extent gain is realized by any individual Winco shareholder on the constructive distribution of the Retained Asset, that shareholder will be required to recognize the gain that was realized only to the extent the gain realized exceeds the dividend income required to be recognized by such shareholder. For this purpose, "gain is realized" to the extent the fair market value of the ratable portion of the Retained Asset allocated to a pre-spin-off Winco share exceeds the adjusted basis of such pre-spin-off Winco share. The "fair market value of the ratable portion of the Retained Asset" allocated to a pre-spin-off Winco share is equal to the fair market value of the entire Retained Asset, divided by the aggregate number of pre-spin-off Winco shares held by all Winco shareholders prior to the spin-off. The fair market value of the Retained Asset has not yet been determined. Winco management will, in consultation with financial advisors, determine the fair market value of the Retained Asset, and such fair market value will be taken into account in determining information returns issued to Winco shareholders in connection with the constructive distribution of the Retained Asset.

     5. A Winco shareholder's adjusted basis in each WincoSpin share should be (i) equal to such shareholder's adjusted basis in the pre-spin-off Winco share exchanged for such WincoSpin share, (ii) decreased by the fair market value of the ratable portion of the Retained Asset allocated to such pre-spin-off Winco share, and
          (iii) increased by any dividend income or gain required to be recognized on the spin-off by such shareholder with respect to that pre-spin-off Winco share on the spin-off (see paragraph 4 above).

     6. A Winco shareholder's adjusted basis in the "ratable portion of the Retained Asset" allocated to a particular pre-spin-off Winco share will be equal to the fair market value of such ratable portion of the Retained Asset.

     7. A Winco shareholder's adjusted basis in each post-spin-off Winco share will be equal to the adjusted basis of the "ratable portion of the Retained Asset" that is constructively re-contributed to Winco.

     8. The holding period of a WincoSpin share should include the holding period of the pre-spin-off Winco share exchanged for such WincoSpin share.

     9. WincoSpin will recognize no gain or loss on the spin-off. Pursuant to Section 381(a) of the Code, WincoSpin will succeed to those tax attributes (as described in Section 381(c) of the Code) formerly possessed by Winco, including any net operating loss generated by Winco prior to the merger (except to the extent such net operating loss is offset against any gain or income to Winco resulting from the constructive distribution of the Retained Asset to the Winco shareholders). To the extent Winco recognizes any gain or income on the constructive distribution of the Retained Asset, WincoSpin has agreed to indemnify and hold Winco harmless from any resulting tax liability. However, tax liability from such distributions would arise only after Winco's net operating losses are applied against such income.

BECAUSE THE FEDERAL INCOME TAX CONSEQUENCES DISCUSSED ABOVE DEPEND UPON EACH SHAREHOLDER'S PARTICULAR TAX STATUS, AND DEPEND FURTHER UPON FEDERAL INCOME TAX LAWS, REGULATIONS, RULINGS AND DECISIONS WHICH ARE SUBJECT TO CHANGE (WHICH CHANGES MAY BE RETROACTIVE IN EFFECT), EACH SHAREHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR FOR A COMPLETE DESCRIPTION OF THE TAX CONSEQUENCES TO THE SHAREHOLDER BASED UPON EACH SHAREHOLDER'S PARTICULAR CIRCUMSTANCES.


ANTICIPATED ACCOUNTING TREATMENT


     The spin-off of WincoSpin from Winco is expected to be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, assets received and liabilities assumed in connection with the spin-off will be reflected at their estimated fair values. It is anticipated that estimated fair value will equal the historical cost basis and no goodwill will be recognized.



                          THE MERGER AGREEMENT


     The following is a brief summary of the material provisions of the Merger Agreement. A copy of the Merger Agreement is attached as Appendix A and forms a part of this Proxy Statement. The summary is qualified in its entirety by reference to the Merger Agreement. We urge all Winco shareholders to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the merger.


THE MERGER


     The Merger Agreement provides that immediately prior to the merger, Winco will create two wholly-owned subsidiaries, Winco Merger Corporation ("WincoMerger") and Winco Spin-off Corporation ("WincoSpin"). In order to accomplish the merger, RCS will merge into WincoMerger, and WincoMerger will be the surviving entity. The pre-merger RCS shareholders will receive Winco shares in exchange for the cancellation of their RCS common stock. Prior to and pursuant to the merger, all the assets, obligations and liabilities of Winco will be transferred to and assumed by WincoSpin in consideration for the transfer of WincoSpin shares to Winco, and all WincoSpin shares will be distributed by Winco to Winco's pre-merger shareholders. Prior to the merger, Winco shall undertake a reverse stock split whereby each forty (40) Old Winco Shares will be combined into one
(1) New Winco Share. Following the merger, the separate corporate existence of RCS will cease and WincoMerger will continue as the surviving corporation. The merger will become effective after all the conditions in the Merger Agreement are met, including receipt of approval of holders of a majority of the outstanding Winco shares, and after WincoMerger, as the surviving corporation, files articles of merger with the Secretary of State, of the state of Colorado.

CONVERSION OF SECURITIES

     At the effective time of the merger, the RCS shareholders will receive as purchase price consideration an aggregate of 12,688,719 Winco shares. Each issued and outstanding Winco share immediately prior to the merger will not be affected by the merger and will represent one Winco share after the merger.


     The Merger Agreement contains customary representations and warranties of Winco and RCS relating to various aspects of the various business and financial statements of the parties and other matters. Winco shareholders should be aware that the Merger Agreement contains representations by each party regarding environmental matters, which constitute in general a major litigation risk area for oil and gas businesses such as Winco. Neither Winco nor RCS are aware of any threatened or pending litigation with respect to either of these representations. The Merger Agreement also contains representations by each party regarding intellectual property ownership and licenses, which represent in general a major litigation risk area for an information technology consulting businesses such as RCS.


CONDUCT OF BUSINESS PRIOR TO THE MERGER


     Each of Winco, WincoMerger, WincoSpin and RCS has agreed that prior to the merger each will operate its business consistent with past practices and use reasonable efforts to preserve intact its business organization and relationships with suppliers and customers and to keep available the services of key employees.

     In addition, the Merger Agreement places specific restrictions on the ability of Winco, WincoMerger, WincoSpin and RCS to:


     *    amend their articles of incorporation or bylaws;

     * issue any securities other than those contemplated in the Merger Agreement and related transactions;

     *    declare or pay any dividend;

     *    enter into material contracts, or make substantial expenditures;

     *    permit additional encumbrances on assets;

     *    dispose of material properties;

     *    make a material acquisition or enter into a new line of business; and

     * enter into any transaction outside the ordinary course of its business or prohibited under the Merger Agreement, except that RCS is permitted to effect debt or equity financing in an amount up to $3 million, which amount will not affect the relative proportion of then outstanding Winco shares to be held by pre-merger Winco shareholders after the merger.

LIMITATION ON DISCUSSIONS OR NEGOTIATIONS OF OTHER ACQUISITION PROPOSALS


     Each of Winco, WincoSpin and WincoMerger has agreed that it will not solicit, initiate, participate in any discussions pertaining to, or furnish any information to any person other than shareholders of RCS, concerning any acquisition or purchase of all or a material amount of the assets of, or a majority equity interest in, Winco or a merger, consolidation or business combination of Winco. RCS has agreed to the same restrictions with respect to itself.


CONDITIONS TO THE OBLIGATION OF EACH PARTY

     The obligations of each party to complete the merger are subject to the following conditions:


     * the shareholders of Winco shall have approved the reverse stock split;

     * the shareholders of Winco shall have approved the Merger Agreement and its associated asset spin-off and distribution;

     * all consents and approvals in connection with the Merger Agreement shall have been obtained; and

     * no action or proceeding shall have been instituted or threatened to restrain or prohibit the completion of the merger.


CONDITIONS TO THE OBLIGATIONS OF WINCO

     The obligation of Winco to complete the merger is also subject to the following additional conditions:


     * the representations and warranties of RCS and its shareholders in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date;

     * all proceedings undertaken by RCS pursuant to the Merger Agreement, and all documents, instruments and certificates delivered by RCS pursuant to the Merger Agreement, shall be reasonably satisfactory in form and substance to Winco and its counsel;

     * no material adverse effect with respect to RCS and its business shall have occurred; and

     * RCS is required to effect an employment agreement whereby Michael St. John shall provide services to Winco after the merger.

     As discussed above, Winco anticipates entering into an employment agreement with Michael St. John to act as president and chief executive officer of the company upon completion of the merger. The agreement is anticipated to have a twelve month duration and will provide for an annual salary of $360,000, together with a car allowance and other benefits. The agreement may be terminated with or without cause. In the event the contract is terminated by the company without cause, a thirty day notice period is required. Under the contract, the company agrees to indemnify Mr. St. John from various claims and expenses arising out of his employment by the company. The agreement requires Mr. St. John to maintain the confidentiality of company secrets and contains a one year noncompetition provision applicable to any company located within 50 miles of the principal office of the company.


CONDITIONS TO THE OBLIGATIONS OF RCS

     The obligation of RCS to complete the merger is also subject to the following additional conditions:


     * the representations and warranties of Winco in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the closing date;

     * all proceedings undertaken by Winco pursuant to the Merger Agreement, and all documents, instruments and certificates delivered by Winco pursuant to the Merger Agreement, shall be reasonably satisfactory in form and substance to RCS and its counsel; and

     *    no material adverse effect with respect to Winco shall have occurred.


TERMINATION, AMENDMENT AND WAIVER

     The Merger Agreement may be terminated at any time prior to completion of the merger, whether before or after approval by the Winco shareholders, by the mutual consent of the parties to the Merger Agreement or by any party if the merger has not occurred by December 31, 2000, unless the failure to consummate the transaction results from the failure of the party seeking termination to take action required to be taken by such party. In addition, the Merger Agreement may be terminated if a party is in material breach of the Merger Agreement, and such breach has not been cured before the closing date, including any adjournment thereof.

     The Merger Agreement may be amended at any time prior to completion of the merger, including after approval of the merger by the Winco shareholders. Winco shareholders would not be requested to approve any such amendment to the Merger Agreement. At any time prior to the completion of the merger, the parties may:

     * extend the time for performance of any of the obligations or other acts of the other party required by the Merger Agreement;

     * waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered in connection with the Merger Agreement; or

     * waive compliance with any of the agreements or conditions contained in the Merger Agreement.

     Either RCS or Winco may choose to complete the merger even though a condition has not been satisfied, if the law allows them to do so. Shareholders will be provided revised proxy materials and a resolution for these votes in the event of a material change in the terms or conditions to the merger, including changes that result from the waiver of a material condition to the merger.


INDEMNIFICATION


     The Merger Agreement contemplates that each of the parties shall indemnify and hold the other party harmless for damages resulting from a breach of representations and warranties. No indemnification can be claimed until adverse consequences exceed $50,000, but there is no limit on the indemnification in excess of such amount. The indemnification obligation of Winco and WincoSpin under the Merger Agreement prior to the merger, will become the indemnification obligations of WincoSpin alone after the merger. Further details regarding indemnification procedures are expected to be established by the parties prior to closing, but will not result in a subsequent proxy solicitation. As noted above, Winco will provide shareholders with revised proxy materials and resolicit their votes in the event of a material change, including changes that result from the waiver of a material condition to the merger.

POST-MERGER WINCO NAME CHANGE

     Prior to the merger, the certificates of incorporation of WincoSpin and WincoMerger will be amended to change the name of each entity. WincoSpin will change its name to WNCO, Inc. and WincoMerger will change its name to Rush Creek Solutions, Inc. Concurrent with the effective date of the merger, Winco will change its name to RCS Holdings, Inc. A shareholder's vote "For" the adoption of the merger agreement also constitutes a shareholder's approval of the amendment to the certificate of incorporation to effect the Winco name change.


BOARD RECOMMENDATION TO SHAREHOLDERS


     Winco's board of directors has unanimously adopted resolutions approving the Merger Agreement and its related transactions. For the reasons set forth above, Winco's board of directors unanimously recommends to shareholders that they approve and adopt the Merger Agreement.


VOTE REQUIRED


     The affirmative vote, in person or by proxy, of the holders of a majority of the outstanding Winco shares is required to approve the Merger Agreement. As discussed elsewhere in this Proxy Statement, a vote for the approval of the Merger Agreement is also a vote in favor of the merger and asset spin-off to WincoSpin and the associated distribution of all WincoSpin shares to the Winco shareholders. Winco shares currently held by Winco's officers and directors comprise approximately 46.32% of currently outstanding Winco shares. Winco's board of directors has unanimously approved Proposal Two and Winco officers and directors intend to vote all of their Winco shares in favor of Proposal Two.

 UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF WINCO AND RCS


     On August 18, 2000, Winco entered into a Merger Agreement with RCS pursuant to which Winco will spin-off all of its assets and liabilities to WincoSpin in consideration for WincoSpin shares, distribute the WincoSpin shares to its existing shareholders and then issue 12,688,719 Winco shares to RCS as purchase price consideration in exchange for all of the issued and outstanding shares of common stock of RCS.

     As the former shareholders of RCS will control Winco after the transaction, the proposed merger will be accounted for as a reverse acquisition under which, for accounting purposes, RCS is deemed to be the acquiring entity and Winco is deemed to be the acquired entity. Under these accounting principles the post-merger Winco financial statements will represent RCS on a historical basis consolidated with the results of operations of post-merger Winco from the effective date of the merger. Because Winco, after the spin-off of Winco's business to WincoSpin, is effectively a non-operating public shell, the merger will be treated as a recapitalization of RCS, with no goodwill recorded.


     The unaudited pro forma condensed financial statements of Winco are based upon the historical financial statements of Winco and RCS, after giving effect to the proposed spin-off of Winco's assets and liabilities, the proposed 40 for 1 reverse stock split and the proposed merger with RCS. These unaudited pro forma condensed financial statements are not necessarily indicative of the financial position and results of operations that would have been attained had the transactions actually taken place at the date indicated and do not purport to be indicative of the effects that may be expected to occur in the future.


     The accompanying unaudited pro forma condensed financial statements illustrate the effect of the proposed spin-off, merger and the acquisition on Winco's financial position and results of operations. The unaudited pro forma condensed balance sheet as of October 31, 2000 is based on the historical balance sheets of Winco and RCS and assumes the proposed merger took place on that date. The unaudited pro forma condensed statements of operations for the six months ended October 31, 2000 and the year ended April 30, 2000 are based on the historical statements of operations of Winco and RCS for the same periods and assume the proposed merger and the acquisitions occurred as of May 1, 1999. As there are effectively no operations of Winco on a pro forma basis, the pro forma financial statements reflect RCS historical financial statements for the periods mentioned above.

                       WINCO PETROLEUM CORPORATION
             PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                      (UNAUDITED) OCTOBER 31, 2000

                                                                                   PRO FORMA
                                                                   PRO FORMA      CONSOLIDATED
                                        RCS           WINCO       ADJUSTMENTS        WINCO
                                     10/31/00        9/30/00      (SEE NOTES)      10/31/00
                                     --------        -------      -----------      --------
  ASSETS

  CURRENT ASSETS:
Cash                                $   283,148    $   302,799    $  (302,799)(1) $   283,148
Securities                                2,938              -              -           2,938
Trade Accounts Receivable             3,542,709         25,411        (25,411)(1)   3,542,709
Prepaid Expenses                        199,201              -              -         199,201
Related Party Receivables               164,558         50,665        (50,665)(1)     164,558
Refundable Income Taxes                 151,200              -              -         151,200
Deferred Tax Assets                     341,485              -              -         341,485
                                    -----------    -----------    -----------     -----------

  TOTAL CURRENT ASSETS                4,685,239        378,875       (378,875)      4,685,239
                                    -----------    -----------    -----------     -----------

  OTHER ASSETS:
Investment in Oil & Gas
  Properties At Cost, net                     -        120,906       (120,906)(1)           -
Property, Plant & Equipment, net      1,154,010         59,709        (59,709)(1)   1,154,010
Deposits and Other Assets               121,136              -              -         121,136
                                    -----------    -----------    -----------     -----------

  TOTAL OTHER ASSETS                  1,275,146        180,615       (180,615)      1,275,146
                                    -----------    -----------    -----------     -----------

  TOTAL ASSETS                      $ 5,960,385    $   559,490    $  (559,490)    $ 5,960,385
                                    ===========    ===========    ===========     ===========


  LIABILITIES

  CURRENT LIABILITIES:
Accounts Payable and Accrued
  Expenses                          $ 1,886,732    $     9,084    $    (9,084)(1) $ 1,886,732
Compensation                            718,146              -              -         718,146
Payroll Taxes and Employee
  Benefits Payable                       62,030              -              -          62,030
Accounts Payable   Related                    -         19,984        (19,984)(1)           -
Deferred Revenue                      1,036,592              -              -       1,036,592
Income Taxes Payable                    150,500              -              -         150,500
Notes Payable                         1,450,000              -              -       1,450,000
                                    -----------    -----------    -----------     -----------

  TOTAL CURRENT LIABILITIES           5,304,000         29,068        (29,068)      5,304,000
                                    -----------    -----------    -----------     -----------

Deferred Income Taxes -
  Long-Term                             264,947              -              -         264,947
                                    -----------    -----------    -----------     -----------

  TOTAL LIABILITIES                   5,568,947         29,068        (29,068)      5,568,947
                                    -----------    -----------    -----------     -----------

                       WINCO PETROLEUM CORPORATION
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (continued)
                      (UNAUDITED) OCTOBER 31, 2000

                                                                                   PRO FORMA
                                                                   PRO FORMA      CONSOLIDATED
                                        RCS           WINCO       ADJUSTMENTS        WINCO
                                     10/31/00        9/30/00      (SEE NOTES)      10/31/00
                                     --------        -------      -----------      --------

  SHAREHOLDERS EQUITY
Common Stock, no par value;
 RCS - 50,000 shares
  authorized, 1,500 shares
  outstanding (historical)
  Winco - 500,000 000 shares
  Authorized,; 41,152,606
  shares issued and
  outstanding (historical);
  1,028,815 (post reverse stock
  split); 13,717,535 (post
  merger)                                 1,500        307,000       (307,000)(2)       1,500

Additional Paid-In Capital                    -      1,293,520       (530,422)(1)
                                                                     (763,098)(2)
Retained Earnings                       389,900     (1,069,495)     1,069,495 (2)     389,900
Treasury Stock                                -           (603)           603 (2)           -
Unrealized Gain on Available
  Securities for Sale                        38              -              -              38
                                    -----------    -----------    -----------     -----------

TOTAL SHAREHOLDERS' EQUITY              391,438        530,422       (530,422)        391,438
                                    -----------    -----------    -----------     -----------

TOTAL LIABILITIES AND
  SHAREHOLDERS' EQUITY              $ 5,960,385    $   559,490    $  (559,490)    $ 5,960,385
                                    ===========    ===========    ===========     ===========


NOTE: The above pro forma adjustments give effect to (1) the proposed spin-off of pre-merger assets, liabilities and business of Winco to WincoSpin. In addition, the pro forma adjustments reflect (2) the recapitalization of the surviving entity. Winco has been adjusted to include the assets, liabilities and operations of RCS as if the merger had taken effect on October 31, 2000. Additionally, it reflects the additional 12,688,719 post reverse stock split Winco common shares issued to RCS shareholders in conjunction with the merger.

                       WINCO PETROLEUM CORPORATION
        PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          FOR THE SIX MONTHS ENDED OCTOBER 31, 2000 (UNAUDITED)
                    AND THE YEAR ENDED APRIL 30, 2000


                                      FOR THE SIX MONTHS      FOR THE YEAR ENDED
                                    ENDED OCTOBER 31, 2000      APRIL 30, 2000
                                    ----------------------      --------------

REVENUES
  System Sales                            $ 1,739,414            $10,955,756
  Commissions                               1,049,473              6,876,815
  Support Update, Configuration
    and Training                           11,494,521             19,491,463
  Other income                                    200                  9,376
                                          -----------            -----------

    Total Revenues                         14,283,608             37,333,410

COST OF SALES                              10,304,862             30,137,238
                                          -----------            -----------

GROSS PROFIT                                3,978,746              7,196,172

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                 4,585,898              7,971,676
                                          -----------            -----------

    Operating Loss                           (607,152)              (775,504)

OTHER INCOME (EXPENSE):
  Interest and Investment Income               21,793                134,074

  Interest Expense                            (68,780)               (73,800)
                                          -----------            -----------

    Total Other Income (Expense)              (46,987)                60,274
                                          -----------            -----------

LOSS BEFORE INCOME TAX
  EXPENSE (BENEFIT)                          (654,139)              (715,230)

 INCOME TAX EXPENSE
  (BENEFIT)                                  (185,300)              (164,800)
                                          -----------            -----------

    NET LOSS                              $  (468,839)           $  (550,430)
                                          ===========            ===========


                                         Six months ended         Year ended
                                         October 31, 2000       April 30, 2000
                                         ----------------       --------------

Basic and Diluted Loss Per Share:
     Historical                           $   (312.56)           $   (366.95)
     Pro Forma                            $     (0.03)           $     (0.04)

Basic and Diluted Weighted
Average Shares Outstanding:(1)
     Historical                                 1,500                  1,500
     Pro Forma                             13,717,535             13,717,535

(1) Weighted average outstanding shares for Winco for the year ended September 30, 2000 are 41,152,606 as reflected in Winco's 10-KSB. Weighted average outstanding shares for Rush Creek Solutions for the six months ended October 31, 2000 are 1,500, which reflects no change in common stock outstanding during the period. Winco's outstanding shares have been adjusted for the reverse stock split in the ratio of 1:40 resulting in outstanding shares prior to issuing shares to RCS of 1,028,815 (7.5% post-merger issuance). Shares credited to RCS in connection with the merger are 12,688,719 (or 92.5%) of outstanding shares after the merger.

(2) The Pro Forma Condensed Statements of Operations presented herein is the result of the operations of RCS for the six months ended October 31, 2000 and the year ended April 30, 2000. Winco Petroleum Corporation post spin-off has, in effect, no operations for the six months ended October 31, 2000 or the year ended April 30, 2000 for the purposes of the Pro Forma Condensed Statements of Operations presented herein.

                     BUSINESS OF WINCO AND WINCOSPIN


GENERAL


    Winco is a Colorado corporation organized on June 21, 1979. Winco was formed primarily for the purpose of exploration, development, and production of oil and gas. WincoSpin was formed in accordance with the Merger Agreement to acquire the oil and gas assets and liabilities of Winco and to continue the oil and gas operations of Winco. Oil and gas operations will continue, with the prior Winco management under the name WincoSpin. WincoSpin will continue to investigate potential opportunities to develop, drill and/or participate in the development of new oil and gas properties and/or acquire producing oil and gas properties in the Mid-Continent region of the United States. WincoSpin will attempt to become active as a small, independent energy company. It is anticipated WincoSpin will identify and drill one to five oil and gas properties a year, on its own behalf or with other industry partners, including its affiliate, American Warrior, Inc., which is owned and controlled by Cecil O'Brate, WincoSpin's president and chief executive officer.


BUSINESS STRATEGY


    WincoSpin's objective will be to increase reserves, production, cash flow, earnings and net asset value per share. To accomplish this objective, WincoSpin intends to acquire and/or drill and complete, on its own behalf and with other industry partners, several oil and gas prospects per year. WincoSpin intends to identify and acquire or develop several of these prospects each year with a view to taking advantage of industry advances in seismic, drilling and other technologies as well as management's oil and gas experience in Kansas and Oklahoma. Of the projected new prospects, one or two may be intended as higher potential, higher risk prospects. As indicated above, WincoSpin intends to approach its prospects in a way that will allow it to control its costs and risks. It is possible that significant expenditures required of WincoSpin in connection with the future exploration activities will require additional funding from outside sources in the form of debt or equity. There can be no assurance such funding will be available to WincoSpin for this purpose.


OPERATIONS


    As of September 30, 2000, Winco or affiliate entities acted as operator for almost all of Winco's producing wells. Upon completion of the merger, WincoSpin will assume these responsibilities as operator for the wells. By operating its producing properties, WincoSpin believes it has greater control over its expenses and the timing of exploration and development of such properties. Winco, directly or through its affiliate, American Warrior, Inc., presently operates 17 of its wells, which represent 76% of Winco's proved reserves. The operating agreements between Winco and its American Warrior, Inc. affiliate provide for terms considered by Winco to be at least as favorable as third party terms. However, such agreements were not negotiated at arm's length and may be less advantageous to Winco than a third party relationship.


OIL AND GAS RESERVES


    The table below sets forth the quantities of proved reserves which will be owned by WincoSpin upon completion of the merger, as estimated by independent petroleum engineers, McCartney Engineering, all of which are located in the continental U.S., and the present value of estimated future net revenues from these reserves on a non-escalated basis, discounted at 10 percent per year for the period indicated. Reserve estimates are inherently imprecise and are subject to revisions based on production history, results of additional exploration and development, prices of oil and gas and other factors.


                                                     Years Ended
                                                     September 30,

                                                 2000           1999
                                               -----------------------

     Estimated Proved Gas Reserves (Mcf)             0              0

     Estimated Proved Oil Reserves (Bbls)       48,601        109,107

     Present Value of Future Net Revenues
       (before future net income tax expense)  476,760        452,519

    Reference should be made to Supplemental Oil and Gas Information on pages F-9 and F-10 of this Proxy Statement for additional information pertaining to the proved oil and gas reserves. During fiscal 2000, there were no reports filed that included estimates of total proved net oil or gas reserves with any federal agency other than the Securities and Exchange Commission.


PRODUCTION

    The following table sets forth net oil and gas production for the periods indicated.


                                                     Years Ended
                                                     September 30,
                                                 2000           1999
                                               -----------------------

     Natural Gas (Mcf)                               0            243
     Crude Oil & Condensate (Bbls)              15,913         15,427


AVERAGE SALES PRICES AND PRODUCTION COSTS

    The following table sets forth the average gross sales price and the average production cost per unit of oil produced, including production taxes, for the periods indicated. For purposes of calculating production cost per equivalent barrel, Mcf's of gas have been converted at a ratio of six Mcf's of gas for each barrel of oil:


                                                     Years Ended
                                                     September 30,
                                                 2000           1999
                                               -----------------------

     Average Sales Price
       Gas (per Mcf)                           $ n/a          $  2.16
       Oil (per Bbl)                           $ 26.81        $ 13.08
     Average Production Cost
       Per Equivalent Barrel                   $ 11.78        $  7.21

PRODUCING WELLS AND DEVELOPMENT ACREAGE


    The following table sets forth, as of September 30, 2000 and 1999, the approximate number of gross and net producing oil and gas wells and their related developed acres that will now be owned by WincoSpin. Productive wells are producing wells and wells capable of production, including shut-in wells. Developed acreage consists of acres spaced or assignable to productive wells.


                         PRODUCING WELLS
                  -------------------------------          DEVELOPED ACRES
                     OIL                  GAS              ---------------
                -------------       ---------------        GROSS       NET
                GROSS    NET        GROSS      NET

2000             18     12.73          0          0        1,535       941
1999             18     12.73          0          0        1,535       941


UNDEVELOPED ACREAGE


    At September 30, 2000 and 1999, neither Winco nor WincoSpin held any undeveloped acreage.


DRILLING ACTIVITIES


    Winco had no drilling activities for the years ended September 30, 2000 and 1999. Winco's drilling activities, when conducted in the past, were on a contract basis with independent drilling contractors.


PRINCIPAL PROPERTIES


    The following table summarizes the principal properties that will be owned by WincoSpin:

                                                                   Start   Remaining(1)
Lease    Wells   County/State  Field       Zone           Depth    Date   Life  Reserves
----------------------------------------------------------------------------------------
Everett      1   Ness, KS      Aldrich     Mississippi    4,500    2/56    8     11,962
Gano 1-17    1   Kearny, KS    Lakin NW    Mississippi    5,200    10/4    7      7,295
Hofmeister   1   Barton, KS    Beaver      Lansing, KC    3,090    6/97    7      9,593
Madsen       1   Converse, WY  Mikes Draw  Teapot         7,136    2/84   10     11,595
All Others   14  Various                                                          8,156
                                                                                 ------

             Total                                                               48,601
                                                                                 ======

________________
(1) Remaining life and reserves are as determined by independent petroleum engineers.

CUSTOMERS AND MARKETS


    WincoSpin will have two major customers, ENRON Oil Trading and Transportation and Cooperative Refining, LLC, each of which purchased over 10% of Winco's total oil and gas production for the years ended September 30, 2000 and 1999. Currently, the prices at which

Winco sells its oil and gas are set unilaterally by the individual buyers based upon prevailing market prices paid to oil and gas producers in that area.

    WincoSpin will become the owner of a 100% working interest in and the operators of four oil leases located in Russell County, Kansas and in Barton County, Kansas. Winco acquired these leases in 1999. These leases have a total of fourteen (14) producing oil wells and two salt water disposal wells. WincoSpin will consider other oil and gas properties that are available or may become available for purchase.

    It is not anticipated that WincoSpin's business will be seasonal in nature, except to the extent that weather conditions at certain times of the year may affect access to oil and gas properties and the ability to drill oil and gas wells. The impact of inflation on WincoSpin's activities will be minimal. While gas prices have historically fluctuated between winter and summer seasons, changes in the market during the last few years have made such fluctuations unpredictable. For instance, because there are gas storage facilities around the country which are filled during the summer, prices may be higher during some spring or summer months than during some winter months if temperatures are relatively warmer than usual.


COMPETITION


    WincoSpin will compete with numerous other companies and individuals, including many that have significantly greater resources, in virtually all facets of its business. Such competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties than the financial or personnel resources of WincoSpin permit.
The ability of WincoSpin to increase reserves in the future will be dependent on its ability to select and acquire suitable producing properties and prospects for future exploration, development and production. The availability of a market for oil and natural gas production depends upon numerous factors beyond the control of producers, including but not limited to, the availability of other domestic or imported production, the locations and capacity of pipelines, and the effect of federal and state regulation on such production. Domestic oil and natural gas must compete with imported oil and natural gas, coal, atomic energy, hydroelectric power and other forms of energy. WincoSpin will not hold a significant competitive position in the oil and gas industry.


GOVERNMENT REGULATION OF THE OIL AND GAS INDUSTRY


    WincoSpin's business will be affected by numerous governmental laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Changes in any of these laws and regulations could have a material adverse effect on WincoSpin's business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to WincoSpin, WincoSpin cannot predict the overall effect of such laws and regulations on its future operations.

    FEDERAL REGULATION OF THE OIL AND GAS INDUSTRY. The Federal Energy Regulatory Commission ("FERC") regulates interstate transportation of natural gas under the Natural Gas Act and regulates the maximum selling prices of certain categories of gas sold in "first sales" in interstate and intrastate commerce under the Natural Gas Policy Act. Effective January 1, 1993, the Natural Gas Wellhead Decontrol Act deregulated natural gas prices for all "first sales" of natural gas. It is not anticipated that WincoSpin will have any natural gas production and WincoSpin cannot predict what new regulations may be adopted by the FERC and other regulatory authorities, or what effect subsequent regulations may have on future gas marketing, if any, in which WincoSpin may participate after any possible future acquisitions. There is currently no substantial federal regulation of oil prices. Should oil prices become regulated, or oil pipeline competition become regulated, such regulation may affect
WincoSpin, either adversely or favorably, to a degree not currently predictable.

    WincoSpin will also be subject to laws and regulations concerning occupational safety and health. It is not anticipated that WincoSpin will be required in the near future to expend amounts that are material in the aggregate to WincoSpin's overall operations by reason of occupational safety and health laws and regulations. However, inasmuch as such laws and regulations are frequently changed, Winco is unable to predict the ultimate cost of compliance.

    STATE REGULATION. WincoSpin's operations will be subject to regulation at the state level. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration or properties upon which wells are drilled, the plugging and abandoning of wells and the disposal of fluids used in connection with operations. WincoSpin's operations will be subject to various conservation laws and regulations. These include the size of drilling and spacing units or proration units and the density of wells that may be drilled and the unitization or pooling of oil properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the ratability of production. State regulation of gathering facilities generally includes various safety, environmental, and in some circumstances, nondiscriminatory take requirements, but does not generally entail rate regulation. These regulatory burdens may affect profitability, and Winco is unable to predict the future cost or impact of complying with such regulations.

    ENVIRONMENTAL MATTERS. Extensive federal, state and local laws affecting oil operations, including those to be carried on by WincoSpin, regulate the discharge of materials into the environment or otherwise protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws that are often difficult and costly to comply with and which carry substantial penalties for failure to comply. Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose "strict liability" for environmental contamination, rendering a person liable for environmental damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault on the part of such person. Other laws, rules and regulations may restrict the rate of oil and natural gas production below the rate that would otherwise exist or even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action to prevent pollution from former operations, such as closure of inactive pits and plugging of abandoned wells. Legislation has been and continues to be proposed in Congress from time to time that would reclassify certain exempt oil and gas exploration and production wastes as "hazardous wastes." This reclassification would make such wastes subject to more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of WincoSpin, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of oil and gas wastes are also pending in certain states and may include initiatives at county, municipal and local government levels. These various initiatives could have a similar impact on WincoSpin. The regulatory burden on the oil and natural gas industry will increase WincoSpin's cost of doing business and consequently will affect its profitability.

    Compliance with these environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect upon the capital expenditures, earnings or competitive position of WincoSpin and its subsidiaries. Winco believes that it is in substantial compliance with current applicable environmental laws and regulations and that continued compliance with existing requirements will not have a material adverse impact on WincoSpin. Nevertheless, changes in environmental laws have the potential to adversely affect WincoSpin's operations. For example, the U.S. Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), also known as the "superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment.
These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substance found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury or property damages allegedly caused by the hazardous substance released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term "hazardous substances." At least two federal courts have recently held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act ("RCRA") certain oil and gas materials and wastes are exempt from the definition of "hazardous wastes." This exemption continues to be subject to judicial interpretation and increasingly stringent state regulation. During the normal course of its operations, WincoSpin generates, or has generated in the past, exempt and non-exempt wastes, including hazardous wastes that are subject to the RCRA and comparable state statutes. The U.S. Environmental Protection Agency ("EPA") and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

    Although WincoSpin will maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, there is no assurance that such insurance will be adequate to cover all such costs, that such insurance will continue to be available in the future or that such insurance will be available at premium levels that justify its purchase.
The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on WincoSpin's financial condition and operations. WincoSpin will indemnify Winco for all claims and losses, including defense costs, of any such environmental liabilities relating to the oil and gas business formerly operated by Winco that arose from events or circumstances prior or subsequent to the asset spin-off and associated distribution of WincoSpin shares to pre-merger Winco shareholders.


TITLE TO PROPERTIES


    As is customary in the oil and gas industry, only a preliminary title examination is conducted at the time leases of properties believed to be suitable for drilling operations are acquired by WincoSpin. Prior to the commencement of drilling operations, a thorough title examination of the drill site tract is conducted by independent attorneys. Once production from a given well is established, WincoSpin will prepare a division order title report indicating the proper parties and percentages for payment of production proceeds, including royalties. WincoSpin believes that titles to its leasehold properties will be good and defensible in accordance with standards generally acceptable in the oil and gas industry, but there can be no assurance regarding the results of future title examinations, nor the defensibility of previously prepared division orders.


RELATED PARTY TRANSACTIONS


    The oil properties that will be owned by WincoSpin will be operated by entities considered related parties due to common ownership and management by directors and officers of WincoSpin. Operations by such parties are on the same basis as outside third party operators. As a result of such operations, some proceeds from revenues are usually in process of distribution resulting in amounts considered receivable. Similarly, charges for costs of operation of WincoSpin's properties will usually be in process of billing and payment resulting in amounts considered payable.

    American Warrior, Inc. ("AWI") is an oil and gas company wholly-owned by Cecil O'Brate, President and a Director of WincoSpin. Further, Daniel Dalke, Secretary-Treasurer of WincoSpin is employed by AWI. AWI owns 41.1% of Winco and will own 41.19% of WincoSpin and will provide various services on behalf of WincoSpin. AWI will operate most of the wells owned by WincoSpin, for which AWI will receive an operator's charge that is commensurate with charges by other operators in the same areas. AWI will also provide on behalf of Winco Spin office space, for which no rent will be charged or paid, and personnel services, for which only nominal payment will be made.

    Mid-Continent Resources, Inc. ("MCR") will also operate a well on behalf of Winco Spin. MCR is 50% owned by AWI and Cecil O'Brate and Daniel Dalke serve in the same offices and capacity for MCR as AWI.

EMPLOYEES

    Upon completion of the merger, WincoSpin will not have any full-time employees. It is anticipated WincoSpin will utilize contract services on a part-time basis provided by employees of American Warrior, Inc., an entity that is owned by Cecil O'Brate, WincoSpin's president.


LEGAL PROCEEDINGS

    Winco is not involved in any material pending legal proceedings to which it is a party or to which any of its property is subject.

OFFICES


    Winco maintains its principal executive offices at 3118 Cummings, Garden City, Kansas 67846, and its telephone number is (316) 275-2963. The office space is owned by American Warrior, Inc. and no rent was charged to or paid by Winco during the fiscal years of 2000 and 1999. It is not currently anticipated that WincoSpin will be required to pay any rent in the foreseeable future.

         WINCO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                   CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF WINCO'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH WINCO'S FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROXY STATEMENT. THE MATTERS DISCUSSED IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN.


RECENT DEVELOPMENTS

    On August 18, 2000, Winco entered into a merger agreement with WincoMerger, WincoSpin and RCS. The merger agreement provides that the following transactions will occur in the following order. First, in order to accomplish the merger, Winco will create WincoMerger and WincoSpin as wholly-owned subsidiaries of Winco. Second, immediately prior to the merger, and upon the terms and subject to the conditions set forth in the merger agreement, all of the assets, liabilities and obligations of Winco will be transferred to and assumed by WincoSpin, one of Winco's newly-created, wholly-owned subsidiaries, in consideration for shares of WincoSpin. All of the shares of common stock in WincoSpin will be distributed by Winco to Winco's shareholders in conjunction with the filing and effectiveness of a Form 10-SB by WincoSpin. Following the distribution of all of the WincoSpin shares, WincoSpin will no longer be a subsidiary of Winco but will be an independent entity, conducting the oil and gas operations previously conducted by Winco. Third, prior to the merger, Winco will effect a reverse stock split of its common stock on a one (1) for eighty (80) basis. After the execution of the merger agreement, this ratio was readjusted to a one
(1) for forty (40) basis.  Pursuant to the reverse stock split, each forty
(40) shares of currently outstanding common stock of Winco will be combined into one (1) share of new common stock of Winco. Following the reverse stock split, Winco's shareholders will own approximately 1,028,815 shares of common stock of Winco, subject to future adjustment based on the final reverse stock split ratio. Fourth, according to the terms of the merger agreement, RCS will merge with and into WincoMerger, Winco's other newly-created, wholly-owned subsidiary. Following the merger of RCS and WincoMerger, the separate corporate existence of RCS will cease and WincoMerger will continue as the surviving party in the merger, and as a wholly-owned subsidiary of Winco. Pursuant to the merger agreement, the RCS shareholders will receive common stock in Winco in exchange for the cancellation of their RCS common stock.
RCS shareholders will receive approximately 12,688,719 shares of Winco's common stock. The merger agreement provides that none of the events just described shall occur unless each of the events shall have occurred in the order described above.

    Following the merger, shareholders of RCS will own approximately ninety-two and one-half percent (92.5%) of Winco and the current shareholders of Winco will retain an ownership of approximately seven and one-half percent (7.5%) in Winco. Winco will remain a public company, however it will conduct the business of RCS, a regional integrated technology service provider in network design, communications and integration. The former business of Winco will be conducted by WincoSpin. The current officers and directors of Winco will resign on the effective date of the merger and will be replaced by officers and directors to be named by the RCS shareholders. RCS is a closely held corporation, and substantially all of the common stock of RCS is owned by Michael St. John, President of RCS, Anton St. John, the founder of RCS, and the Anton St. John Trust.

    As described above, as a result of the merger, current Winco shareholders' ownership interest in Winco, which will become the business of RCS, will be substantially diluted. However, as a result of the spin-off and distribution of WincoSpin shares, current Winco shareholders will maintain their current ownership interest in Winco's oil and gas business as represented by WincoSpin common stock to be issued. The current officers and directors of Winco will become the officers and directors of WincoSpin and will be responsible for running the oil and gas operations of WincoSpin.

    The merger agreement contains numerous representations, warranties and covenants by all parties. A complete description of all warranties, representations and covenants is set forth in the merger agreement.

    The merger agreement is subject to shareholder approval and the filing of a definitive proxy statement with the Securities and Exchange Commission in connection with Winco's special meeting of shareholders. The transaction is expected to be completed and the closing to occur in the first quarter of 2001.

    RCS was formed in 1975 and is located in Littleton, Colorado. RCS is a regional integrated technology service provider in network design, communications and integration. In 1999, RCS expanded its service area by opening an office in Seattle, Washington. RCS's current business strategy is to continue to add profitable, technical services to its current set of services and to attract new contracts and major accounts.

YEAR ENDED SEPTEMBER 30, 2000 VS. SEPTEMBER 30, 1999
----------------------------------------------------

RESULTS OF OPERATIONS

    Winco had a net loss for the year ended September 30, 2000 totaling $36,339 compared to net income of $11,399 at September 30, 1999.
Operations provided a gain after depreciation and depletion of $84,765, due to higher oil prices. Unusually higher general and administrative costs offset operating revenues to result in the net loss.

REVENUES

    Oil and gas sales for the year ended September 30, 2000 totaled $318,321 compared to revenues of $142,448 for the year ended September 30, 1999. Oil production increased from 15,427 barrels to 15,913 barrels, a net increase of 486 barrels or 3.15%. The significant increase in revenues resulted from this increase in production, along with an improvement in oil prices, from an average in 1999 of $13.08 per barrel to an average of $26.81 in 2000. The improvement in oil prices accounted for approximately $163,000 of the $175,893 increase in revenues. Winco shut-in four of its wells during the year ended September 30, 2000.

    Winco has had very little gas production (less than 1% of total sales), particularly since the sale of the Wyoming properties as of January 1, 1998, and has determined that no significant gas imbalances have been incurred either for or against Winco's account. Based on production levels and revenues received from those interest in gas properties which Winco owns or has owned, no significant imbalances have resulted.

COSTS AND EXPENSES

    Oil and gas production costs for the year ended September 30, 2000 totaled $193,183, a 113.16% (or $102,553) increase from the costs of $90,630 for the year ended September 30, 1999. The increased costs were a result of more operations during the year and additional costs associated with the maintenance, repair and improvement of wells to assure optimum production.

    General and administrative expenses totaled $120,104 at September 30, 2000, compared to $23,423 at September 30, 1999, a total increase of 412.76%. This increase was primarily due to an increase of $56,938 in professional fees, which was incurred in relation to Winco's pending merger, and $31,834 in compensation expense, which was incurred in the issuance of stock held in treasury to directors and officers.

    Depreciation, depletion and amortization costs for the year ended September 30, 2000 totaled $40,374, an increase of $14,285 from the costs of $26,089 for the year ended September 30, 1999. This increase resulted from higher costs amortized in 2000 due to the units of production calculation for cost depletion.

    Exploration costs and dry hole costs were not incurred during fiscal years September 30, 2000 and 1999.

OTHER INCOME (LOSS)

    Other income (loss) for the year ended September 30, 2000, was a loss of $1,000, a decrease of $10,093 from the year ended September 30, 1999 amount of $9,093, which was primarily due to interest on cash balances in interest-bearing accounts in the prior year and a non-recurring gain of $2,000 on recovery and sale of equipment.

LIQUIDITY AND CAPITAL RESOURCES

    During the year ended September 30, 2000, Winco's working capital increased from $312,488 at September 30, 1999 to $349,807 at September 30, 2000. The increase of $37,319 was primarily the result of working capital provided by operations.

    Winco anticipates revenues from operations of its wells to be sufficient for its working capital needs. Substantially all of the cash balances held by Winco are available for the acquisition of additional oil and gas producing properties and/or drilling of new wells. Opportunities to acquire producing properties may not be as practical since oil prices have substantially improved from their lowest levels. While Winco will continue to monitor and consider any such opportunities, it may find opportunities for drilling of new wells to be more practical.

           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                    MANAGEMENT OF WINCO AND WINCOSPIN

    The following table sets forth the ownership of Winco shares prior to the proposed merger transactions but after the reverse stock split and WincoSpin shares upon completion of the reverse split and the merger by (i) each Director of WincoSpin, (ii) all Executive Officers and Directors of Winco and WincoSpin as a group, and (iii) all persons known by Winco and WincoSpin to own more than 5% of outstanding Winco shares and outstanding WincoSpin shares.

                                                        Beneficial Ownership
                                                 -----------------------------------



                                                                     WincoSpin
          Name                      Winco Shares     Percentage      Shares(1)    Percentage
          ----                      ------------     ----------      ---------    ----------

     Cecil O'Brate                   459,834 (2)     44.70%          459,834 (2)     44.70%
     P.O. Box 399
     Garden City, KS 67846

     Daniel Lee Dalke                 8,250           0.80%            8,250          0.80%
     P.O. Box 399
     Garden City, KS  67846

     Mid-Continent Resources, Inc.   20,934           2.03%           20,934          2.03%
     P.O. Box 399
     Garden City, KS  67846

     G. Allen Nelson                  1,458           0.14%            1,458          0.14%
     1645 Court Place, Suite 302
     Denver, CO  80202

     Betty Lee Winkler              176,233          17.13%          176,233         17.13%
     775 Ivanhoe Street
     Denver, CO  80220

     American Warrior, Inc          423,749          41.19%          423,749         41.19%
     P.O. Box 399
     Garden City, KS  67846

     Debra J. Purcell                 7,000           0.68%            7,000          0.68%
     P.O. Box 399
     Garden City, KS  67846

     All Directors and Officers     476,542 (3)      46.32%          476,542 (3)     46.32%
     as a Group (4 persons) (2)

______________________________
(1) Assumes the Winco shareholders have approved the reverse split whereby each forty (40) Old Winco Shares will become one (1) New Winco Share.

(2) Cecil O'Brate owns 15,163 shares (taking into account the reverse stock split) directly, and as the President, a director and the majority shareholder of American Warrior, Inc.

    and Mid-Continent Resources, Inc., he may be deemed to be the beneficial owner of the shares owned by them.
(3) Includes 423,749 shares (taking into account the reverse stock split) owned by American Warrior, Inc., and 20,934 shares owned by Mid-Continent Resources, Inc., as to which Cecil O'Brate, a Director and Officer of Winco, may be deemed to have beneficial ownership by virtue of being a Director and Officer of American Warrior, Inc.

                             BUSINESS OF RCS

OVERVIEW

    Headquartered in Littleton, Colorado, RCS is a Colorado corporation established in 1975. RCS is a regional integrated information technology service provider in network design, communications, and systems integration. In 1999, RCS expanded its service area by opening an office in Seattle, Washington.


    The customer base of RCS includes Rhythms NetConnections, Inc., AT&T, Level 3 Communications, Charter Communications, Robert Half International, and Qwest Communications. Sales to these customers approximate 20.1%, 17.1%, 13.5% 9.0%, 4.3% and 3.8%, respectively, of total sales of RCS in the six months ended October 31, 2000.


    Management of RCS believes that retaining quality personnel, particularly in the information technology arena, will be important to its future financial success. RCS's current business strategy is to continue to add profitable, technical services to its current set of services and to attract new contracts with major accounts.

EVOLUTION OF RCS


    RCS was founded in 1975 by Anton St. John after his retirement from a 25-year career as the Western Regional Manager for Remington Rand. Originally known as Business Products, Inc., RCS adopted its current name on July 10, 2000. RCS initially sold typewriters, calculators and supplies, and employed six people. RCS subsequently added word processors and computers to its product line. RCS continued to evolve from these origins. It focused on developments in computers, peripherals, imaging and other services believed necessary to support network systems. RCS also provided training, shipping and receiving and order fulfillment services as part of its product and services package.

    In 1984, Michael St. John joined RCS as a sales representative marketing office products. Anton St. John retired as RCS's president in 1989 and was succeeded by his son, Michael St. John, who is still the current President of RCS. Michael St. John also actively manages customer relationships and the development of new business opportunities for RCS.


    In April 1998, RCS moved from its original Denver facility to a new location in Littleton, Colorado. The facility at the new location contains 23,000 square feet of office space, remodeled and reconfigured specifically to accommodate the needs of RCS. RCS has also leased additional space within nearby buildings.

    RCS's focus historically has been on the Colorado market. During the last three years, RCS has experienced an increase of business in other states, partly as a result of an extension of services to its Colorado customer-base. In 1999, RCS expanded its engineering, project management and broadband service coverage through a new office in Seattle, Washington. This expansion occurred, in part, in response to a demand for technical services in other locations by a major customer of RCS. RCS anticipates that its new presence in broader areas may spawn additional customer relationships. RCS currently employs approximately 275 people on a full-time basis. Of this number, approximately 225 employees are located in RCS's offices in

Littleton, Colorado and Seattle, Washington. The remaining approximately fifty employees are currently providing services on-site in twelve other cities.

    In recent years, RCS has been engaged in Y2K evaluation and remediation projects, expansion and facilitation of educational systems through design and implementation of video and data systems, and diagnosis and inoculation of the network systems necessary for reliable operations and communications within the health and hospitals sector. In 1999, RCS donated to members of the European Broadcast Association the computer systems on-site support to provide real-time data on scores and rankings in the Alpine Ski World Championships held in Vail, Colorado.

    RCS operates in a highly competitive environment in which it has numerous competitors for its products and services. Some of its competitors are larger and better financed than RCS, and may enjoy certain competitive advantages. While RCS believes that its role as a network and data communication service company gives it certain competitive advantages, no assurance exists that RCS will be able to maintain its market share or current level of profitability.

PRODUCTS AND SERVICES

SUMMARY


In April and May of 2000, RCS undertook an evaluation of its business model, and as a result, modified its business model within the integrated technology services component of its operations. As of July 1, 2000, RCS no longer supplies hardware products to its customers, although it continues to provide all of the related services such as design, installation, and support. Currently, RCS operates as a regional integrated technology services provider. RCS specializes in the design, installation, and support of network operating systems and platforms, as well as commercial and residential installation of high-speed internet access through cable and DSL lines. RCS provides these services through a combination of resources including personnel providing skills focused on the areas of customer relationship management, web development, project management, engineering, broadband services, staffing, and asset management, deployment and configuration services.

CONSULTING SERVICES


    CUSTOMER RELATIONSHIP MANAGEMENT. RCS recently commenced providing customer relationship management services through its Customer@Net operations. The services provided through the Customer@Net operations include sales force automation, data mapping between disparate data sources, standardized reporting, management/tracking of lead generation, standardized quoting and pricing, management of ordering and fulfillment processes, tracking of inventories and vendor resources and integration of customer and third party processes.

    The Customer@Net solution begins with the discovery/needs analysis, which transitions into a data analysis and design function. From that point the service includes configuration and development services, production pilot and testing, resulting in rollout and transition management.


    WEB DEVELOPMENT. An additional service that RCS recently commenced providing is Web Development. The Web Development function involves assessing clients web needs and developing conceptional and implementation strategies based upon those requirements. The Web Development offering of RCS includes e-commerce applications that provide business-to-business and business-to-consumer functionality. RCS provides service in a variety of areas in web development including information architecture, data base design/integration, security and firewall applications, data management systems, customized applications and client services, as well as hosting, maintenance, graphic design and navigational theme and content development.


    PROJECT MANAGEMENT SERVICES. RCS provides a variety of project management services, such as business process and workflow engineering and platform and application level design and development.

    ENGINEERING. RCS provides engineering services in the area of data communications, information systems security (including disaster recovery), ATM networking (voice, video and data over high speed lines), storage area networks, internet/intranet connect activity, network analysis, baseline and monitoring, as well as cross-platform expertise.

    STAFFING SERVICES. RCS also provides a variety of staffing services and technical expertise on a permanent or temporary basis.

    LIFE CYCLE SERVICES. RCS provides a variety of life cycle services including technology integration and ownership services for the user community. Services include forecasting and planning as well as configuration and imaging. The services are designed to assist in the tracking and management and utilization of information, with the objective of maintaining an on-time and cost efficient technological system.


BROADBAND SERVICES

    RCS provides services relating to broadband, including high speed data installations, telephone installations, RF cabling, computer aided design and drafting (CADD), tap face replacement, transponder installs, NIU installations, site survey, project management and network cabling, as well as broad width upgrades and field engineering.

    Management of RCS is under the direction of Michael St. John as President. RCS has eight functional divisions, including life cycle services, engineering services, staffing and national field operations, finance and administration, marketing and communications, project management, strategic business and sales.


RCS DIRECTORS


    Michael St. John, Director, President and Chief Executive Officer


    Scott Swenson, Director


    Michael St. John, age 41, has served as president and chief executive officer since 1989. He also served as RCS's corporate director. Michael originally joined RCS in 1984 as a sales representative after completing his Master's of Business Administration degree, in 1983, with an emphasis in marketing and finance, at the University of Colorado and after previously completing his Bachelor's degree at the University of Denver School of Business, in 1981.

    Scott Swenson, age 45, will be a director of Winco subsequent to the merger. Previously, Mr. Swenson was a partner at Rothgerber, Johnson, and Lyons, LLP, a Denver law firm, from 1987 to February 1996. From February 1996 to February 1997, Mr. Swenson was "of counsel" to Dufford and Brown, a Denver-area law firm. In February 1997, Mr. Swenson left Dufford and Brown to found Enhanced Video, Voice & Data Systems, Inc. ("E3SI"), a telecommunications consulting group. Mr. Swenson served as general counsel and Secretary of E3SI until June 2000. From June 2000 to October 2000, Mr. Swenson was Chairman of gForce Ventures, Inc., a start-up business incubator. From October 2000 to the present, Mr. Swenson has served as a consultant to start-up and emerging businesses and real estate investors.


LEASES AND SIGNIFICANT CONTRACTS

PROPERTY LEASES


    At October 31, 2000, RCS had leases at four property locations. Two of these lease sites are located in the Denver metropolitan area where RCS is headquartered. The principal facility, which includes 23,000 square feet of space, is located at 8136 S. Grant Way in Littleton, Colorado, and is owned by a corporation which is 80% owned by Michael St. John, RCS's president. RCS recently acquired a lease on 5,375 square feet of office/warehouse space at 8121 S. Grant Way, with the option to renew this lease for an additional three years after expiration of its initial term in March 2003. From early 1999 to October 31, 2000, RCS leased 3,000 square feet of office space at 8024 S. Grant Way.


    As of March 2000, RCS entered into a contract with Cook Inlet Region, Inc. for office space and related office services. This RCS facility is located at 19115 68th Avenue S., Suite H-102, in Kent, Washington.

    As of June 1, 2000, RCS entered into a contract with Bethany Village Offices, LLC for office space. This RCS facility is located at 15280 NW Central Drive, Suite 202-6 in Portland, Oregon.

CONTRACTS AND COMMITMENTS


    WELLS FARGO BANK LINE OF CREDIT. RCS maintains a $1,500,000 line of credit with Wells Fargo Bank, bearing interest at the prime rate (9.5% at October 31, 2000), with interest payable monthly. The line of credit matures April 30, 2001 and is secured by RCS's accounts receivable. The terms of the credit line require RCS to retire the balance to zero for a minimum 60-day period each year. As of October 31, 2000, the principal outstanding on the RCS line of credit was $1,450,000.

    SERVICE CONTRACTS. RCS utilizes a standard form of service contract for some customer purchases of RCS consulting services and currently has approximately 120 such contracts in force. The contracts cover a determined number of hours of consulting services, with payment due in full upon signing of the contract. The term of the contracts is the lesser of 18 months or when purchased hours are exhausted. If the purchased hours are not utilized within 18 months of the contract date, the hours are forfeited. As of February 1, 2001, the term of future service contracts was reduced to the lesser of 12 months or when purchased hours are exhausted.

EQUIPMENT LEASING


    RCS entered into a Master Lease Agreement with GE Capital Fleet Services on April 28, 2000 to cover various vehicles up to a total cost of $1,000,000. The leases are operating leases with lease terms ranging from 24 months to 36 months. At October 31, 2000, the lease included 43 vehicles with a total cost of approximately $778,300, with a monthly payment of approximately $17,300.

    In February of 2000, RCS entered into an equipment lease with Ford Motor Credit Company to cover four vehicles with a total cost of approximately $81,000. The term of the lease is 36 months, with a monthly payment of $3,000. RCS leased an additional vehicle from Ford Motor Credit Company in July of 2000, with a total cost of $51,400 and monthly payments of $1,200 over 24 months.

    On July 27, 2000, RCS entered into an equipment lease with Copelco Capital covering 50 laptop computers with a total cost of $73,646. The term of the lease is 30 months, with a monthly payment of $2,363.


MAJOR CUSTOMERS


    RCS has contracts with AT&T, Level 3 Communications and Rhythms NetCommunications, Inc. RCS has historically received a significant amount of its annual revenues from major customers, such as AT&T. AT&T accounted for 22.9% and 29.9% of RCS's revenues in fiscal 1999 and 2000, respectively. For the six months ended October 31, 1999, Lockheed Martin Corporation accounted for 18.1% of total revenues, Level 3 Communications for 1.5% of RCS's total revenues, Rhythms NetCommunications, Inc., 2.2% of total revenues, and AT&T, 37.7% of total revenues. For the six months ended October 31, 2000, Level 3 Communications represented 13.5% of RCS's total revenues, AT&T, 17.1% of total revenues, and Rhythms NetCommunications, Inc., 20.5% of total revenues.


SALES AND REVENUE DISTRIBUTION


    Three major revenue streams contribute to RCS's operations, with each revenue stream effective across multiple lines of business. These consist of technical services, systems sales, and professional placement. RCS estimates the revenue proportions attributable to these categories for fiscal year 2000 at 52% due to services, 47% to systems, and the remaining 1% accounted for by placement commissions. For the six months ending October 31, 2000, this breakdown is 79%, 20%, and 1%, respectively.

    Services are routinely sold by RCS in blocks of hours that a customer may use over a defined period, typically twelve months beginning February 1, 2001. In special circumstances such as those involving large customers or government agencies, alternative sales options may be used.


    RCS's Professional Placement services are charged out as a fee calculated as a percentage of the annual salary payable upon signing the agreement for placement.

RELATED PARTY TRANSACTIONS

REAL ESTATE LEASES


    Prior to May 1, 2000, RCS leased its primary 23,000 square-foot facility in Colorado on a month-to-month oral lease from 8136 S. Grant Way, LLC, a business entity which is 80% owned by Michael St. John, RCS's president, from April 1, 1998 to April 30, 2000. RCS and 8136 S. Grant Way, LLC have recently executed a written lease agreement effective as of May 1, 2000. The initial term of this lease runs through April 30, 2002, with an option to extend for an additional two-year term. Base monthly rent is $27,875 under the written lease, with additional monthly charges for maintenance and repairs, insurance, taxes and utilities under the lease estimated at an additional $5.10 per square foot on an annualized basis.


ADVANCES AND RECEIVABLES


    As of October 31, 2000, RCS had advances receivable, including interest, from Michael St. John of $82,564 and from 8136 S. Grant Way, LLC of $5,725, a company in which Michael St. John has an 80% interest. RCS also had a demand note receivable from E3SI, Inc., a company in which Michael St. John has a 46% interest, with a balance including interest at October 31, 2000 of $92,173 accruing interest at 8% per annum. Under a consulting arrangement between RCS and E3SI, RCS's revenues from E3SI totaled $238,650 in the year ended April 30, 2000 and $29,827 in the six months ended October 31, 2000, of which $4,253 remained due to RCS on October 31, 2000. In acknowledgement of business leads and training provided to RCS by E3SI, RCS wrote off receivables from E3SI in the amounts of $50,000 in fiscal 1999 and $292,000 in fiscal 1998. No additional write-offs of amounts owed by E3SI have occurred, nor are future write-offs anticipated. E3SI engages primarily in government and sports arena cable and fiber optic franchise consulting. There are no written service agreements between RCS and E3SI.

    In connection with the transfer of substantially all of the investments in equity securities to its President, Michael St. John, RCS recorded an advance receivable for the fair value of the investments at the date of the transfer. In August of 2000, Michael St. John repaid this advance in full.


EQUIPMENT ACQUISITIONS AND LEASES


    In February 2000, RCS purchased the Unix computer system and a phone system used in its operations, but previously owned by Michael St. John, for $50,000. RCS had formerly leased this equipment from Mr. St. John under two month-to-month leases for approximately $4,500 per month.

     RCS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION OF RCS'S FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH RCS'S FINANCIAL STATEMENTS AND NOTES THERETO APPEARING ELSEWHERE IN THIS PROXY STATEMENT. THE MATTERS DISCUSSED IN THIS PROXY STATEMENT CONTAIN FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED EARLIER IN "RISKS RELATING TO THE RCS BUSINESS PLAN" AND "RISKS RELATING TO RCS'S BUSINESS" AS WELL AS THOSE DISCUSSED IN THIS SECTION AND ELSEWHERE IN THIS PROXY STATEMENT.


RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED OCTOBER 31, 2000 AS COMPARED TO THE SIX MONTHS ENDED OCTOBER 31, 1999

    For the six months ended October 31, 2000 ("fiscal 2000") RCS reported a net loss of approximately $468,800 as compared to net income for the six months ended October 31, 1999 ("fiscal 1999") of approximately $433,500.

    Total revenue decreased from approximately $19,667,200 to $14,283,600 from fiscal 1999 to fiscal 2000. Revenue from systems sales and related commissions decreased from $8,679,700 to $2,788,900 from fiscal 1999 to fiscal 2000, while revenue related to consulting services increased from $10,983,100 in fiscal 1999 to $11,494,500 in fiscal 2000. The decrease in systems sales and commission revenues is related to RCS's decision to continue shifting its strategic focus from hardware sales to consulting services, as well as a decrease in the commission rates paid to RCS on sales of hardware. Y2K-related revenues of approximately $2,000,000 earned during the first six months of fiscal 1999 were replaced by revenues from various consulting services in fiscal 2000. RCS has already substantially replaced its Y2K revenue with other service revenue and intends to continue to do so with its strategy of providing business solutions. Upon acceptance of the Y2K-related work, RCS understood the one-time nature of these engagements and staffed portions of the projects with contract labor, thereby minimizing the effect of conclusion of the projects. Additionally, normal attrition allows RCS to continue to adjust its workforce when billable resources experience downtime, thereby minimizing the Income Statement effect.

    Cost of sales decreased from $16,273,300 to $10,304,900 from fiscal 1999 to fiscal 2000. Gross margins increased from 17% to 28% for the respective periods. The increase in gross profit margin is primarily related to a decrease in the use of contractor services required for various Y2K projects, from approximately $2,490,900 in fiscal 1999 to $868,800 in fiscal 2000, as well as RCS's business model shift from lower margin hardware sales to higher margin consulting services.

    Selling, general and administrative expenses increased from approximately $2,591,800 to $4,585,900 from fiscal 1999 to fiscal 2000.
The major component of the increase was an increase in management, administration and sales salaries of $1,179,100. RCS experienced significant management and sales personnel requirements related to efforts to increase broadband service activities and to develop and market new service offerings. In addition, legal and accounting expenses increased by $191,100 primarily related to proposed merger activities, telephone expense increased $187,600, office expense increased $48,700, and rent expense increased $47,900 from fiscal 1999 to fiscal 2000 respectively. The increase in rent and telephone expense is a result of continued expansion into new territories. Office expense increased due to additional personnel and three new office locations.

    For the six months ended October 31, 2000 RCS has recognized an income tax benefit of $185,300 resulting from reporting a net operating loss for the period. For the six months ended October 31, 1999 RCS incurred income tax expense of $347,800.

LIQUIDITY AND CAPITAL RESOURCES

    For the six months ended October 31, 2000 net cash used in operating activities was $419,700 compared to net cash provided by operations of $2,258,800 for the six months ended October 31, 1999. The change was primarily due to the collection of receivables related to Y2K projects during the six months ended October 31, 1999 of approximately $1,460,000. Significant uses of cash in the six months ended October 31, 2000 were payments on accounts payable of $600,400 and payments on accrued payroll-related payables of $500,300.

    Net cash used in investing activities for the six months ended October 31, 2000 was $498,000, primarily for the purchase of fixed assets related to business expansion, compared to net cash used in investing activities of $160,400 for the six months ended October 31, 1999. As of October 31,
2000, RCS holds investment securities of approximately $3,000 and does not currently plan to purchase additional securities. On January 31, 2001, Michael St. John, President of RCS, contributed securities with a market value of $206,200 to RCS as additional paid-in-capital.

    Net cash provided by financing activities for the six months ended October 31, 2000 was $759,500 compared to cash used in financing activities for the six months ended October 31, 1999 of $749,200. In the six months ended October 31, 2000 RCS borrowed an additional $700,000 on its bank line of credit to finance continued expansion into new service areas. In the six months ended October 31, 1999 RCS repaid $600,000 on its bank line of credit.

    RCS has primarily used its $1,500,000 line of credit with Wells Fargo Bank to fund officer bonuses and has met requirements to retire the balance for 60 days each year. Previous capital expenditures have been funded by cash from operations. At October 31, 2000 RCS had borrowed $1,450,000, leaving $50,000 of credit line availability for working capital purposes.

RESULTS OF OPERATIONS FOR THE YEAR ENDED APRIL 30, 2000 AS COMPARED TO THE YEAR ENDED APRIL 30, 1999

    For the year ended April 30, 2000 ("fiscal 2000") RCS reported a net loss of approximately $550,400 compared to net income for the year ended April 30, 1999 ("fiscal 1999") of approximately $911,500.

    Total revenue increased from approximately $23,963,800 to $37,333,400 from fiscal 1999 to fiscal 2000 respectively. Revenue from system sales and related commissions increased from $13,533,800 in fiscal 1999 to $17,832,600 in fiscal 2000. This increase is primarily related to new customers to whom RCS sold product directly in the initial stages of the relationship but later moved to an agency model relationship. Configuration, engineering, project management and broadband service revenues increased from $10,387,000 to $19,491,500 from fiscal 1999 to fiscal 2000 respectively. Of the increase, Y2K related revenues were approximately $6,000,000 and broadband service revenue, which was a new service offering, was approximately $1,500,000. The remainder of the increase is due to the expanded emphasis on service revenues. RCS has already substantially replaced its Y2K revenue with other service revenue and intends to continue to do so with its strategy of providing business solutions. Upon acceptance of the Y2K-related work, RCS understood the one-time nature of these engagements and staffed portions of the projects with contract labor, thereby minimizing the effect of conclusion of the projects. Additionally, normal attrition allows RCS to continue to adjust its workforce when billable resources experience downtime, thereby minimizing the Income Statement effect.

    Cost of sales increased from $17,625,600 to $30,137,200 from fiscal 1999 to fiscal 2000 respectively. Gross margins decreased from 26% to 19% for the respective periods. The decline in gross profit is primarily related to market price pressures on sales of hardware, as well as an increase in the use of contractor services during fiscal 2000 which was necessitated by the rapid growth of Y2K services provided by RCS to its customers. As a result, RCS incurred a higher labor cost due to the use of contractors rather than employees. Outside services expense increased from approximately $1,500,000 in fiscal 1999 to $3,500,000 in fiscal 2000. RCS is providing its current range of services primarily using employees, rather than outside contractors. In addition, RCS significantly added to its technical teams in the broadband and project management areas in preparation for planned future expansion in those areas. There was an increase of 61 employees in broadband and 13 employees in project management areas from April 30, 1999 to April 30, 2000.

    Selling, general and administrative expenses increased from approximately $4,973,900 to $7,971,700 from fiscal 1999 to fiscal 2000 respectively, remaining a consistent 21% of revenue in each period. The major components of the increase were increases in officer bonuses of $708,000, management salaries of $789,000, legal and accounting expenses of $331,000 primarily related to a proposed merger which was abandoned in April of 2000, rent of $222,000 related to increased personnel and expansion into other states, and training of $170,000 related to planned expansion of new service offerings.

    For the year ended April 30, 2000, RCS recognized an income tax benefit of $164,800 compared to income taxes of $446,000 for the prior comparable period. The decrease in tax is directly related to a decrease in income before tax of $2,072,700 for the year ended April 30, 2000. The income tax benefit for fiscal 2000 results from the tax benefit related to deferred tax deductions of $315,300 and current tax benefits of $150,500. In April 2000, RCS filed Form 3115 with the IRS to apply for a change in accounting method to accrue receivables and payables which had previously been reported on a cash basis for tax purposes. The effect of this filing is to recognize approximately $2,076,100 in total taxable income ratably over a four year period, beginning with the year ended April 30, 2000.


LIQUIDITY AND CAPITAL RESOURCES


    For fiscal 2000 net cash provided by operating activities was $1,040,100 compared to net cash used in operations of $1,031,800 for fiscal 1999. The change was primarily due to a fiscal 2000 decrease in accounts receivable related to the collection of receivables generated by Y2K activities in fiscal 1999.

    Net cash used in investing activities was $730,700 for fiscal 2000 compared to $348,700 for fiscal 1999. The primary investing activities in both periods was the purchase of fixed assets of $666,700 and $199,900 in fiscal year 2000 and fiscal year 1999 respectively and the purchase of investment securities of $64,000 in fiscal year 2000 and $117,600 in fiscal year 1999 respectively.

    Net cash provided by financing activities for fiscal year 2000 was $500 compared to $555,600 for fiscal 1999. During fiscal 2000 RCS made payments of $749,500 on the bank line of credit, as well as borrowed $750,000 in April 2000 to fund officer bonuses. In the year ended April 30, 1999 RCS borrowed $749,500 on the bank line of credit, made advances to officers and related parties of $324,800 and received $131,000 in payments from officers.


FUTURE CAPITAL RESOURCES


    RCS's capital requirements are dependent on several factors, including market acceptance of its services, the amount of resources devoted to investments in personnel and development in certain technology areas, the resources devoted to marketing and selling RCS's services and other factors. RCS will continue to evaluate possible investments in businesses, products, technologies, and plans to expand its sales and marketing programs. At October 31, 2000 RCS had cash and cash equivalents totaling $283,100, a working deficit of $618,800, and availability on its bank line of credit of $50,000. RCS believes that additional debt or equity financing will be needed in order to meet working capital and capital investment requirements to support its expansion plans.

    RCS is a labor-intensive business, with approximately 70% of its expenses in labor and related costs. Expansion plans will concentrate initially in the sales area, with the projected addition of up to 10 salespersons. These salespeople will focus on selling engineering and project management services to increase RCS's billable resource utilization from the current rate of between 40% and 50% up to the target of 75% and above. Upon reaching its targeted utilization rate, RCS plans to hire additional engineering and project management resources. The majority of the costs for this type of expansion are variable and do not require significant capital investment.

    If cash generated from operations is insufficient to satisfy liquidity requirements, RCS may seek to sell additional equity or debt securities or to obtain a credit facility. The sale of additional equity or convertible debt securities could result in additional dilution to RCS stockholders. The incurrence of indebtedness would result in an increase in RCS's fixed obligations and could result in operating covenants that would restrict operations. There can be no assurance that financing will be available in amounts or on terms acceptable to RCS, if at all. If financing is not available when required or is not available on acceptable terms, RCS may be unable to develop or enhance its services. In addition, RCS may be unable to take advantage of business opportunities or respond to competitive pressures. Any of these events could have a material and adverse effect on RCS's business, results of operations and financial condition.


    EFFECTS OF INFLATION

    Due to relatively low levels of inflation in fiscal 1999 and 2000, inflation has not had a significant effect on the results of operations of RCS.

RECENT ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses, resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133, as extended by SFAS No. 137, is effective for fiscal periods beginning after June 15, 2000. Management believes the adoption of this statement will have no material impact RCS's financial statements.


    In March 2000, the FASB issued Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"), which is effective for all such costs incurred for fiscal quarters to develop a web site based on the nature of each cost. Currently, since RCS maintains a web site which was developed previously, the adoption of EITF 00-2 is expected to have minimal impact on RCS's financial condition or results of operations as most costs incurred are of a maintenance nature which are to be expensed. To the extent RCS performs upgrades and enhancements in the future, certain costs will need to be capitalized and RCS will adopt the Issue's disclosure requirements in the quarterly and annual financial statements for the year ended April 30, 2001.


    In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44"), which was effective July 1, 2000, except that certain conclusions in this Interpretation which cover specific events that occur after either December 15, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000. This Interpretation clarifies the application of APB Opinion 25 for certain issues related to stock issued to employees. Currently, RCS has no stock based compensation plans, and therefore the adoption of FIN 44 will have no material impact on RCS's financial condition, results of operations, or cash flows.


                        SECURITY OWNERSHIP OF RCS

    The following table sets forth the ownership of RCS shares prior to the proposed merger:

                                     SHARES OF    PERCENTAGE OF OWNERSHIP
                   NAME            COMMON STOCK    OF OUTSTANDING STOCK
                   ----            ------------    --------------------


               Michael St. John         810                54.0%

               Anton St. John           671                44.7%
               Anton St. John Trust      19                 1.3%
                                      -----               ------

                                      1,500               100.0%
                                      =====               ======

                MANAGEMENT OF WINCO FOLLOWING THE MERGER

    The following sets forth certain information with respect to the officers and directors of RCS who will become the officers and directors of Winco following the merger:

     Name                Age            Position
     ----                ---            --------

Michael St. John         41        President, Chief Executive Officer and
                                   Director
David A. Zeleniak        42        Chief Operating Officer
Calvin D. Jacobsen       46        Vice President, Infrastructure
                                   Consulting and Support
Kevin Dooley             40        Vice President, Strategic Markets
Kent Anderson            45        Vice President, National Field Operations
Scott Swenson            45        Director


    Biographical information concerning each director and executive officer, including business experience for the past five years is as follows:


    MICHAEL ST. JOHN. Please refer to Mr. St. John's biographical information on page 70 of this proxy statement.

    DAVID A. ZELENIAK, age 42, will be the Chief Operating Officer of
Winco after the merger.  Mr. Zeleniak joined Rush Creek Solutions in
October of 2000. From March 1993 to February 1997, Mr. Zeleniak was the
Chief Financial Officer for ROSS Technology, Inc., a microprocessor design and manufacturing company. In July 1997, he joined Comprehensive Software Systems, Inc., a front-to-back office software developer serving the financial services industry, as its Chief Administrative Officer and served in that position until joining RCS. He received undergraduate degrees in Accounting, Finance and Economics from Penn State University in 1979, and a Masters in Business Administration from the University of Cincinnati in 1980.

    CALVIN D. JACOBSEN, age 46, has been selected to act as Vice President for Infrastructure Consulting and Support of Winco subsequent to the merger. Mr. Jacobsen joined RCS in 1991 as a network engineer.
Subsequently, he held positions as project manager and manager of engineering services for RCS. In 1998 he became Vice President of Engineering Services for RCS. Prior to joining RCS, he spent 10 years with Edgewater Office Products in various technically-oriented positions.

    KEVIN DOOLEY, age 40, has been selected to act as Vice President of Strategic Markets and Communication for Winco after the merger. Mr. Dooley joined RCS as Vice President of Sales in December of 1998 and assumed the position of Vice President of Strategic Markets and Communication in May of 2000. He will have responsibility for, among other things, new market offerings by Winco. From May of 1988 to December of 1998, Mr. Dooley worked for Compaq Computer Corporation in various sales, marketing and operations management positions. Mr. Dooley received a B.B.A. degree in Finance from Stephen F. Austin State University in 1982.

    KENT ANDERSON, age 45, will be the Vice President of National Field Operations and Staffing subsequent to the merger. From June of 1988 to August of 1998, he served as Division Manager of Sales Recruiting for Career, Ltd., an executive search firm. In August of 1998, he joined RCS as Director of Staffing and assumed the position of Vice President in 1999.

    SCOTT SWENSON. Please refer to Mr. Swenson's biographical information on page 71 of this proxy statement.


TERMS OF OFFICE

    The directors of Winco will be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of Winco are elected by the board of directors and hold office until their successors are elected and qualified.

MEETINGS OF DIRECTORS AND SHAREHOLDERS

    The board of directors of Winco intends to hold four (4) regular scheduled meetings annually and that number of special meetings as may be required to conduct the business of Winco.

FAMILY RELATIONSHIPS

    There are no family relationships between or among any Winco officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS


    No officer, director, significant employee, promoter or control person of Winco has been involved in any event of the type described in Item 401(f) of Regulation S-K during the past five years.

              MANAGEMENT OF WINCOSPIN FOLLOWING THE MERGER

    The following sets forth certain information with respect to the officers and directors of WincoSpin.


     Name                Age            Position
     ----                ---            --------

     Cecil O'Brate       71             President, Chief Executive Officer
                                        and a Director

     Daniel Lee Dalke    49             Secretary, Treasurer, Chief
                                        Financial Officer and a Director

     G. Allen Nelson     76             Director

    Biographical information concerning each director and executive officer, including business experience for the past five years is as follows:


    CECIL O'BRATE, age 71, currently serves as the President and Chief Executive Officer of Winco, and as a Director of Winco. He has been Chief Executive Officer and President of American Warrior, Inc., a Kansas corporation involved in oil and gas development, since 1984. He has also been Chief Executive Officer and President of Mid-Continent Resources, Inc., a Kansas corporation also involved in oil and gas development, since 1984. Mr. O'Brate has also been Chief Executive Officer and President of Palmer Mfg. & Tank, Inc., a Kansas corporation manufacturing storage vessels for various industries, since 1966. Mr. O'Brate also holds investments in other closely-held corporations involved in farming and implement dealerships. Mr. O'Brate will devote his services to WincoSpin on a part-time basis, not to exceed 20% of his time.

    DANIEL LEE DALKE, age 49, currently serves as the Secretary, Treasurer and Chief Financial Officer of Winco, and as a Director of Winco. He has been Assistant Secretary-Treasurer and Controller of American Warrior, Inc., Mid-Continent Resources, Inc. and Palmer Mfg. & Tank, Inc. since 1984. Mr. Dalke received a degree in accounting from Wichita State University, in 1974, and is a Certified Public Accountant. Mr. Dalke will devote his services to WincoSpin on a part-time basis, not to exceed 20% of his time.


    G. ALLEN NELSON, age 76, currently serves as a Director of Winco. He was the Secretary of Winco from 1989 to 1996. Mr. Nelson holds a degree in geology from the University of Texas, received in 1948. He has been a member of the American Association of Petroleum Geologists since 1948, and an active member since 1954. Mr. Nelson is also an active member of the Rocky Mountain Association of Geologists, the Wyoming Geological Association, and the East Anshutz Ranch Field Unit Arbitration Panel. Mr. Nelson is an independent consulting geologist.

TERMS OF OFFICE


    The directors of WincoSpin will be elected to hold office until the next annual meeting of shareholders and until their respective successors have been elected and qualified. Officers of WincoSpin are elected by the board of directors and hold office until their successors are elected and qualified.


MEETINGS OF DIRECTORS AND SHAREHOLDERS


    The board of directors of WincoSpin intends to hold four (4) regular scheduled meetings and that number of special meetings as may be required to conduct the business of WincoSpin.

    WincoSpin will have no audit or compensation committee.


FAMILY RELATIONSHIPS


    There are no family relationships between or among any WincoSpin officers and directors.


INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS


    No officer, director, significant employee, promoter or control person of WincoSpin has been involved in any event of the type described in Item 401(d) of Regulation S-B during the past five years.

WINCOSPIN EXECUTIVE COMPENSATION

    No officer of WincoSpin will receive a salary or other type of executive compensation. Officers will be reimbursed for costs incurred in performing their duties. Mr. O'Brate's affiliated companies, American Warrior, Inc. and Mid-Continent Resources, Inc., will perform certain services for WincoSpin, for which such corporations will be paid under various operating agreements.

WINCOSPIN DIRECTOR COMPENSATION

    No director of WincoSpin receives fees for his services as a director, but all WincoSpin directors will be reimbursed for reasonable out-of-pocket expenses incurred in relation to their duties as directors in attending regular and special meetings.


STOCK OPTIONS


    WincoSpin has no currently outstanding options issued to any person, including its officers and directors. WincoSpin may issue options in the future. At the conclusion of the public offering, WincoSpin may adopt an employee stock option plan. If any such plan were to receive favorable tax treatment as an incentive stock option plan, the affirmative vote of the shareholders to adopt the plan would be required.

INDEMNIFICATION


    WincoSpin's Articles of Incorporation and Bylaws provide for indemnification of its officers and directors to the full extent permitted under applicable law. The staff of the SEC has advised the investing public that it does not consider any such indemnification to be appropriate for liabilities under the federal securities laws.



                   DESCRIPTION OF WINCO CAPITAL STOCK


    The Winco Articles of Incorporation provide that the authorized capital stock of Winco is 50,000,000 shares of common stock. In 1996, the shareholders of Winco voted to increase the authorized capital to 500,000,000 shares of common stock, however, subsequent to this action, the Board elected not to increase the number of authorized shares from 50,000,000 as they abandoned their then contemplated acquisition program. The authorized capital of WincoSpin is 10,000,000 shares of common stock. As a result of Winco shareholder adoption of Proposal One, a 40:1 reverse stock split would be effected, and approximately 1,028,815 shares would be currently outstanding and an additional approximately 12,688,719 shares would be issued to RCS shareholders in connection with the proposed merger. If the merger does not occur, the reverse stock split will not be effective, even if previously approved by Winco shareholders.


WINCO COMMON STOCK


    Holders of shares of common stock of Winco ("Winco shares") are entitled to one vote per share on all matters to be voted upon by shareholders generally, and are not entitled to cumulate votes in the election of directors. Approval of proposals submitted to shareholders at a meeting requires the favorable vote of a majority of the outstanding Winco shares voting. Shareholders are entitled to receive such dividends as may be declared from time to time by the Winco board of directors out of funds legally available therefor. Winco has no plans to pay dividends on Winco shares in the near future, and is currently restricted in its ability to pay dividends. In the event of liquidation, dissolution, or winding up of Winco, holders of Winco shares are entitled to share ratably in all assets remaining after payment of liabilities. The holders of Winco shares have no pre-emptive, conversion or subscription rights. The Winco shares currently outstanding are validly issued, fully paid, and non-assessable.

WINCOSPIN COMMON STOCK

    Holders of shares of common stock of WincoSpin ("WincoSpin shares") are entitled to one vote per share on all matters to be voted upon by shareholders generally, and are not entitled to cumulate votes in the election of directors. Approval of proposals submitted to shareholders at a meeting requires the favorable vote of a majority of the outstanding WincoSpin shares voting. Shareholders are entitled to receive such dividends as may be declared from time to time by the WincoSpin board of directors out of funds legally available therefor. WincoSpin has no plans to pay dividends on WincoSpin shares in the near future, and is currently restricted in its ability to pay dividends. In the event of liquidation, dissolution, or winding up of WincoSpin, holders of WincoSpin shares are entitled to share ratably in all assets remaining after payment of liabilities. The holders of WincoSpin shares have no pre-emptive, conversion or subscription rights. The WincoSpin shares currently outstanding are validly issued, fully paid, and non-assessable.

                         INDEPENDENT ACCOUNTANTS


    The consolidated financial statements of Winco as of September 30, 2000 and 1999 and 1998 included in the Proxy Statement have been so included in reliance on the report of Allen, Gibbs & Houlik, L.C., independent accountants, given on the authority of said firm as experts in auditing and accounting.


    The financial statements of RCS as of April 30, 2000, 1999 and 1998, and for each of the three years in the period ended April 30, 2000 included in this Proxy Statement have been so included in reliance on the report of BDO Seidman, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


    Winco's board of directors has not yet made the selection of Winco's independent auditors for the year ending September 30, 2001.



                          SHAREHOLDER PROPOSALS

    Shareholder proposals for inclusion in proxy materials for Winco's 2001 annual meeting of shareholders should be submitted by the shareholder to the secretary of Winco in writing and received at the executive offices of Winco by June 30, 2001.


                              LEGAL MATTERS

    Berenbaum, Weinshienk & Eason, P.C., Denver, Colorado, counsel to Winco, will pass upon the validity of the Winco securities to be issued in connection with the merger. Certain legal matters in connection with the merger will be passed upon for RCS by Rothgerber, Johnson & Lyons LLP.


                   WHERE YOU CAN FIND MORE INFORMATION

    Winco files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that Winco files at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Winco's SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.


                INCORPORATION OF INFORMATION BY REFERENCE

    The following documents, which are on file with the Commission (Exchange Act File No. 0-09295) are incorporated in this Proxy Statement by reference and made a part hereof:

    (i) Annual Report on Form 10-KSB and for the years ended September 30, 2000 and September 30, 1999, as amended; and

    (ii) Quarterly Reports on Form 10-QSB for the quarters ended December 31, 1999, as amended, March 31, 2000 and June 30, 2000.


All documents filed by Winco with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the Effective Date shall be deemed to be incorporated by reference in this Proxy Statement and shall be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Proxy Statement and filed with the Commission prior to the date of this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein, or in any other subsequently filed document which is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

    Winco will provide without charge to each person to whom this Proxy Statement is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests should be directed to Winco at 3118 Cummings, Garden City, Kansas 67846, Attention: Daniel L. Dalke, or at (316) 275-2963.

                      INDEX TO FINANCIAL STATEMENTS


WINCO PETROLEUM CORPORATION


Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . .F-1
Balance Sheets as of September 30, 2000 and 1999 . . . . . . . .F-2 - F-3
Statements of Operations for the Years ended September 30, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-4
Statements of Stockholders' Equity for the Years Ended
    September 30, 2000 and 1999. . . . . . . . . . . . . . . . . . . .F-5
Statements of Cash Flows for the Years Ended September 30, 2000
    and 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .F-6
Notes to Financial Statements. . . . . . . . . . . . . . . . . F-7 - F-16



RUSH CREEK SOLUTIONS, INC.


Independent Auditors' Report . . . . . . . . . . . . . . . . . . . . F-17
Balance Sheets, October 31, 2000 (unaudited), April 30, 2000 and 1999 . . . . . . . . . . . . . . . . . . . . . . . . .F-18 - F-19
Statements of Operations and Comprehensive Income (Loss) for
    the six months ended October 31, 2000 and 1999 (unaudited)
    and the  Years Ended April 30, 2000, 1999 and 1998 . . . . . . . F-20
Statements of Stockholders' Equity for the six months ended
    October 31, 2000 (unaudited) and the Years Ended
    April 30, 2000, 1999 and 1998. . . . . . . . . . . . . . . . . . F-21
Statements of Cash Flows for the six months ended
    October 31, 2000 and 1999 (unaudited) and the Years
    Ended April 30, 2000, 1999 and 1998. . . . . . . . . . . .F-22 - F-23
Summary of Accounting Policies . . . . . . . . . . . . . . . .F-24 - F-29
Notes to Financial Statements. . . . . . . . . . . . . . . . .F-30 - F-44

INDEPENDENT AUDITORS' REPORT


Board of Directors
WINCO PETROLEUM CORPORATION


We have audited the accompanying balance sheets of Winco Petroleum Corporation as of September 30, 2000 and 1999, and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Winco Petroleum Corporation as of September 30, 2000 and 1999, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                          /s/ ALLEN, GIBBS & HOULIK, L.C.

November 20, 2000
Wichita, Kansas

                       WINCO PETROLEUM CORPORATION

                             BALANCE SHEETS

                       September 30, 2000 and 1999


                                 ASSETS
                                 ------

                                                       2000                 1999
                                                    -----------          -----------
CURRENT ASSETS
  Cash and cash equivalents                         $   302,799          $   273,172
  Accounts receivable                                    25,411               28,127
  Accounts receivable - related party                    50,665               48,970
                                                    -----------          -----------

        Total current assets                            378,875              350,269
                                                    -----------          -----------


PROPERTY AND EQUIPMENT
  Investment in oil and gas properties,
    at cost (full cost method)                          336,096              336,096
  Furniture, fixtures, and vehicles, at cost             22,698               22,698
                                                    -----------          -----------

                                                        358,794              358,794
  Less accumulated depreciation, depletion,
    and amortization                                    178,179              137,805
                                                    -----------          -----------

                                                        180,615              220,989
                                                    -----------          -----------

          OTHER ASSETS                                       --                1,000
                                                    -----------          -----------

                                                    $   559,490          $   572,258
                                                    ===========          ===========








                                   F-2

                  LIABILITIES AND STOCKHOLDERS' EQUITY
                  ------------------------------------


                                                       2000                 1999
                                                    -----------          -----------
CURRENT LIABILITIES
  Accounts payable:
    Trade                                           $     9,084          $     2,334
  Related party                                          19,984               35,447
                                                    -----------          -----------

        Total current liabilities                        29,068               37,781
                                                    -----------          -----------



STOCKHOLDERS' EQUITY
  Common stock, no par value; 50,000,000 shares
    authorized; 41,152,606 shares issued and
    outstanding; (24,000 and 1,285,485 shares
    held in Treasury)                                   307,000              307,000
  Additional paid-in capital                          1,293,520            1,292,920
  Deficit                                            (1,069,495)          (1,033,156)
                                                    -----------          -----------

                                                        531,025              566,764
  Less treasury stock at cost                               603               32,287
                                                    -----------          -----------

        Total stockholders' equity                      530,422              534,477
                                                    -----------          -----------

                                                    $   559,490          $   572,258
                                                    ===========          ===========







                 The accompanying notes are an integral
                   part of these financial statements.

                       WINCO PETROLEUM CORPORATION

                        STATEMENTS OF OPERATIONS

                 Years Ended September 30, 2000 and 1999



                                                       2000                 1999
                                                    -----------          -----------
Oil and gas sales                                   $   318,321          $   142,448
                                                    -----------          -----------

Costs and expenses:
  Lease operating, including production taxes           193,182               90,630
  Depreciation, depletion, and amortization              40,374               26,089
  General and administrative                            120,104               23,423
                                                    -----------          -----------

                                                        353,660              140,142
                                                    -----------          -----------

          OPERATING (LOSS) INCOME                       (35,339)               2,306
                                                    -----------          -----------

Other (expense) income:
  Interest income                                            --                7,093
  Loss on sale of assets                                 (1,000)                  --
  Other                                                      --                2,000
                                                    -----------          -----------

                                                         (1,000)               9,093
                                                    -----------          -----------

        (LOSS) INCOME BEFORE TAXES                      (36,339)              11,399

Income tax expense (benefit)                                 --                   --
                                                    -----------          -----------

        NET (LOSS) INCOME                           $   (36,339)         $    11,399
                                                    ===========          ===========

NET (LOSS) INCOME PER COMMON SHARE (WEIGHTED        $        ==          $        ==
  AVERAGE SHARES OUTSTANDING OF 41,152,606)
                                                    ===========          ===========



                 The accompanying notes are an integral
                   part of these financial statements.

                       WINCO PETROLEUM CORPORATION

                   STATEMENTS OF STOCKHOLDERS' EQUITY

                 Years Ended September 30, 2000 and 1999

                              Common Stock
                                 Issued
                         -----------------------  Additional
                          Number of                Paid-in                  Treasury
                           Shares       Amount     Capital      Deficit       Stock      Total
                         ----------   ----------  ---------    ----------   ---------  ----------

Balance,
  September 30, 1998     41,152,606   $ 307,000   $1,288,520   $(1,044,555) $(31,312)  $519,653

Services contributed             --          --        4,400            --        --      4,400

Treasury stock
  purchased (average
 ($.025 per share)               --          --           --            --      (975)      (975)

Net income                       --          --           --        11,399        --     11,399
                         ----------   ---------   ----------    ----------  --------   --------

Balance,
  September 30, 1999     41,152,606     307,000    1,292,920    (1,033,156)  (32,287)   534,477

Services contributed             --          --          600            --        --        600

Treasury stock
  issued ($.025
  per share)                     --          --           --            --    31,834     31,834

Treasury stock
  purchased (average
  $.03 per share)                --          --           --            --      (150)      (150)

Net loss                         --          --           --       (36,339)       --    (36,339)
                         ----------   ---------   ----------    ----------  --------   --------

Balance,
  September 30, 2000     41,152,606   $ 307,000   $1,293,520   $(1,069,495) $   (603)  $530,422
                         ==========   =========   ==========    ==========  ========   ========

                 The accompanying notes are an integral
                   part of these financial statements.

                       WINCO PETROLEUM CORPORATION

                        STATEMENTS OF CASH FLOWS

                 Years Ended September 30, 2000 and 1999


                                                       2000                 1999
                                                    -----------          -----------
Cash flows from operating activities:
  Net (loss) income                                 $   (36,339)         $    11,399
  Adjustments to reconcile net (loss) income to net
    cash (used in) provided by operating activities:
      Services contributed                                  600                4,400
      Depreciation, depletion, and amortization          40,374               26,088
      Loss on sale of assets                              1,000                   --
      Stock compensation                                 31,834                   --
      Change in current assets and current liabilities:
        Accounts receivable                               2,716               (8,963)
        Accounts receivable - related party              (1,695)             (29,836)
        Accounts payable - trade                          6,750               (2,846)
        Accounts payable - related party                (15,463)              19,619
                                                    -----------          -----------

          NET CASH PROVIDED BY OPERATING ACTIVITIES      29,777               19,861
                                                    -----------          -----------

Cash flows from investing activities:
  Purchase of investment in oil and
    gas properties and office equipment                      --              (73,916)
                                                    -----------          -----------

        NET CASH USED IN INVESTING ACTIVITIES                --              (73,916)
                                                    -----------          -----------

Cash flows from financing activities:
  Purchase of treasury stock                               (150)                (975)
                                                    -----------          -----------

        NET CASH USED IN FINANCING ACTIVITIES              (150)                (975)
                                                    -----------          -----------

        INCREASE (DECREASE) IN CASH AND CASH
         EQUIVALENTS                                     29,627              (55,030)

Cash and cash equivalents, beginning of year            273,172              328,202
                                                    -----------          -----------

        CASH AND CASH EQUIVALENTS, END OF YEAR      $   302,799          $   273,172
                                                    ===========          ===========



                 The accompanying notes are an integral
                   part of these financial statements.

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS



1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    NATURE OF BUSINESS - Winco Petroleum Corporation (Company), incorporated on June 21, 1979, is engaged in the business of acquiring and developing interests in domestic oil and gas properties, primarily in Kansas and southeastern Wyoming.

    Subsequent to September 30, 2000, the Company filed a proxy statement with the Securities and Exchange Commission disclosing that the Board of Directors of the Company unanimously approved: (1) a merger of a newly formed subsidiary of the Company with an independent corporation engaged in telecommunications business (Merger) and (2) the spin-off of the Company's oil and gas assets (Spin-off) into a newly formed company, Winco Spin-off Corporation (WSC). The transactions attendant to the Merger and the Spin-off are complex; however, after the transactions, the stockholders of the Company will have received approximately 7.5% of the outstanding stock of the corporation engaged in the telecommunications business, and the stockholders of the Company will continue to own their proportionate interest in WSC, which will own the Company's oil and gas assets. The Merger is expected to close in the first quarter of 2001.

    The Company's costs related to the Merger and Spin-off are being charged to expense as incurred.

    CASH AND CASH EQUIVALENTS - The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

    The Company places its cash with high quality credit institutions. At times, deposits may be in excess of federally insured limits. The Company has not experienced losses in any such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

    OIL AND GAS PROPERTIES - The Company follows the "full-cost" method of accounting for developed oil and gas properties. Under this method, all costs associated with property acquisition, exploration, and development activities are capitalized in one cost center, including internal costs that can be identified with those activities. For 2000 and 1999, there were no internal costs of exploration and development incurred. No gains or losses are recognized on the sale or abandonment of oil and gas properties, unless it involves the disposition of significant reserves in which case the gain or loss is recognized in income.

    The Company's producing oil and gas properties are accounted for at cost, in a discreet pool applicable to such properties, within the Company's single, full-cost center. The Company has not incurred any development costs in 2000 and 1999. Production costs, including workover costs, incurred to maintain or increase levels of production are charged to expense as incurred.
                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (CONTINUED)

    Depreciation, depletion, and amortization of the full-cost center are computed using a unit of production method based on proved reserves as determined annually by the Company and independent engineers. Consideration is given to anticipated costs of abandonment; however, the Company has determined on the basis of past history and experience that such costs are offset by the recoverable value of salvaged equipment. An additional depletion, depreciation, and amortization provision is made if the total capitalized costs of oil and gas properties in the cost center exceed the "capitalization ceiling." After such a provision, the capitalized cost of oil and gas properties does not exceed the sum of: (1) the present value of future net revenues from estimated production of proved oil and gas reserves applicable to such cost center, (2) the cost of properties not being amortized, if any, (3) the carrying value of the cost center's unproved properties, if any, and (4) the income tax effects, if any, related to differences between book and tax basis of properties.

    Based on independent engineers' estimates, the provision for depreciation, depletion, and amortization on a per equivalent barrel basis was approximately $1.55 and $.24 for 2000 and 1999, respectively.

    The Company has had very little gas production (less than 1% of total sales), particularly since the sale of the Wyoming properties as of January 1, 1998, and has determined that no significant gas imbalances have been incurred either for or against the Company's account. Based on production levels and revenues received from those interests in gas properties the Company owns or has owned, no significant imbalances have resulted.

    FURNITURE, FIXTURES, AND VEHICLES - Furniture, fixtures, and vehicles are depreciated using accelerated methods over estimated useful lives ranging from three to seven years.

    INCOME TAXES - The Company provides deferred income taxes for intangible drilling and developmental costs and other costs incurred that enter into the determination of taxable income and accounting income in different periods when applicable. The excess of statutory depletion over cost depletion for income tax purposes will be recognized as a permanent difference in the period in which the excess occurs.

    The Company recognizes deferred tax assets and liabilities for future tax consequences of events that have previously been recognized in the Company's financial statements or tax returns. The measurement of deferred tax assets and liabilities is based on provisions of enacted tax laws. The effects of future changes in tax laws or rates have not been anticipated.

                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)




1.  NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    (CONTINUED)

    EARNINGS PER COMMON SHARE - Earnings per common share is computed utilizing the weighted average number (41,152,606 in 2000 and 1999) of common shares outstanding.

    ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities, (2) disclosures such as contingencies, and (3) the reported amounts of revenues and expenses included in such financial statements. Actual results could differ from those estimates.


2.  OIL AND GAS ACTIVITIES

    OIL AND GAS OPERATIONS

    Information relating to the Company's oil and gas operations, including costs incurred in such, is summarized below:

                                                        Years Ended September 30,
                                                       ---------------------------
                                                          2000             1999
                                                       -----------     -----------
     Capitalized costs:
       Property acquisition costs                      $        --     $    73,916
                                                       -----------     -----------

     Production costs:
       Lease operating costs                               187,452          85,041
       Production and transportation taxes                   5,730           3,150
       Ad valorem taxes                                         --           2,439
                                                       -----------     -----------
                                                           193,182          90,630
                                                       -----------     -----------
                                                       $   193,182     $   164,546
                                                       ===========     ===========



                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)


2.  OIL AND GAS ACTIVITIES (CONTINUED)

    CAPITALIZED COSTS

    Capitalized costs associated with oil and gas producing activities and related accumulated depreciation, depletion, and amortization are as follows:

                                                              September 30,
                                                       ---------------------------
                                                          2000             1999
                                                       -----------     -----------
     Proved properties                                 $   336,096     $   336,096
     Unproved properties                                        --              --
                                                       -----------     -----------
                                                           336,096         336,096
                                                       -----------     -----------
     Accumulated depreciation, depletion, and
      amortization                                         155,842         115,469
                                                       -----------     -----------
     Net capitalized costs                             $   180,254     $   220,627
                                                       ===========     ===========

    MAJOR CUSTOMERS

    The Company's oil and gas sales consisted of sales to unaffiliated purchasers primarily as follows:

                                               Years Ended September 30,
                                             -----------------------------
                                                2000               1999
                                             ----------         ----------

                               Purchaser
                                     A       $   161,012       $    96,486
                                     B           131,737            13,931
                                     C            24,881            31,702
                                             -----------       -----------

                                             $   317,630       $   142,119
                                             ===========       ===========

       % to total oil and gas sales               99.78%            99.77%
                                             ===========       ===========

    Oil produced from the Company's wells is sold to major purchasers (e.g. EOTT, Cooperative Refining and Equiva, or Texaco). Proceeds from such sales are paid by the purchaser to the operators of the respective properties as agents on behalf of the Company. The operators offset the costs of operation for the respective properties and distribute to the Company the net remaining revenues attributable to its interest. The operators for most of the Company's properties are American Warrior, Inc. and Mid-Continent Resources, Inc., which are affiliated with the Company by common ownership and management.



                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



2.  OIL AND GAS ACTIVITIES (CONTINUED)

    PROPERTIES ACQUIRED

    On April 14, 1999, the Company acquired 100% of the working interest and operations of four oil leases in Kansas for $73,916. These leases have 14 producing oil wells that are expected to contribute to the Company's cash flow and net income.


3.  RELATED PARTIES

    As of September 30, 2000 and 1999, the Company had no employees. Administrative and operations management services are provided to the Company by American Warrior, Inc. (AWI), an oil and gas operating company affiliated with the Company. AWI owns 41.52% of the Company. Further, the majority stockholder and CEO of AWI is the CEO and President of the Company, and the Assistant Secretary-Treasurer of AWI is the Company's Secretary and Treasurer. The following services were provided to the Company for the amounts indicated:

                                                         2000                 1999
                                                   -----------------     -----------------
                Service                            Hours    Amount       Hours    Amount
            ----------------                       -----   ---------     -----   ---------
            Administration                          40   $     4,000     20    $     2,000
            Accounting                              60         3,600     40          2,400
                                                         -----------           -----------

                                                         $     7,600           $     4,400
                                                         ===========           ===========

     The above services were accounted for as follows:

     Cash paid to related parties                        $     7,000           $        --
     Contributed services (additional paid-in capital)           600                 4,400
                                                         -----------           -----------

                                                         $     7,600           $     4,400
                                                         ===========           ===========

    Management believes the method of allocating these administrative and accounting costs to the Company are reasonable and would approximate the costs if operated as an unaffiliated entity. Additionally, the Company occupies a partial room in the offices of AWI and does not pay rent or other occupancy costs. Because of the insignificance of these amounts, occupancy costs are not reflected in these financial statements.

    In August 2000, the Board of Directors approved and the Company issued (for no consideration) 1,266,485 shares of stock to the officers of the Company. The stock was issued from treasury stock and was recorded as compensation expense in the amount of $31,834.

                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



3.  RELATED PARTIES (CONTINUED)

    At September 30, 2000 and 1999, the Company had amounts receivable from affiliates for oil sales not yet distributed (revenues received by the operators on behalf of the Company, but not yet remitted to the Company) in the amounts of $50,665 and $48,970, respectively, and amounts payable to affiliates for the purchase of a working interest in an oil and gas property and for operating expenses in the amounts of $19,984 and $35,447, respectively. The Company owns undivided working interests in oil and gas properties; it has not historically been the operator of such properties, instead relying on other operators. As of September 30, 2000 and 1999, most of the Company's oil and gas production is operated by AWI or affiliates of AWI (Operating Affiliates). Accordingly, the Company executes customary transactions with its Operating Affiliates, as appropriate, relative to certain oil and gas sales, most operating expenses, and some general and administrative expenses.


4.  INCOME TAXES

    A reconciliation between the actual income tax expense and income taxes computed by applying the statutory federal income tax rate to earnings before income taxes is as follows:

                                                          2000             1999
                                                       -----------     -----------
     Computed income tax (benefit) expense at 34%      $    (1,532)    $     3,876
     Utilization of net operating loss carryforwards
       (change in valuation allowance)                       1,532          (3,876)
                                                       -----------     -----------

                                                       $        --     $        --
                                                       ===========     ===========

    The net deferred tax assets (liabilities) include the following components:

                                                          2000             1999
                                                       -----------     -----------

     Deferred tax assets
       Depletion, depreciation, and amortization       $    67,000     $    75,000
       Net operating loss carryforward                     249,000         258,400
                                                       -----------     -----------

     Net deferred tax asset                                316,000         333,400
     Valuation allowance                                  (316,000)       (333,400)
                                                       -----------     -----------

     Net deferred tax asset (liability)                $        --     $        --
                                                       ===========     ===========



                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



4.  INCOME TAXES (CONTINUED)

    During the years ended September 30, 2000 and 1999, the Company recorded a valuation allowance of $316,000 and $333,400, respectively, on the deferred tax assets to reduce the total to an amount management believes will ultimately be realized. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income.

    The Company has federal net operating loss carryforwards for regular income tax purposes at September 30, 2000 as follows:

             Year Net Operating Loss Carryforward Expires
             --------------------------------------------

                                2001                             89,721
                                2002                             63,660
                                2003                            115,138
                                2004                            105,661
                                2005                                 74
                                2006                             17,770
                                2007                             34,960
                                2008                             57,939
                                2009                             67,927
                                2010                             66,169
                                2011                             54,259
                                2019                             27,201
                                2020                             32,721
                                                            -----------

                                                                733,200
                                                            ===========


5.  OFF-BALANCE-SHEET RISK

    The Company's future production revenues, development costs, and production expenses are dependent on economic and operating conditions, such as pricing and production taxes, which can be volatile, and are not within the Company's control. For example, at November 30, 2000, the price of crude oil generally received by the Company was approximately $32.25 per Bbl. versus $31.54 at September 30, 2000.



                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



6.  UNAUDITED OIL AND GAS RESERVE INFORMATION

    The reserve estimates presented as of September 30, 2000 and 1999 were prepared by independent petroleum consultants. Management cautions that there are many uncertainties inherent in estimating proved reserve quantities and in projecting future production rates and the timing of development expenditures. In addition, reserve estimates of new discoveries that have little production history are more imprecise than those of properties with more production history. Accordingly, these estimates are expected to change as future information becomes available.

    Proved oil and gas reserves are the estimated quantities of crude oil, condensate, natural gas, and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

    Proved developed oil and gas reserves are those reserves expected to be recovered through existing wells with existing equipment and operating methods.

    Net quantities of proved reserves and proved developed reserves of crude oil (including condensate) and natural gas (all of which are located within the United States) are as follows:

                      RESERVE QUANTITY INFORMATION
            For the Years Ended September 30, 2000 and 1999

                    Proved Reserves                    Oil (Bbls)
          ----------------------------------           ----------
          Estimated quantity, September 30, 1998           68,300

          Estimate of reserves in new wells
           purchased in 1999                               39,164
          Revisions of previous estimates                  32,177
          Production                                      (15,400)
                                                         --------

          Estimated quantity, September 30, 1999          124,241

          Revisions of previous estimates                 (59,741)
          Production                                      (15,900)
                                                         --------

          Estimated quantity, September 30, 2000           48,600
                                                         ========




                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



6.  UNAUDITED OIL AND GAS RESERVE INFORMATION (CONTINUED)

                                                    Proved Reserves
                                            -------------------------------
                                            Developed   Undeveloped   Total
                                            ---------   -----------   -----
              Oil (Bbls)
                 September 30, 1999           124,241          --   124,241
                 September 30, 2000            48,600          --    48,600

    The following table sets forth a standardized measure of the discounted future net cash flows attributable to the Company's proved oil and gas reserves. Future cash inflows were computed by applying year-end prices of oil and gas to the estimated future production of proved oil and gas reserves. The future production and development costs represent the estimated future expenditures (based on current costs) to be incurred in developing and producing the proved reserves, assuming continuation of existing economic conditions. Future income tax expenses were computed by applying statutory income tax rates to the difference between pre-tax net cash flows relating to the Company's proved oil and gas reserves and the tax basis of proved oil and gas properties and available net operating loss carryforwards, reduced by investment tax credits. Discounting the annual net cash inflows at 10% illustrates the impact of the time value of money on these future cash inflows.

        STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS
       AND CHANGES THEREIN RELATING TO PROVED OIL AND GAS RESERVES
                            AT SEPTEMBER 30,

                                                          2000             1999
                                                       -----------     -----------
     Future cash inflows                               $ 1,471,200     $ 2,609,061
     Future production and development costs              (852,300)     (1,547,373)
                                                       -----------     -----------

     Future net cash flows                                 618,900       1,061,688
     10% annual discount for estimated timing of
       cash flows                                         (142,100)       (433,868)
                                                       -----------     -----------

     Standardized measure of discounted future
       net cash flows                                  $   476,800     $   627,820
                                                       ===========     ===========



                               (Continued)

                       WINCO PETROLEUM CORPORATION

                      NOTES TO FINANCIAL STATEMENTS
                               (Continued)



6.  UNAUDITED OIL AND GAS RESERVE INFORMATION (CONTINUED)

    Following are the principal sources of change in the standardized measure of discounted future net cash flows during the years ended September 30:

                                                          2000             1999
                                                       -----------     -----------
     Standardized measure of discounted future net
       cash flows, beginning                           $   627,820     $   172,800
                                                       -----------     -----------

     Sales and transfers of oil and gas produced,
       net of production costs                            (125,100)        (51,800)
     Net changes in prices and production costs            159,080         299,520
     Acquisition of reserves                                    --         121,000
     Revisions of previous quantity estimates             (185,000)         86,300
                                                       -----------     -----------

                                                          (151,020)        455,020
                                                       -----------     -----------
     Standardized measure of discounted future
       net cash flows, ending                          $   476,800     $   627,820
                                                       ===========     ===========

                   ESTIMATED FUTURE NET REVENUES FROM
                     PROVED RESERVES OF OIL AND GAS
               (Based on current prices and current cost)


                                                         Proved          Total
                                                       Developed         Proved
        Fiscal Year Ending September 30,                Reserves        Reserves
        --------------------------------               ----------      ----------
                    2001                               $  144,500      $  144,500
                    2002                                  120,700         120,700
                    2003                                   97,400          97,400
                   Remainder                              256,300         256,300
                                                       ----------      ----------
                                                       $  618,900      $  618,900
                                                       ==========      ==========

                 PRESENT VALUE OF FUTURE NET CASH FLOWS
              OF PROVED RESERVES DISCOUNTED AT 10% PER YEAR


                                                              September 30,
                                                       ---------------------------
                                                          2000             1999
                                                       -----------     -----------
     Proved developed                                  $   476,800     $   627,820
     Proved undeveloped                                         --              --
                                                       -----------     -----------

     Total proved                                      $   476,800     $   627,820
                                                       ===========     ===========

INDEPENDENT AUDITORS' REPORT




To the Board of Directors and Stockholders
Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.)
Denver, Colorado

We have audited the accompanying balance sheets of Business Products, Inc., (d/b/a Rush Creek Solutions, Inc.) (the "Company") as of April 30, 2000 and 1999, and the related statements of operations and comprehensive income
(loss), stockholders' equity, and cash flows for the years ended April 30, 2000, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.) at April 30, 2000 and 1999, and the results of its operations and its cash flows for the years ended April 30, 2000, 1999 and 1998 in conformity with generally accepted accounting principles.

As discussed in Note 3, the financial statements have been restated to correct an error made in the determination of the Company's income tax provision in 2000 and 1999.


                                  /s/ BDO Seidman, LLP


June 23, 2000, except for Note 3,
which is as of January 16, 2001
Denver, Colorado

=================================================================================================
                                                                           April 30,
                                               October 31,   ------------------------------------
                                                  2000              2000              1999
-------------------------------------------------------------------------------------------------
                                               (unaudited)       (restated)        (restated)
ASSETS

CURRENT:
 Cash and cash equivalents                      $   283,148       $   441,318       $   131,430
 Investment in equity securities (Note 1)             2,938             2,968           121,005
 Accounts receivable, less allowance of
  $150,000, $150,000 and $56,000 as of
  October 31, 2000, April 30, 2000, and
  1999 for doubtful accounts
  (Notes 2, 4, and 8)                             3,542,709         4,338,879         4,486,929
 Commissions receivable                                   -           593,827           867,741
 Inventories                                              -            90,575            53,000
 Related party receivables (Note 4)                 164,558           328,994           219,447
 Prepaid expenses and other current assets          199,201           199,743           244,991
 Refundable income taxes                            151,200                 -                 -
 Deferred income tax asset (Note 3)                 341,485           419,640           312,894
-------------------------------------------------------------------------------------------------

Total current assets                              4,685,239         6,415,944         6,437,437
-------------------------------------------------------------------------------------------------

PROPERTY AND EQUIPMENT:
 Office and computer equipment                    1,292,102           860,946           214,998
 Leasehold improvements                             279,769           271,558           252,922
-------------------------------------------------------------------------------------------------
                                                  1,571,871         1,132,504           467,920
 Less accumulated depreciation and
  amortization                                      417,861           258,666            97,956
-------------------------------------------------------------------------------------------------
Net property and equipment                        1,154,010           873,838           369,964

DEPOSITS (Note 5)                                   121,136            62,500            62,500
-------------------------------------------------------------------------------------------------

                                                $ 5,960,385      $  7,352,282       $ 6,869,901
=================================================================================================

                                                                          BUSINESS PRODUCTS, INC.
                                                               (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                                                                   BALANCE SHEETS

=================================================================================================
                                                                           April 30,
                                               October 31,   ------------------------------------
                                                  2000              2000              1999
-------------------------------------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY           (unaudited)       (restated)        (restated)

CURRENT LIABILITIES:
 Accounts payable and accrued expenses (Note 4) $ 1,886,732       $ 2,598,637       $ 2,107,863
 Accrued payroll, commissions and
   compensated absences                             718,146           897,828           663,927
 Payroll taxes and employee benefit
   plans payable (Note 6)                            62,030           382,683           207,262
 Deferred revenue                                 1,036,592         1,335,133           925,142
 Note payable (Note 2)                            1,450,000           750,000           749,484
 Income taxes payable (Note 3)                      150,500           150,500           219,534
-------------------------------------------------------------------------------------------------

Total current liabilities                         5,304,000         6,114,781         4,873,212

DEFERRED INCOME TAX LIABILITY (Note 3)              264,947           377,262           583,893
-------------------------------------------------------------------------------------------------
Total liabilities                                 5,568,947         6,492,043         5,457,105
-------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES
   (Notes 4, 5, 6, and 7)

STOCKHOLDERS' EQUITY:
 Common stock, no par value, 50,000
   shares authorized; 1,500 shares
   issued and outstanding                             1,500             1,500             1,500
 Accumulated other comprehensive income                  38                 -             2,127
 Retained earnings                                  389,900           858,739         1,409,169
-------------------------------------------------------------------------------------------------

Total stockholders' equity                          391,438           860,239         1,412,796
-------------------------------------------------------------------------------------------------

                                                $ 5,960,385       $ 7,352,282       $ 6,869,901
=================================================================================================

             See accompanying summary of accounting policies and notes to financial statements.

                                                                                                   BUSINESS PRODUCTS, INC.
                                                                                        (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                                  STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

==========================================================================================================================

                                                    Six months ended                        Years ended
                                                       October 31,                            April 30,
                                          --------------------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
--------------------------------------------------------------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (restated)     (restated)
                                                               (restated)

REVENUES (Note 4):
 Support, update, configuration
   and training                                 $11,494,521    $10,983,055    $19,491,463    $10,387,020    $ 3,294,175
 Commissions                                      1,049,473      3,778,580      6,876,815      7,796,234      7,859,894
 System sales                                     1,739,414      4,901,125     10,955,756      5,737,601      9,761,911
 Other income                                           200          4,423          9,376         42,930        209,262
--------------------------------------------------------------------------------------------------------------------------
Total revenues                                   14,283,608     19,667,183     37,333,410     23,963,785     21,125,242

COST OF SALES                                    10,304,862     16,273,252     30,137,238     17,625,581     16,684,015
--------------------------------------------------------------------------------------------------------------------------
GROSS PROFIT                                      3,978,746      3,393,931      7,196,172      6,338,204      4,441,227

SELLING, GENERAL AND
 ADMINISTRATIVE EXPENSES                          4,585,898      2,591,788      7,971,676      4,973,918      3,369,368
--------------------------------------------------------------------------------------------------------------------------
OPERATING INCOME (LOSS)                            (607,152)       802,143       (775,504)     1,364,286      1,071,859

OTHER INCOME (EXPENSE):
 Interest and investment income                      21,793         36,823        134,074         44,039         24,888
 Interest expense                                   (68,780)       (57,706)       (73,800)          (819)             -
 Write-off of related party
   advances (Note 4)                                      -              -              -        (50,000)      (292,400)
--------------------------------------------------------------------------------------------------------------------------
Total other income (expense)                        (46,987)       (20,883)        60,274         (6,780)      (267,512)
--------------------------------------------------------------------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAX
 EXPENSE (BENEFIT)                                 (654,139)       781,260       (715,230)     1,357,506        804,347

INCOME TAX EXPENSE (BENEFIT)
(NOTE 3)                                           (185,300)       347,800       (164,800)       446,000        384,000
--------------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                  (468,839)       433,460       (550,430)       911,506        420,347

Other comprehensive income
(loss), net of income tax:
Unrealized holding gains (losses)
 (Note 1)                                                38         16,573         (2,127)         2,127              -
--------------------------------------------------------------------------------------------------------------------------
COMPREHENSIVE INCOME (LOSS)                     $  (468,801)   $   450,033    $  (552,557)   $   913,633    $   420,347
==========================================================================================================================

                                        SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                                                                   BUSINESS PRODUCTS, INC.
                                                                                        (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                                                        STATEMENTS OF STOCKHOLDERS' EQUITY

==========================================================================================================================

Six months ended October 31, 2000                                                         Accumulated Other
 (unaudited) and the                                 Common Stock               Retained    Comprehensive
Years ended April 30, 2000, 1999 and 1998      Shares            Amount         Earnings       Income           Total
--------------------------------------------------------------------------------------------------------------------------
BALANCE, May 1, 1997                             1,500         $   1,500      $    77,316    $     -        $    78,816

Comprehensive income:
   Net income for the year                           -                 -          420,347          -            420,347
   Unrealized holding gains                          -                 -                -          -                  -
--------------------------------------------------------------------------------------------------------------------------

BALANCE, April 30, 1998                          1,500             1,500          497,663          -            499,163

Comprehensive income:
   Net income for the year (restated)                -                 -          911,506          -            911,506
   Unrealized holding gains                          -                 -                -      2,127              2,127
--------------------------------------------------------------------------------------------------------------------------

BALANCE, April 30, 1999                          1,500             1,500        1,409,169      2,127          1,412,796

Comprehensive income (loss):
   Net loss for the year (restated)                  -                 -         (550,430)         -           (550,430)
   Unrealized holding losses                         -                 -                -     (2,127)            (2,127)
--------------------------------------------------------------------------------------------------------------------------

BALANCE, April 30, 2000                          1,500             1,500          858,739          -            860,239

Comprehensive income (loss):
   Net loss for the six months (unaudited)           -                 -         (468,839)         -           (468,839)
   Unrealized holding gains (unaudited)              -                 -                -         38                 38
--------------------------------------------------------------------------------------------------------------------------

BALANCE, October 31, 2000 (unaudited)            1,500         $   1,500      $   389,900    $    38        $   391,438
==========================================================================================================================

                                        SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                                                                   BUSINESS PRODUCTS, INC.
                                                                                        (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                                                                  STATEMENTS OF CASH FLOWS

==========================================================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                          --------------------------------------------------------------------------------
                                                    Six months ended                        Years ended
                                                       October 31,                            April 30,
                                          --------------------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
--------------------------------------------------------------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (restated)     (restated)
                                                               (restated)
OPERATING ACTIVITIES:
 Net income (loss)                              $  (468,839)   $   433,460    $  (550,430)   $   911,506    $   420,347
 Adjustments to reconcile net income (loss) to
  net cash provided by (used in) operating
  activities:
  Depreciation and amortization                     159,195         44,981        160,710         77,401         83,762
  Allowance for doubtful accounts                         -              -              -         94,000        (20,000)
  Write-off of related party advances                     -              -              -         50,000        292,400
  Realized gain (loss) on investment holdings            30              -        (61,115)             -              -
  Compensation expense for officer advances
   repaid at time of bonus payment                        -              -        135,000              -              -
  Interest income recorded as note receivable        (7,544)             -              -              -              -
  Deferred income taxes                             (34,160)         2,618       (315,536)       226,555        209,365
 Changes in operating assets and liabilities:
  Accounts receivable                               796,170      1,583,441        148,814     (3,688,814)       489,427
  Commissions receivable                            593,827       (123,013)       273,914        216,169       (394,805)
  Related party receivables                             980              -              -              -              -
  Inventories                                        90,575          3,000        (37,575)       (38,000)         2,000
  Prepaid expenses and other current assets             542        115,644         45,248       (239,594)        (5,397)
  Accounts payable and accrued expenses            (600,405)      (528,396)       490,774      1,138,304       (680,732)
  Accrued payroll, commissions,
   compensated absences, payroll taxes and
   employee benefit plans payable                  (500,335)       216,075        409,322         34,359        231,454
  Deferred revenue                                 (298,541)       193,592        409,991        141,465        387,788
  Income taxes refundable and payable              (151,200)       317,355        (69,034)        44,812         15,913
--------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating
 activities                                        (419,705)     2,258,757      1,040,083     (1,031,837)   $ 1,031,522
--------------------------------------------------------------------------------------------------------------------------
                                                                                                                      F-22

                                                                                                   BUSINESS PRODUCTS, INC.
                                                                                        (D/B/A RUSH CREEK SOLUTIONS, INC.)

                                                                                                  STATEMENTS OF CASH FLOWS

==========================================================================================================================

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS
                                          --------------------------------------------------------------------------------
                                                    Six months ended                        Years ended
                                                       October 31,                            April 30,
                                          --------------------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
--------------------------------------------------------------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (restated)     (restated)
                                                               (restated)
INVESTING ACTIVITIES:
 Purchase of property and equipment             $  (439,329)   $  (125,779    $  (666,711)   $  (199,884)   $  (268,036)
 Purchases of investment securities                       -        (34,655)       (64,000)      (117,601)             -
 Additions to deposits                              (58,636)             -              -        (31,250)       (31,250)
--------------------------------------------------------------------------------------------------------------------------

Net cash used in investing activities              (497,965)      (160,434)      (730,711)      (348,735)      (299,286)
--------------------------------------------------------------------------------------------------------------------------

FINANCING ACTIVITIES:
 Proceeds from note payable                         700,000              -        750,000        749,484              -
 Payments on note payable                                 -       (600,000)      (749,484)             -              -
 Advances to related parties                       (140,500)      (150,980)             -       (324,847)       (368,000)
 Payments received from related parties             200,000          1,744              -        131,000          47,500
--------------------------------------------------------------------------------------------------------------------------

NET CASH PROVIDED BY (USED IN) FINANCING
 ACTIVITIES                                         759,500       (749,236)           516        555,637        (320,500)
--------------------------------------------------------------------------------------------------------------------------

Net increase (decrease) in cash and cash
 equivalents                                       (158,170)     1,349,087        309,888       (824,935)        411,736
--------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, at beginning
 of period                                          441,318        131,430        131,430        956,365         544,629
--------------------------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, at end of period     $   283,148    $ 1,480,517    $   441,318    $   131,430     $   956,365
==========================================================================================================================

                                        SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO FINANCIAL STATEMENTS.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================



BUSINESS Business Products, Inc. (d/b/a Rush Creek Solutions, Inc.) (the "Company") is engaged in the business of providing value-added systems integration as an information technology solution provider. The Company designs and installs computer networks and communications systems, procures and supports computer hardware and software, performs engineering and other technical services, facilitates broadband services and provides staffing solutions. The Company was incorporated in Colorado in 1975.

                    The Company primarily does business in Colorado, Utah, and Washington, but may sell products or perform services anywhere in the United States depending on the needs of customers.

                    On July 9, 2000, the Company announced a change in the Company name to Business Products, Inc., d/b/a Rush Creek Solutions, Inc.

CONCENTRATIONS The Company's financial instruments that are exposed to OF CREDIT RISK concentrations of credit risk consist primarily of cash equivalent balances in excess of the insurance provided by governmental insurance authorities and accounts receivable. The Company's cash equivalents are placed with major financial institutions and are primarily invested in money market investments. The Company held securities available for sale in a variety of corporate equity securities until all securities were transferred to a corporate officer as described in Note 1.

                    A majority of the Company's business activities are with customers in the technology, telecommunications, government and not-for-profit industries. Net receivables consist primarily of amounts due from a large number of entities in these sectors. The Company does not require collateral to support such receivables.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


USE OF ESTIMATES    The preparation of financial statements in conformity
                    with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.

INVESTMENT IN       Marketable securities classified as available for sale
EQUITY SECURITIES   are those securities that the Company does not have a
                    positive intent to hold to maturity or does not intend to trade actively. These securities are reported at fair value with unrealized gains and losses reported as a net amount (net of applicable income taxes), as a component of stockholders' equity in other comprehensive income.

INVENTORIES         Inventories of computer hardware and accessories are
                    stated at lower of cost or market on a first in, first out basis. Effective June 2000 the Company ceased hardware sales and has disposed of all remaining inventories held.

PROPERTY AND        Property and equipment are stated at cost. Depreciation
EQUIPMENT           is computed using accelerated methods over the
                    estimated useful lives (generally five to seven years) of the assets. Leasehold improvements are amortized over the shorter of the useful lives of the assets or the lives of the respective leases.

                    Depreciation and amortization expense was $160,710, $77,401 and $83,762 for the years ended April 30, 2000, 1999 and 1998. Depreciation and amortization expense was $159,195 and $44,981 for the six months ended October 31, 2000 and 1999 (unaudited).

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================

LONG-LIVED ASSETS   The Company follows the provisions of Financial
                    Accounting Standards Board ("FASB") Statement No. 121,
                    Accounting for the Impairment of Long-Lived Assets to be Disposed of, for long-lived assets and certain identifiable intangibles to be held and used by the Company. These assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If the fair value is less than the carrying amount of the asset, a loss is recognized for the difference.

REVENUE             Revenues for systems sales are recognized at the time
RECOGNITION         the system is configured and installed.  Revenue from
                    block time support service agreements is deferred at the time the agreement is executed and has been invoiced to the customer and is recognized as the related services are provided over the contractual period. The Company recognizes revenues from customer training and consulting services when such services are provided.

                    Shipping charges related to systems sales are recorded in revenues. Related shipping costs are charged to expense through cost of sales.

                    Agency commissions related to hardware or software sales facilitated by the Company's sales representatives that are direct between the distributor and the customer are recognized when the distributor has completed the sale to the customer. The Company's sales of software relate to operating systems programs and general business applications that are installed on customer systems in connection with system configuration of desktop and laptop computers.

INCOME TAXES        The Company accounts for income taxes under Financial
                    Accounting Standards Board ("FASB") Statement No. 109,
                    Accounting for Income Taxes ("SFAS No. 109"). Deferred income taxes result from temporary differences.
                    Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


CASH EQUIVALENTS    The Company considers cash and all highly liquid
                    investments purchased with an original maturity of three months or less to be cash equivalents.

COMPREHENSIVE       The Company follows SFAS No. 130, Reporting
INCOME              Comprehensive Income.  SFAS No. 130 requires the
                    reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income.

                    The change in net unrealized securities gains (losses) recognized in other comprehensive income includes unrealized gains (losses) that arose during the period from changes in market value of securities that were held during the period (holding gains (losses)).

UNAUDITED PERIODS   The financial information with respect to the six
                    months ended October 31, 2000 and 1999 is unaudited.
                    In the opinion of management, the accompanying unaudited financial statements contain all adjustments necessary to present fairly the Company's financial position as of October 31, 2000 and 1999 and the results of its operations and cash flows for the six months then ended. Management believes all such adjustments are of a normal recurring nature. The results of operations for interim periods are not necessarily indicative of results to be expected for a full year.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


NEW ACCOUNTING      In June 1998, the FASB issued Statement of Financial
PRONOUNCEMENTS      Accounting Standards ("SFAS") No. 133, "Accounting for
                    Derivative Instruments and Hedging Activities" which requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair market value. Gains or losses, resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivatives and whether it qualifies for hedge accounting. The key criterion for hedge accounting is that the hedging relationship must be highly effective in achieving offsetting changes in fair value or cash flows. SFAS No. 133, as extended by SFAS No. 137, is effective for fiscal periods beginning after June 15, 2000. Management believes the adoption of this statement will have no material impact on the Company's financial statements.

                    In March 2000, the FASB issued Emerging Issues Task Force Issue No. 00-2, "Accounting for Web Site Development Costs" ("EITF 00-2"), which was effective for all such costs incurred for fiscal quarters beginning after June 30, 2000. This Issue establishes accounting and reporting standards for costs incurred to develop a web site based on the nature of each cost. Currently, since the Company maintains a web site which was developed previously, the adoption of EITF 00-2 had minimal impact on the Company's financial condition or results of operations as most costs incurred are of a maintenance nature which are to be expensed. To the extent the Company performs upgrades and enhancements in the future, certain costs will need to be capitalized and the Company will adopt the Issue's disclosure requirements in the quarterly and annual financial statements for the periods such costs are capitalized.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           SUMMARY OF ACCOUNTING POLICIES

=========================================================================


                    In March 2000, the FASB issued FASB Interpretation No. 44, "Accounting for Certain Transactions Involving
                    Stock Compensation" ("FIN 44"), which was effective
                    July 1, 2000, except that certain conclusions in this Interpretation which cover specific events that occur after either December 15, 1998 or January 12, 2000 are recognized on a prospective basis from July 1, 2000.
                    This Interpretation clarifies the application of APB Opinion 25 for certain issues related to stock issued to employees. The Company believes its existing stock based compensation policies and procedures are in compliance with FIN 44 and therefore, the adoption of FIN 44 had no material impact on the Company's financial condition, results of operations or cash flows.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================



1.  INVESTMENT IN   The Company's market value of available for sale
    EQUITY          equity securities consisted of the following:
    SECURITIES

                                              Estimated      Gross        Gross
                                                Fair       Unrealized   Unrealized
                                                Value        gains       losses        Cost
                     ---------------------------------------------------------------------------
                     OCTOBER 31, 2000
                     (UNAUDITED)              $  2,938     $      -     $      -     $  2,938

                     APRIL 30, 2000           $  2,968     $      -     $      -     $  2,968

                     April 30, 1999           $121,005     $  9,885     $ (6,481)    $117,601
                     ---------------------------------------------------------------------------

                    On April 27, 2000 the Company legally transferred substantially all of its investments to the Company's President. The transaction was recorded at the fair value of the investments as an advance to this officer (Note 4). The estimated fair value of the investments upon transfer to the President was approximately $245,000. As a result of the transfer, the Company recognized approximately $61,115 in gross realized gains for the year ended April 30, 2000. The officer repaid the amount advanced related to the investment transfer in August 2000.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================

2.  NOTE PAYABLE    The Company's short-term obligation consists of a bank
                    promissory note payable for borrowings. The amount payable under the note agreement was $1,450,000, $750,000 and $749,484 at October 31, 2000, April 30,
                    2000 and 1999, respectively. The maximum availability under the note is $1,500,000. The original note matured and was renewed until October 30, 2000, at which time the note was extended until April 30, 2001.
                    Interest is payable monthly at the prime rate charged by Norwest Bank Colorado, N.A, 9.50% at October 31,
                    2000 and 9.00% at April 30, 2000. The note is secured by accounts receivable and general intangibles of the Company and is guaranteed by the Company's President.

                    The agreement contains loan covenants that require the Company to provide monthly accounts receivable aging, annual and quarterly Company financial statements, and annual personal financial statements and tax returns of the guarantor. The loan requires the Company to annually "rest" the loan for 60 days with a zero
                    balance.   The Company was in compliance with these
                    covenants.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


3.  INCOME TAX
    EXPENSE
    (BENEFIT)       Income tax expense (benefit) consisted of the following:

                                                       Six Months
                                                    Ended October 31,                    Year Ended April 30,
                                          --------------------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
                                          --------------------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (restated)     (restated)
                                                               (restated)
                    CURRENT:
                     Federal                    $ (131,000)    $ 299,200      $ 128,400      $ 191,500      $ 152,000
                     State                         (20,200)       46,300         22,100         28,000         22,500
                    ------------------------------------------------------------------------------------------------------
                                                  (151,200)      345,500        150,500        219,500        174,500
                    ------------------------------------------------------------------------------------------------------

                    DEFERRED (BENEFIT):
                     Federal                       (30,900)        2,100       (285,900)       205,400        180,500
                     State                          (3,200)          200        (29,400)        21,100         29,000
                    ------------------------------------------------------------------------------------------------------
                                                   (34,100)        2,300       (315,300)       226,500        209,500
                    ------------------------------------------------------------------------------------------------------

                    Income tax expense
                    (benefit)                   $ (185,300)    $ 347,800      $(164,800)     $ 446,000      $ 384,000
                    ======================================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================



                    The components of deferred income tax assets and liabilities are as follows:


                                                                                 April 30,
                                                     October 31,   ------------------------------------
                                                        2000              2000              1999
                  -------------------------------------------------------------------------------------
                  DEFERRED TAX ASSETS (LIABILITIES)  (unaudited)        (restated)        (restated)

                  CURRENT:
                  Contributions carryovers            $   197,000       $   159,400       $   104,600
                  Accounts receivable reserve              56,300            56,300            56,300
                  Accrued compensated absences             22,600            22,600            60,000
                  Deferred revenue                        260,200           375,900           287,900
                  Cumulative effect of tax change
                     in accounting method                (194,600)         (194,600)         (194,600)
                  Unrealized holding gains on
                     available for sale securities              -                 -            (1,300)
                  -------------------------------------------------------------------------------------

                  Net current deferred tax asset      $   341,500       $   419,600       $   312,900
                  -------------------------------------------------------------------------------------

                  LONG-TERM:
                  Deferred compensation plan          $    27,000       $    12,000       $         -
                  Cumulative effect of tax change
                     in accounting method                (291,900)         (389,300)         (583,900)
                  -------------------------------------------------------------------------------------
                  Net long-term deferred tax
                     liability                        $  (264,900)      $  (377,300)      $  (583,900)
                  -------------------------------------------------------------------------------------
                  Net deferred tax asset (liability)  $    76,600       $    42,300       $  (271,000)
                  =====================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================

                    A reconciliation of income tax expense at the federal statutory rate to the effective tax rate is as follows:


                                                       Six Months
                                                    Ended October 31,                   Year Ended April 30,
                                               ---------------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
                    ------------------------------------------------------------------------------------------------------
                                               (unaudited)    (unaudited)     (restated)     (restated)
                                                               (restated)
                    Income tax expense
                     (benefit) computed at
                     the federal statutory rate $(222,400)     $ 265,000      $(243,200)     $ 461,500      $ 273,500
                    State income tax expense
                     (benefit), net of federal
                     tax benefit                  (21,600)        25,800        (23,600)        28,000         22,500
                    Non-deductible expenses        53,600         51,700         95,800         22,500         68,500
                    Rate differential               5,100          4,700          6,200         30,000         19,500
                    Adjustment relating to
                     accounting method change           -              -              -        (96,000)             -
                    ------------------------------------------------------------------------------------------------------
                    Income tax expense
                     (benefit)                  $(185,300)     $ 347,800      $(164,800)     $ 446,000      $ 384,000
                    ======================================================================================================

                    The financial statements for the years ended April 30, 2000 and 1999 have been restated to correct an error regarding the amount of taxable income and tax effect to be recognized under a change in accounting method filed for tax purposes. The correction of the error reduces income tax expense from $542,000 to $446,000 for the year ended April 30, 1999 and increases income tax benefit from $29,900 to $164,800 for the year ended April 30, 2000. As a result, the previously recorded net income (loss) for the years ended April 30, 2000 and 1999 increased $135,000 and $96,000 respectively. Corresponding changes have been made to deferred tax assets, deferred income taxes and income taxes payable as shown in Note 3 to properly restate these balances.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    In April 2000, the Company filed a Form 3115 with the IRS to apply for a change in accounting method to accrue receivables and payables related to specific types of income and expense, which had previously been reported on a cash basis. The new method of accounting conforms this tax treatment to financial statement generally accepted accounting principles and will be used for both financial statement purposes and tax returns. The total future taxable amount for income tax purposes resulting from the change of $2,076,065, as amended, will be recognized as income ratably over a four-year period. As a result, in fiscal 2000, one fourth of the total effect has been recognized as current taxable income, one fourth has been recorded as a current deferred tax liability and the remaining amount has been recorded as a long-term deferred tax liability.

4.  RELATED         LEASES
    PARTY
    TRANSACTIONS    The Company leases its facilities from 8136 S. Grant
                    Way, LLC, which is 80% owned by the President of the Company on a month-to-month basis. Rent is $27,875 monthly, which approximates fair value. The Company moved into the facilities at 8136 S. Grant Way in April
                    1998. Rent payable to 8136 South Grant Way was $55,750 at October 31, 2000, $0 at April 30, 2000, $334,500 at
                    April 30, 1999, and $0 at April 30, 1998.

                    Prior to April 1998 the Company leased its facilities at 114 Federal Boulevard from the spouse of the majority stockholder under a lease agreement which was scheduled to expire December 31, 1999. This agreement called for rental payments of $7,000 monthly, plus a payment of $1,500 monthly to three stockholders of the Company to lease the land adjacent to the building.

                    Rent expense under the leases was $334,500, $218,029, and $100,625 for the years ended April 30, 2000 and 1999 and 1998. Rent expense for each of the six months ended October 31, 2000 and 1999 was $167,250.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================

                    Additionally, prior to February 2000, the Company leased a Unix computer system ($2,500 monthly) and a phone system ($2,000 monthly) from the President of the Company under two month-to-month leases. In February 2000, the Company purchased the systems from the President for $50,000.

                    Rent expense under the leases was $43,156 for the year ended April 30, 2000 and $54,000 for each of the years ended April 30, 1999 and 1998. Rent expense for the six months ended October 31, 1999 was $27,000. There was no rent expense for the six months ended October 31, 2000 due to the Company purchase of the equipment in February 2000.

                    ADVANCES AND RECEIVABLES

                    In connection with the transfer of substantially all of the investments in equity securities to its President in April 2000, the Company recorded an advance receivable for the fair value of the investments as of the date of the transfer. In August 2000, the Company's President repaid this advance in full. As of October 31, 2000, the Company has made short-term advances of funds to its President separate from the investments discussed above. As of April 30, 1999, the Company had advances receivable from two officers and a demand note receivable from E3SI, Inc., a company in which the Company's President has a 46% ownership interest. The amounts advanced to the officers were repaid at the time bonuses were paid to those officers in December 1999. Interest is accrued on advances to officers at 8% per annum. The Company also has receivables from two entities with common ownership, 8136 S. Grant Way, LLC (80% owned by the Company's President) and E3SI (19% owned by the Company's President), for legal expenses paid on behalf of these entities.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    The amounts receivable are as follows:

                                                                     ----------------------------------
                                                                                   April 30,
                                                       OCTOBER 31,   ----------------------------------
                                                          2000              2000              1999
                  -------------------------------------------------------------------------------------
                                                      (unaudited)
                  ADVANCES TO OFFICERS                $    81,855       $   245,311       $   135,000

                  RELATED PARTY RECEIVABLES:
                   E3SI, Inc.                              77,869            78,849            79,613

                   8136 S. Grant Way, LLC                   4,834             4,834             4,834
                  -------------------------------------------------------------------------------------

                  Total related party receivables     $   164,558       $   328,994       $   219,447
                  =====================================================================================

                    In connection with the receivable from E3SI, the Company wrote-off amounts receivable from E3SI, Inc. of $50,000 in the year ended April 30, 1999. The remaining amount advanced to E3SI as of April 30, 1999 was formalized in a note agreement as of December 27, 1999 under which interest is required at 8% payable annually on the anniversary date of the note.

                    Prior to entering the formal note agreement the Company charged E3SI interest at 8% per annum. Interest receivable as of the balance sheet dates is included in prepaid expenses and other current assets and consisted of the following:

                                                                                   April 30,
                                                       OCTOBER 31,   ----------------------------------
                                                          2000              2000              1999
                  -------------------------------------------------------------------------------------
                                                      (unaudited)

                  INTEREST RECEIVABLE:
                   Advances to officers               $       709       $    11,316       $     5,000

                   E3SI, Inc.                              14,304            12,033             5,400
                   8136 S Grant Way                           891                 -                 -
                  -------------------------------------------------------------------------------------
                                                      $    15,904       $    23,349       $    10,400
                  =====================================================================================

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    E3SI and the Company have an ongoing business relationship whereby occasionally either party may perform work for the other party. Under this arrangement the following transactions have taken place during the periods presented:

                                                       SIX MONTHS                 Year Ended
                                                         ENDED                     April 30,
                                                       OCTOBER 31,   ----------------------------------
                                                          2000              2000              1999
                  -------------------------------------------------------------------------------------
                                                      (unaudited)
                  Accounts receivable E3SI, Inc.
                   (trade)                            $     4,253       $    85,250       $    23,730

                  Revenues from E3SI, Inc.            $    29,827       $   238,650       $    24,000
                  =====================================================================================

                    Revenue from E3SI, Inc. for the six months ended October 31, 1999 was $124,782. Revenue from E3SI, Inc. for the year ended April 30, 1998 was $560.

                    ACCOUNTS PAYABLE

                    As of April 30, 2000, the Company reported accounts payable balances of $23,864 to E3SI. E3SI provides business consulting and advisory services to the Company.

5.  LEASE           The Company leases certain business/entertainment
    COMMITMENTS     facilities under a cancelable operating lease
                    agreement. The lease became effective August 1999 and is scheduled to end August 31, 2004 unless terminated sooner. At the end of the first year the Company may elect to terminate the agreement, effective the end of the third year (August 31, 2002). The Company has made a security deposit of $62,500 under the agreement.
                    During the current fiscal year the Company leased certain office facilities under non-cancelable operating lease agreements, which expire at various dates through 2001. There was no rent expense under the agreements for the years ended April 30, 1999, and 1998. Rent expense for the six months ended October
                    31, 2000 and 1999 was $65,006 and $79,900 and $149,758
                    for the year ended April 30, 2000.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    The Company has leased a number of vehicles under non-cancelable operating leases beginning in May 2000, expiring at various dates through July 2003. The leases run for 24 to 36 months with a total payment of approximately $20,000 monthly. The Company also leases 50 laptop computers for $2,363 monthly under a 30-month lease, which began in August 2000 and expires in February 2003.

                    Future minimum lease payments under the non-cancelable portion of the operating leases are as follows:

                    YEAR ENDING OCTOBER 31,
                    -----------------------------------------------------

                       2001                                 $   496,284
                       2002                                     468,064
                       2003                                     234,451
                       2004                                       1,400
                                                            -------------

                                                            $ 1,200,199
                                                            =============

6.  EMPLOYEE        The Company has a deferred savings plan (the "Plan")
    BENEFIT         which allows participants to make contributions by
    PLANS           salary reduction pursuant to Section 401(k) of the
                    Internal Revenue Code. Participants may contribute up to 15% of their compensation; not to exceed the maximum allowed by law. The Company makes a matching contribution to the Plan of 100% of the first 6% of employee contributions. The Company may make discretionary contributions to the Plan as determined by the Company's Board of Directors. Participants are 100% vested in their voluntary contributions and vest
                    20% per year beginning after two years of service.
                    During the years ended April 30, 2000, 1999 and 1998 the Company's contributions to the Plan totaled
                    $241,580, $254,410 and $184,455.  For the six months
                    ended October 31, 2000 and 1999, the Company's contributions to the Plan totaled $116,079 and $103,887.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    Beginning January 2000 the Company established a non-qualified deferred compensation plan to cover certain management employees. The Plan is funded by life insurance policies on the lives of the participants. The Company pays the premiums and is the beneficiary of record.

                    Vested benefits under the Plan are scheduled to be equal to the initial face value of the policies and generally will be payable evenly over a ten-year period beginning at the time of retirement, termination or death. For the five individuals participating in the Plan as of April 30, 2000, policy face values range from $300,000 to $500,000. Employees vest in their benefits after five years of service from January 1, 2000. No benefits are due to any employee who is terminated or leaves the Company prior to December 31, 2004.

7.  LITIGATION      The Company may be engaged in various litigation
                    matters from time to time in the ordinary course of business. In the opinion of management, the outcome of any such litigation will not materially affect the financial position, results of operations, or cash flows of the Company. The Company currently does not have any significant litigation pending.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


8.  MAJOR           The Company has historically received greater than 10%
    CUSTOMERS       of its annual revenues from several customers.  A
                    summary of significant customers by period is as follows:

                                                        SIX MONTHS
                                                          ENDED
                                                       OCTOBER 31,                       Year Ended April 30,
                                               ----------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
                    -------------------------------------------------------------------------------------------------
                                                       (unaudited)
                     ACCOUNTS RECEIVABLE:
                     Customer A                 13.7%          24.4%           8.8%          62.2%           6.3%
                     Customer B                 15.5%           4.8%          16.6%             -              -
                     Customer C                 10.7%           2.1%           7.0%             -              -

                     REVENUES:

                     Customer A                 17.1%         37.7%           29.9%          22.9%          16.4%
                     Customer B                 20.5%          2.2%            6.7%             -              -
                     Customer C                 13.5%          1.5%            3.1%             -              -
                     Customer D                    -          18.1%            9.5%             -              -
                    -------------------------------------------------------------------------------------------------

9.  SEGMENT         Beginning in early 2000 the Company now operates in two
    INFORMATION     business segments; consulting services and broadband.
                    Results of operations of the two segments for the six months ended October 31, 2000 are shown below. Prior to May 1, 2000 the Company was run as one business and separate discreet accounting information was not maintained or reviewed by management.

                    CONSULTING SERVICES The Company provides a wide variety of interrelated services to its customers, including customer relationship management, web development, project management services, engineering, staffing services and life cycle services which formerly included sales of systems to those customers and currently is directed toward assisting the customer obtain the right technology products from outside vendors with Company assistance in the acquisition process, (procurement services) and also includes configuration, deployment, maintenance and disposal services.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


                    BROADBAND SERVICES The Company provides a various services to its customers related to commercial and residential installation of high-speed internet access through cable and DSL lines.

                    The Company's reportable operating segments have been determined in accordance with the Company's internal management structure, which is organized based on operating activities. The accounting policies of the operating segments are the same as those described in the summary of accounting policies. The Company evaluates performance based upon several factors, of which the primary financial measure is segment-operating income.

                    SIX MONTHS ENDED OCTOBER 31,               2000
                    ------------------------------------------------------
                    Revenues:
                      Consulting services                 $  10,056,043
                      Broadband services                      4,227,565
                                                          --------------
                                                          $  14,283,608
                                                          ==============

                    SIX MONTHS ENDED OCTOBER 31,               2000
                    ------------------------------------------------------
                    Operating income (loss):
                      Consulting services                 $    (432,034)
                      Broadband services                       (175,118)
                                                          --------------
                                                          $    (607,152)
                                                          ==============

                    Depreciation and amortization:
                      Consulting services                 $     145,165
                      Broadband services                         14,030
                                                          --------------
                                                          $     159,195
                                                          ==============

                   Expenditures for additions and long-
                     lived assets:
                     Consulting services                  $     437,766
                     Broadband services                          96,646
                                                          --------------
                                                          $     534,412
                                                          ==============

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


10. SUPPLEMENTAL
    DISCLOSURE OF                                   SIX MONTHS ENDED
    CASH FLOW                                          OCTOBER 31,                       Year Ended April 30,
    INFORMATION                                ----------------------------------------------------------------------
                                                   2000           1999           2000           1999           1998
                    -------------------------------------------------------------------------------------------------
                                                       (unaudited)


                     Cash paid during the
                      period for:
                            Interest            $ 64,704       $ 57,706       $ 72,700       $    819       $      -
                    -------------------------------------------------------------------------------------------------

                            Income taxes        $      -       $ 28,145       $191,389       $174,722       $158,809
                    -------------------------------------------------------------------------------------------------

                     Non-Cash Investing and Financing Activities:

                     Transfer of investment
                      holdings to officer       $      -       $      -       $245,311       $      -       $      -
                    -------------------------------------------------------------------------------------------------
                     Accrued rent due officer
                      applied against officers
                      advances                  $111,500       $      -       $      -       $      -       $      -
                     ------------------------------------------------------------------------------------------------

11. COMMWORLD       March 10, 2000, the Company and its shareholders
    MERGER          entered into a definitive agreement for a business
    TERMINATION     combination with Communications World International,
                    Inc. ("CommWorld"). CommWorld's primary business focus is a variety of telecommunications products and services, including business telephone systems, through franchises under the CommWorld name and Company-owned outlets, including a national account subsidiary.

                    In May 2000, prior to the CommWorld shareholder meeting, the Company decided to terminate the merger negotiations. Therefore the merger agreement was never executed and the Company has no plans to pursue further business with CommWorld.

                                                  BUSINESS PRODUCTS, INC.
                                       (D/B/A RUSH CREEK SOLUTIONS, INC.)


                                           NOTES TO FINANCIAL STATEMENTS
                               YEARS ENDED APRIL 30, 2000, 1999 AND 1998
             (UNAUDITED AS TO SIX MONTHS ENDED OCTOBER 31, 2000 AND 1999)
=========================================================================


12.  WINCO MERGER   On August 18, 2000, the Company and its shareholders
                    entered into a merger agreement with Winco Petroleum
                    Corporation ("Winco"), subject to shareholder approval by both parties. In order to accomplish the merger, Winco has created Winco Merger Corporation ("WMC") as a wholly owned subsidiary of Winco. In order to complete the merger, the Company will merge into WMC and WMC shall be the surviving entity. The Company shareholders will receive approximately 92.5% of the outstanding Winco common stock. The proposed merger will be accounted for as a reverse acquisition. Under this accounting treatment, the Company is deemed, for accounting purposes, to be the acquirer and Winco the acquired entity.


13.  VALUATION AND                           Balance at                Deductions   Balance at
     QUALIFYING                              Beginning    Charged to   and Write-     End of
     ACCOUNTS                                of Period      Expense       Offs        Period
                     ---------------------------------------------------------------------------
                     SIX MONTHS ENDED OCTOBER 31, 2000
                     Allowance for doubtful
                        accounts              $150,000     $ 25,925     $ 25,925     $150,000

                     YEAR ENDED APRIL 30, 2000
                     Allowance for doubtful
                        accounts              $150,000     $ 18,623     $ 18,623     $150,000

                     YEAR ENDED APRIL 30, 1999
                     Allowance for doubtful
                        accounts              $ 56,000     $144,000     $ 50,000     $150,000
                     ---------------------------------------------------------------------------

                               APPENDIX A





                            MERGER AGREEMENT

                                 MERGER
                                AGREEMENT


                                  Among


                      WINCO PETROLEUM CORPORATION,
                         a Colorado corporation,

                        WINCO MERGER CORPORATION,
                         a Colorado corporation,

                       WINCO SPIN-OFF CORPORATION,
                       a Colorado corporation, and

                        BUSINESS PRODUCTS, INC.,
                         a Colorado corporation.

                            TABLE OF CONTENTS

                                                                     Page
1.   THE MERGER AND RELATED TRANSACTIONS.. . . . . . . . . . . . . . . .2
     1.1   The Winco/WSC Asset Spinoff . . . . . . . . . . . . . . . . .2
     1.2   The Winco Reverse Split . . . . . . . . . . . . . . . . . . .2
     1.3   The BPI/WMC Merger. . . . . . . . . . . . . . . . . . . . . .2
     1.4   Effective Time of the Merger. . . . . . . . . . . . . . . . .2
     1.5   Articles of Incorporation, Bylaws, Board of Directors
           and Officers of the Surviving Corporation . . . . . . . . . .2
     1.6   Certain Information With Respect to the Capital Stock of
           WMC and BPI . . . . . . . . . . . . . . . . . . . . . . . . .3
     1.7   Effect of Merger. . . . . . . . . . . . . . . . . . . . . . .3
     1.8   Conversion of BPI Stock . . . . . . . . . . . . . . . . . . .3
     1.9   Effect of Merger on WMC Capital Stock . . . . . . . . . . . .3
     1.10  Delivery of Certificates. . . . . . . . . . . . . . . . . . .3

2.   CLOSING.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4

3.   REPRESENTATIONS AND WARRANTIES OF BPI CONCERNING BPI. . . . . . . .4
     3.1   Due Organization. . . . . . . . . . . . . . . . . . . . . . .4
     3.2   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . .4
     3.3   Capital Structure . . . . . . . . . . . . . . . . . . . . . .4
     3.4   Predecessor Status; Etc . . . . . . . . . . . . . . . . . . .5
     3.5   Spin-Off By BPI . . . . . . . . . . . . . . . . . . . . . . .5
     3.6   Financial Statements. . . . . . . . . . . . . . . . . . . . .5
     3.7   Liabilities and Obligations . . . . . . . . . . . . . . . . .6
     3.8   Permits and Intangibles . . . . . . . . . . . . . . . . . . .6
     3.9   Environmental Matters . . . . . . . . . . . . . . . . . . . .7
     3.10  Personal Property . . . . . . . . . . . . . . . . . . . . . .8
     3.11  Material Contracts and Commitments. . . . . . . . . . . . . .8
     3.12  Real Property . . . . . . . . . . . . . . . . . . . . . . . 10
     3.13  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.14  Compensation; Employment Agreements; Organized Labor
           Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.15  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . 12
     3.16  Compliance With ERISA . . . . . . . . . . . . . . . . . . . 13
     3.17  Conformity With Law; Litigation . . . . . . . . . . . . . . 14
     3.18  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     3.19  No Violations . . . . . . . . . . . . . . . . . . . . . . . 15
     3.20  Government Contracts. . . . . . . . . . . . . . . . . . . . 15
     3.21  Absence of Changes. . . . . . . . . . . . . . . . . . . . . 15
     3.22  Deposit Accounts; Powers of Attorney. . . . . . . . . . . . 17
     3.23  Relations With Governments. . . . . . . . . . . . . . . . . 17
     3.24  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 17
     3.25  Prohibited Activities . . . . . . . . . . . . . . . . . . . 17
     3.26  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . 17
     3.27  Certain Business Relationships with BPI . . . . . . . . . . 17

                                   -i-

     3.28  Authorization . . . . . . . . . . . . . . . . . . . . . . . 17

4.   REPRESENTATIONS AND WARRANTIES OF WINCO, WMC AND WSC. . . . . . . 18
     4.1   Due Organization. . . . . . . . . . . . . . . . . . . . . . 18
     4.2   Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . 18
     4.3   Capital Structure . . . . . . . . . . . . . . . . . . . . . 18
     4.4   Predecessor Status; Etc . . . . . . . . . . . . . . . . . . 19
     4.5   Spin-Off By Winco . . . . . . . . . . . . . . . . . . . . . 19
     4.6   Financial Statements. . . . . . . . . . . . . . . . . . . . 19
     4.7   Liabilities and Obligations . . . . . . . . . . . . . . . . 20
     4.8   Permits and Intangibles . . . . . . . . . . . . . . . . . . 20
     4.9   Environmental Matters . . . . . . . . . . . . . . . . . . . 21
     4.10  Personal Property . . . . . . . . . . . . . . . . . . . . . 22
     4.11  Material Contracts and Commitments. . . . . . . . . . . . . 22
     4.12  Real Property . . . . . . . . . . . . . . . . . . . . . . . 25
     4.13  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.14  Compensation; Employment Agreements; Organized Labor
           Matters . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     4.15  Employee Benefit Plans. . . . . . . . . . . . . . . . . . . 27
     4.16  Compliance With ERISA . . . . . . . . . . . . . . . . . . . 27
     4.17  Conformity With Law; Litigation . . . . . . . . . . . . . . 28
     4.18  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     4.19  No Violations . . . . . . . . . . . . . . . . . . . . . . . 29
     4.20  Government Contracts. . . . . . . . . . . . . . . . . . . . 29
     4.21  Absence of Changes. . . . . . . . . . . . . . . . . . . . . 30
     4.22  Deposit Accounts; Powers of Attorney. . . . . . . . . . . . 31
     4.23  Relations With Governments. . . . . . . . . . . . . . . . . 31
     4.24  Disclosure. . . . . . . . . . . . . . . . . . . . . . . . . 31
     4.25  Prohibited Activities . . . . . . . . . . . . . . . . . . . 31
     4.26  No Conflicts. . . . . . . . . . . . . . . . . . . . . . . . 31
     4.27  Certain Business Relationships. . . . . . . . . . . . . . . 32
     4.28  Authorization . . . . . . . . . . . . . . . . . . . . . . . 32

5.   CERTIFICATE OF THE BPI SHAREHOLDERS CONCERNING
     THE TRANSACTION.. . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.1   Authorization . . . . . . . . . . . . . . . . . . . . . . . 32
     5.2   Title to the Shares . . . . . . . . . . . . . . . . . . . . 32
     5.3   Purchase Entirely for His Own Account . . . . . . . . . . . 32
     5.4   Disclosure of Information . . . . . . . . . . . . . . . . . 33
     5.5   Restrictions on Transfer. . . . . . . . . . . . . . . . . . 33

6.   COVENANTS OF BPI PRIOR TO CLOSING.. . . . . . . . . . . . . . . . 34
     6.1   Access and Cooperation; Due Diligence . . . . . . . . . . . 34
     6.2   Conduct of Business Pending Closing . . . . . . . . . . . . 34
     6.3   Prohibited Activities . . . . . . . . . . . . . . . . . . . 35
     6.4   No Shop . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     6.5   Notification of Certain Matters . . . . . . . . . . . . . . 36
     6.6   Final Financial Statements. . . . . . . . . . . . . . . . . 36

                                  -ii-

7.   COVENANTS OF WINCO, WMC AND WSC PRIOR TO CLOSING. . . . . . . . . 37
     7.1   Access and Cooperation; Due Diligence . . . . . . . . . . . 37
     7.2   Conduct of Business Pending Closing . . . . . . . . . . . . 37
     7.3   Prohibited Activities . . . . . . . . . . . . . . . . . . . 38
     7.4   No Shop . . . . . . . . . . . . . . . . . . . . . . . . . . 39
     7.5   Notification of Certain Matters . . . . . . . . . . . . . . 39
     7.6   Final Financial Statements. . . . . . . . . . . . . . . . . 39

8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF WINCO, WSC AND WMC.. . . . 39
     8.1   Representations and Warranties; Performance of Obligations. 40
     8.2   Satisfaction. . . . . . . . . . . . . . . . . . . . . . . . 40
     8.3   No Litigation . . . . . . . . . . . . . . . . . . . . . . . 40
     8.4   Consents and Approvals. . . . . . . . . . . . . . . . . . . 40
     8.5   Good Standing Certificates. . . . . . . . . . . . . . . . . 40
     8.6   No Material Adverse Change. . . . . . . . . . . . . . . . . 40
     8.7   Officer's Certificate . . . . . . . . . . . . . . . . . . . 40
     8.8   Incumbency Certificate and Other Documents. . . . . . . . . 41
     8.9   Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . 41
     8.10  Release of Obligations and Stock Options. . . . . . . . . . 41

9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BPI
     AND THE SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . . . 41
     9.1   Representations and Warranties; Performance of Obligations. 41
     9.2   Satisfaction. . . . . . . . . . . . . . . . . . . . . . . . 41
     9.3   No Litigation . . . . . . . . . . . . . . . . . . . . . . . 41
     9.4   Consents and Approvals. . . . . . . . . . . . . . . . . . . 41
     9.5   Good Standing Certificates. . . . . . . . . . . . . . . . . 42
     9.6   No Material Adverse Change. . . . . . . . . . . . . . . . . 42
     9.7   Officer's Certificate . . . . . . . . . . . . . . . . . . . 42
     9.8   Incumbency Certificate and Other Documents. . . . . . . . . 42
     9.9   Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . 42
     9.10  Release of Obligations. . . . . . . . . . . . . . . . . . . 42

10.  ADDITIONAL AGREEMENTS.. . . . . . . . . . . . . . . . . . . . . . 42
     10.1  Reasonable Best Efforts . . . . . . . . . . . . . . . . . . 42
     10.2  Completion of the Disclosure Letters. . . . . . . . . . . . 43
     10.3  Public Announcements. . . . . . . . . . . . . . . . . . . . 43
     10.4  Further Assurances. . . . . . . . . . . . . . . . . . . . . 43
     10.5  The Spin-Off. . . . . . . . . . . . . . . . . . . . . . . . 43
     10.6  Winco Merger Corporation. . . . . . . . . . . . . . . . . . 43
     10.7  Reverse Split . . . . . . . . . . . . . . . . . . . . . . . 44
     10.8  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . 44

11.  TERMINATION OF AGREEMENT. . . . . . . . . . . . . . . . . . . . . 44
     11.1  Termination . . . . . . . . . . . . . . . . . . . . . . . . 44
     11.2  Liabilities in Event of Termination . . . . . . . . . . . . 45

12.  INDEMNIFICATION.. . . . . . . . . . . . . . . . . . . . . . . . . 45
     12.1  Indemnification by BPI. . . . . . . . . . . . . . . . . . . 45
     12.2  Indemnification by Winco and WSC. . . . . . . . . . . . . . 45
     12.3  Indemnification Notice. . . . . . . . . . . . . . . . . . . 45
     12.4  Matters Involving Third Parties . . . . . . . . . . . . . . 46

13.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . 46
     13.1  Survival of Representations, Warranties and Agreements. . . 46
     13.2  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . 47
     13.3  Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 47
     13.4  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 47
     13.5  Brokers and Agents. . . . . . . . . . . . . . . . . . . . . 47
     13.6  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . 47
     13.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     13.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . 48
     13.9  Enforcement . . . . . . . . . . . . . . . . . . . . . . . . 48
     13.10 Exercise of Rights and Remedies . . . . . . . . . . . . . . 49
     13.11 Time. . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     13.12 Reformation and Severability. . . . . . . . . . . . . . . . 49
     13.13 Remedies Cumulative . . . . . . . . . . . . . . . . . . . . 49
     13.14 Captions; Construction. . . . . . . . . . . . . . . . . . . 49









                                  -iv-

                            MERGER AGREEMENT


     THIS AGREEMENT (the "Agreement") is dated for reference purposes August 18, 2000, among Winco Petroleum Corporation, a Colorado corporation ("Winco"), Winco Merger Corporation, a Colorado corporation ("WMC"), Winco Spin-off Corporation, a Colorado corporation ("WSC"), and Business Products, Inc., a Colorado corporation ("BPI").

                                RECITALS

     A. Winco is desirous of entering into a merger transaction with BPI, as a result of which the shareholders of BPI (the "BPI Shareholders") will own approximately ninety-two and one-half percent (92.5%) of Winco; the current shareholders of Winco (the "Winco Shareholders") will retain an ownership of approximately seven and one-half percent (7.5%) in Winco. The transactions to be undertaken by Winco and BPI to accomplish this result are herein collectively referred to as the "Merger".

     B. In order to accomplish the Merger, Winco has created WMC and WSC as wholly-owned subsidiaries of Winco.

     C. In order to accomplish the Merger, BPI will merge into WMC, and WMC shall be the surviving entity. Pursuant to this Agreement, the BPI shareholders shall receive common stock in Winco in exchange for the cancellation of their BPI common stock.

     D. Prior to the Merger, all of the assets, obligations and liabilities of Winco shall be transferred to and assumed by WSC, and all of the shares of common stock in WSC shall be distributed by Winco to the Winco Shareholders. In addition, prior to the Merger, Winco shall undertake a reverse stock split, all as described herein.

     E. WSC and certain of its affiliates shall enter into an Indemnity Agreement with Winco.

     F. The respective boards of directors of Winco, WMC, WSC and BPI deem it advisable and in the best interest of each corporation and their respective shareholders that the foregoing transaction to be accomplished in accordance with the terms of this agreement, and such boards of directors have authorized and approved the execution and delivery of this agreement on behalf of such respective corporations.

                         STATEMENT OF AGREEMENT

     NOW, THEREFORE, in consideration of the premises and of the respective covenants and provisions herein contained, and intending to be legally bound hereby, the parties agree as follows:

     1.   THE MERGER AND RELATED TRANSACTIONS.


     1.1 THE WINCO/WSC ASSET SPINOFF. Immediately prior to the Merger, and upon the terms and subject to the conditions set forth in this Agreement, all of the assets, liabilities and obligations of Winco shall be transferred to and assumed by WSC in accordance with Section 10.5 hereof (the "Spin Off").

     1.2 THE WINCO REVERSE SPLIT. Under the terms and subject to the conditions set forth in this Agreement, Winco shall undertake a reverse stock split in accordance with Section 10.7 hereof (the "Reverse Stock Split").

     1.3 THE BPI/WMC MERGER. Upon the terms and subject to the conditions set forth in this Agreement, BPI shall be merged with and into WMC. Following the Merger, the separate corporate existence of BPI shall cease and WMC shall continue as the surviving party in the Merger (WMC is sometimes referred to as the "Surviving Corporation").

     1.4 EFFECTIVE TIME OF THE MERGER. While the necessary documentation to complete the forgoing transactions shall occur simultaneously at Closing (as defined in Article 2), the transactions shall be deemed to have occurred in the order set forth in Section 1.1, 1.2 and 1.3, and all filings with the Colorado Secretary of State and other governmental filings shall be recorded in such order. Notwithstanding the forgoing, none of the foregoing events shall occur unless each of the other foregoing events shall have occurred. At the Closing, (1) Winco shall complete the Spin Off; (2) Winco shall take such actions as are necessary to complete the Reverse Stock Split and (3) WMC and BPI shall file Articles of Merger in such form as is required by and which shall be executed in accordance with
Section 7-111-105 of the Colorado Business Corporation Act. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Colorado Secretary of State or at such time as WMC and BPI shall agree and as shall be specified in the Articles of Merger (the "Effective Time of the Merger").

     1.5 ARTICLES OF INCORPORATION, BYLAWS, BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION.

          (a) The ARTICLES of Incorporation of WMC as approved by BPI and as in effect immediately prior to the Effective Time of the Merger shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law, except that the name of the Surviving Corporation shall be changed to a name selected by the shareholders of BPI.

          (b) At the Effective Time of the Merger, the Bylaws of WMC as approved by BPI and as in effect immediately prior to the Effective Time of the Merger shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                                   -2-

          (c) The Directors and officers of Winco and of the Surviving Corporation shall be the persons to be listed in Schedule 1.3(iii) of the Winco Disclosure Letter , and each person shall hold his or her respective office or offices from and after the Effective Time of the Merger until his or her successor shall have been elected and shall have qualified or as otherwise provided in the Bylaws of Winco and of the Surviving Corporation.

     1.6 CERTAIN INFORMATION WITH RESPECT TO THE CAPITAL STOCK OF WMC AND BPI. The respective designations and numbers of outstanding shares of each class of outstanding capital stock of Winco, WMC and BPI as of the date of this Agreement are as follows:

               (i) The authorized and outstanding capital stock of WMC consists of 100 shares of common stock, of which 100 shares are issued and outstanding (the "WMC Stock").

               (ii) The authorized capital stock of BPI consists of 50,000 shares of common stock, no par value, of which 1,500 shares are issued and outstanding (the "BPI Stock").

               (iii) The authorized capital stock of Winco, prior to the Reverse Stock Spilt consists of 500,000,000 shares of common stock, no par value, of which 41,152,606 shares are issued and outstanding (the "Winco Stock").

     1.7 EFFECT OF MERGER. At the Effective Time of the Merger, the effect of the Merger shall be as provided in Section 7-111-106 of the Colorado Business Corporation Act.

     1.8 CONVERSION OF BPI STOCK. At the Effective Time of the Merger and without any action on the part of the holders of the BPI Stock, the BPI Stock shall be converted into the securities of Winco as set forth in
Schedule 1.8.

     1.9 EFFECT OF MERGER ON WMC CAPITAL STOCK. At the Effective Time of the Merger without any action on the part of the holders of WMC Stock, each share of WMC Stock issued and outstanding immediately prior to the Effective Time of the Merger shall remain outstanding as one share of WMC Stock.

     1.10 DELIVERY OF CERTIFICATES. At the Effective Time of the Merger the BPI Stock shall be canceled and the BPI Shareholders shall receive instruments evidencing the ownership of the securities of Winco as set forth on Schedule 1.10. Each BPI Shareholder shall deliver to Winco at the Closing the Certificates representing the shares of BPI Stock owned by the BPI Shareholder (the "BPI Certificates"), duly endorsed in blank by the BPI Shareholder, or accompanied by blank stock powers. Each BPI Shareholder agrees promptly to cure any deficiencies with respect to the endorsement of his BPI Certificates or other documents of conveyance with respect to the BPI Stock or with respect to the stock powers accompanying any BPI Stock. Until surrender as contemplated by this Section 1.10, each BPI Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the Winco Stock

                                   -3-
received by the shareholders of BPI, as set forth in Schedule 1.8, and each holder of a BPI Certificate shall cease to have any rights with respect to the BPI Stock.

     2.   CLOSING.

     Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated by this Agreement (the "Closing") will take place on the second business day after the satisfaction or waiver (subject to applicable law) of the conditions set forth in Sections 8 and 9, unless another time or date is agreed to in writing by the parties hereto (the actual time and date of the Closing being referred to herein as the "Closing Date"). The Closing shall be held at the offices of Rothgerber Johnson & Lyons LLP, 1200 17th Street, Suite 3000, Denver, Colorado 80202, unless another place is agreed to in writing by the parties hereto.

     3.   REPRESENTATIONS AND WARRANTIES OF BPI CONCERNING BPI.

     Except as provided in the BPI Disclosure Letter (as defined below) to be delivered pursuant to Section 10.2, BPI represents and warrants to Winco that all of the following representations and warranties in this Section 3 are true at the date of this Agreement and shall be true at the time of Closing. As used in this Agreement, the "BPI Disclosure Letter" shall mean the disclosure letter delivered by BPI pursuant to this Section 3.

     3.1 DUE ORGANIZATION. BPI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. BPI is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as will be set forth on Schedule 3.1 to the BPI Disclosure Letter or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of BPI taken as a whole (as used herein with respect to BPI, or with respect to any other person, a "Material Adverse Effect"). Schedule 3.1 to the BPI Disclosure Letter shall set forth the jurisdiction in which BPI is incorporated and contains a list of all jurisdictions in which BPI is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of BPI (the "BPI Charter Documents") shall be made available to Winco. The stock records of BPI as heretofore made available to Winco, are correct and complete in all material respects. There are no minutes or other records or proceedings of BPI which have not been made available to Winco, and all of such minutes or other records of proceedings are correct and complete in all respects.

     3.2  SUBSIDIARIES.  BPI has no subsidiaries.

     3.3 CAPITAL STRUCTURE. The authorized capital stock of BPI consists of 50,000 shares of common stock, no par value, of which 1,500 shares are issued and outstanding on July 1, 2000. All of the outstanding shares of common stock have been duly authorized and are validly issued, fully paid and non-assessable. BPI has no common stock or other shares of capital stock reserved for or otherwise subject to issuance. The names of all of the holders of the BPI Stock

                                   -4-
and the number of shares owned by each holder will be set forth in Schedule
3.3 to the BPI Disclosure Letter. Except as will be listed in Schedule 3.3 to the BPI Disclosure Letter or as set forth above, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of BPI or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of BPI, and no securities or obligations evidencing such rights are authorized, issued or outstanding. BPI does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to BPI. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of BPI.

     3.4 PREDECESSOR STATUS; ETC. There shall be included in Schedule 3.4 to the BPI Disclosure Letter is an accurate list of all names of all predecessor companies of BPI, including the names of any entities acquired by BPI (by stock purchase, merger or otherwise) or owned by BPI or from whom BPI previously acquired material assets, in any case, from the earliest date upon which any person acquired his or her stock in BPI. Except as will be disclosed on Schedule 3.4 to the BPI Disclosure Letter, BPI has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     3.5 SPIN-OFF BY BPI. Except as will be set forth on Schedule 3.5 to the BPI Disclosure Letter, there has not been any sale, spin-off or split-up of material assets of either BPI or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, BPI ("Affiliates") since its inception.

     3.6 FINANCIAL STATEMENTS. Schedule 3.6 to the BPI Disclosure Letter will include copies of the following financial statements (the "BPI Financial Statements") of BPI: BPI's audited Balance Sheets as of April 30, 2000, 1999 and 1998 and audited Statements of Income and Comprehensive Income, Stockholders' Equity and Cash Flows for each of the fiscal years ended April 30, 2000, 1999 and 1998 (April 30, 2000 being hereinafter referred to as the "Balance Sheet Date") and unaudited interim financial statements through June 30, 2000 and the last day of the calendar month immediately preceding Closing. The BPI Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as noted thereon or as will be noted on Schedule 3.6 to the BPI Disclosure Letter). Except as will be set forth on Schedule 3.6 to the BPI Disclosure Letter, such Balance Sheets present fairly in all material respects the financial position of BPI as of the dates indicated thereon, and such Statements of Income and Comprehensive Income, Stockholders'
Equity and Cash Flows present fairly in all material respects the results of operations for the periods indicated thereon, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                                   -5-

     3.7 LIABILITIES AND OBLIGATIONS. Schedule 3.7 to the BPI Disclosure Letter will include accurate lists as of the Balance Sheet Date of (i) all material liabilities of BPI which are not reflected on the Balance Sheet of BPI at the Balance Sheet Date or otherwise reflected in the BPI Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the Balance Sheet, and
(ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as will be set forth on Schedule 3.7 to the BPI Disclosure Letter, since the Balance Sheet Date BPI has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Schedule 3.7 to the BPI Disclosure Letter will also include , in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which BPI reasonably expects will be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, BPI has provided to Winco the following information:

          (a) A summary description of the liability together with the following:

               (i)  copies of all relevant documentation relating thereto;

               (ii) amounts claimed and any other action or relief sought;
          and

               (iii) name of claimant and all other parties to the claim, suit or proceeding;

          (b) The name of each court or agency before which such claim, suit or proceeding is pending; and

          (c)  The date such claim, suit or proceeding was instituted; and

          (d) A good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     3.8  PERMITS AND INTANGIBLES.

          (a) BPI holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on BPI's business and Schedule 3.8 to the BPI Disclosure Letter will include an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations, including permits (it being understood and agreed that a list of all environmental permits and other environmental approvals will be set forth on Schedule 3.9 to the BPI Disclosure Letter), titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates, as well as (a) registered or unregistered trademarks, trade names, patents, patent applications and inventions and

                                   -6-
     discoveries that may be patentable, (b) copyrights owned or held by BPI or any of its employees (including interests in software or other technology systems, programs and intellectual property). The licenses, franchises, permits and other governmental authorizations will be listed on Schedules 3.8 and 3.9 to the BPI Disclosure Letter and are valid, and BPI has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. BPI has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations as will be listed on Schedules 3.8 and 3.9 of the BPI Disclosure letter and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on BPI. Except as will be specifically provided in Schedule 3.8 to the BPI Disclosure Letter, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to BPI by, any such licenses, franchises, permits or government authorizations.

          (b) The patents, the marks and copyrights, as well as the know how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans and drawings owned, used or licensed by BPI (collectively, the "Trade Secrets") are all those necessary to enable BPI to conduct and to continue to conduct its business as it is currently conducted.
     Schedule 3.8 of the BPI Disclosure Letter will also contain a description of all material Trade Secrets owned or used by BPI. Except as will be set forth on Schedule 3.8 to the BPI Disclosure Letter (a) all of the patents, marks, copyrights and Trade Secrets (collectively, the "Intellectual Property") are owned, or used under valid licenses by BPI, and are free and clear of all liens and other adverse claims; (b) BPI has not infringed on or misappropriated, is not now infringing on or misappropriating, and has not received any notice that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (c) there is no claim pending or threatened against BPI with respect to the alleged infringement or misappropriation by BPI or a conflict with, any intellectual property rights of others; (d) the operation of any aspect of the business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (e) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property by such third party.

     3.9  ENVIRONMENTAL MATTERS.  Except as will be set forth on Schedule
3.9 to the BPI Disclosure Letter, and except where any failure to comply or action would not have a Material Adverse Effect, (i) BPI has complied with and is in compliance with all Federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of

                                   -7-

Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Laws);
(ii) BPI has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, an accurate list of all of which permits and approvals will beset forth on Schedule 3.9 to the BPI Disclosure Letter, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by BPI where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by BPI except as permitted by Environmental Laws; (iv) there is no on-site or off-site location to which BPI has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against BPI for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) BPI has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment.

     3.10 PERSONAL PROPERTY. Schedule 3.10 to the BPI Disclosure Letter will include an accurate list of (i) all personal property owned by BPI with an individual value in excess of $50,000 acquired since April 30, 2000 and (ii) all leases and agreements in respect of personal property, including, in the case of each of (i) and (ii), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by shareholders, relatives of shareholders, or Affiliates of BPI. Except as will be set forth on
Schedule 3.10 to the BPI Disclosure Letter, (x) all material personal property used by BPI in its business is either owned by BPI or leased by BPI pursuant to a lease which will be included on Schedule 3.10 to the BPI Disclosure Letter, (y) all of the personal property which will be listed on
Schedule 3.10 to the BPI Disclosure Letter is in good working order and condition, ordinary wear and tear excepted and (z) all leases and agreements which will be included on Schedule 3.10 to the BPI Disclosure Letter are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

     3.11 MATERIAL CONTRACTS AND COMMITMENTS. Schedule 3.11 to the BPI Disclosure Letter will include an accurate list as of or on the date hereof, of all material written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments relating to or in any way affecting the operation or ownership of the business of BPI (the "Material Contracts"), including but not limited, those of a type described below:

          (a) Any consulting agreement, employment agreement, change-in-control agreement, and collective bargaining arrangements with any labor union and any such agreements currently in negotiation or proposed;

                                   -8-

          (b) Any contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000;

          (c) Any contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, products, machinery, equipment, parts or other property or services (except if such contract is made in the ordinary course of business and requires aggregate future payments of less than $50,000);

          (d) Any contract other than trade payables in the ordinary course of business relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

          (e) Any contract granting any person a lien on all or any part of the assets of BPI;

          (f) Any contract for the cleanup, abatement or other actions in connection with hazardous materials as defined under any Environmental Laws, the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) Any contract granting to any person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of BPI;

          (h) Any contract with any agent, distributor or representative which is not terminable by BPI upon ninety calendar days' or less notice without penalty;

          (i) Any contract under which BPI is (1) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (2) a lessor of any tangible personal property owned by BPI, in either case having an original value in excess of $50,000;

          (j) Any contract under which BPI has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment;

          (k)  Any contract concerning any Affiliates;

          (l) Any contract providing for the indemnification or holding harmless of any officer, director, employee or other person, other than as provided in the by-laws of BPI;

          (m) Any contract for purchase or sale by BPI or the granting of any options with respect to, or providing for any labor, services or materials (including brokerage or

                                   -9-
     management services) involving any real property on which BPI conducts any aspect of its business involving aggregate future payments of more than $50,000;

          (n) Any contract limiting, restricting or prohibiting BPI from conducting business anywhere in the United States or elsewhere in the world;

          (o)  Any joint venture or partnership agreement;

          (p) Any lease, sublease or associated agreements relating to the property leased by BPI;

          (q) Any material contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of BPI, which contracts shall be separately identified on Schedule 3.11 to the BPI Disclosure Letter;

          (r) Any contract with a customer of BPI involving work to be performed or product to be delivered, in each case subsequent to April 30, 2000, in excess of $50,000;

          (s) Any other contract, whether or not made in the ordinary course of business, which involves future payments in excess of $50,000.

BPI has provided Winco a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as will be set forth on Schedule 3.11 to the BPI Disclosure Letter, each Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, BPI, and the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally. Except as will be set forth on Schedule 3.11 of the BPI Disclosure Letter, BPI has performed all obligations required to be performed by it as of the date hereof and will have performed all obligations required to be performed by it as of the Closing Date under each Material Contract and neither BPI, nor any other party to any Material Contract is in breach or default thereunder, and there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. BPI has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

     3.12 REAL PROPERTY. Schedule 3.12 to the BPI Disclosure Letter will set forth a correct and complete list, and a brief description of all real property leased by BPI (the "Leased Real Property"), and all facilities thereon. Except as lessee of Leased Real Property, BPI is not a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another person or entity has granted to BPI the right to use or occupy all or any portion of any real property. BPI does not have an ownership interest in any real property.

                                  -10-

     BPI has, assuming good title in the landlord (which is represented to be so with respect to any Leased Property owned by Michael G. St. John), a valid leasehold interest in the Leased Property free and clear of all liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such Real Property) other than (a) mortgages shown on the BPI Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and (c) minor imperfections of title, such as utility and access easements that do not impair the intended use of the Real Property, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of BPI, and zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto. The Real Property constitutes all the real properties reflected on the BPI Financial Statements or used or occupied by BPI in connection with its business or otherwise.

     With respect to the Leased Real Property, except as will be reflected on Schedule 3.12 to the BPI Disclosure Letter:

          (a) BPI is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct business thereon in addition to those which exist as of the date hereof;

          (b) No portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Real Property and there is no threatened condemnation or proceeding with respect thereto;

          (c) (i) the buildings, plants, improvements, structures and fixtures at the Leased Real Property, including, without limitation, heating, ventilation and air conditioning systems, roofs, foundations and floors, are in good operating condition and repair; and (ii) the Leased Real Property is not in violation of any health, safety, building, or environmental ordinances, laws, codes or regulations; nor has any notice of any claimed violation of any such ordinances, laws, codes or regulations been served on BPI;

          (d) The Leased Real Property is supplied with utilities and other third-party services, such as water, sewer, electricity, gas, roads, rail service and garbage collection, necessary for the current operation of the business and such Leased Real Property is maintained in all material respects in accordance with all laws applicable to BPI or the Leased Real Property;

          (e) BPI is not a party to any written or oral agreement or undertaking with owners or users of properties adjacent to the Leased Real Property relating to the use, operation or maintenance of such facility or any adjacent real property;

                                  -11-

          (f) BPI is not a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which BPI has granted to any party or parties the right to use or occupy all or any portion of the Leased Real Property;

          (g) To the extent that BPI has responsibility under the lease(s) for the Leased Real Property for compliance with the provisions of the ADA, all alterations, rehabilitations, structures, or improvements in the Leased Property comply with the ADA;

          (h) (i) There are no material defects in any improvements on or to the Leased Real Property; (ii) the Leased Real Property is free from regulated quantities of asbestos; and (iii) the Leased Real Property is free from flooding and leaks.

     3.13 INSURANCE. Schedule 3.13 to the BPI Disclosure Letter will include (i) an accurate list of all insurance policies carried by BPI since May 1, 1997, and (ii) an accurate list of all insurance loss claims or workers compensation claims received since May 1, 1997 and complete copies of the foregoing items have been delivered to Winco. Such insurance policies evidence all of the insurance that BPI has been required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All insurance policies for the current policy periods are in full force and effect and shall remain in full force and effect through the Closing Date. Since May 1, 1997, no insurance carried by BPI has been canceled by the insurer and BPI has not been denied coverage.

     3.14 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.
Schedule 3.14 to the BPI Disclosure Letter will include an accurate list of
(i) all officers, directors and key employees of BPI, (ii) all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the Balance Sheet Date and the date hereof. BPI has provided to Winco true, complete and correct copies of any employment agreements for persons to be listed on
Schedule 3.14 to the BPI Disclosure Letter. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Except as will be set forth on Schedule 3.14 to the BPI Disclosure Letter, (i) BPI is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of BPI are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or threatened labor dispute involving BPI and any group of its employees nor has BPI experienced any labor interruptions over the past three years. BPI believes its relationship with its employees to be good.

     3.15 EMPLOYEE BENEFIT PLANS. Schedule 3.15 to the BPI Disclosure Letter shall set forth all employee benefit plans of BPI, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. BPI has delivered to Winco true, complete and correct copies of such

                                  -12-
plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, to be described on Schedule 3.15 to the BPI Disclosure Letter, BPI does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has BPI any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA. BPI has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans to be set forth on Schedule 3.15 to the BPI Disclosure Letter, nor is BPI required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any employees of BPI. All accrued contribution obligations of BPI with respect to any plan to be listed on
Schedule 3.15 to the BPI Disclosure Letter have either been fulfilled in their entirety or are fully reflected on the balance sheet of the BPI as of the Balance Sheet Date.

     3.16 COMPLIANCE WITH ERISA. All plans that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code will be listed on
Schedule 3.15 to the BPI Disclosure Letter are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters will be included as part of Schedule 3.15 to the BPI Disclosure Letter. Except as will be disclosed on Schedule 3.16 to the BPI Disclosure Letter, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof will be included as part of
Schedule 3.15 to the BPI Disclosure Letter. Neither BPI nor any of the BPI stockholders has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No plan to be listed in Schedule 3.15 to the BPI Disclosure Letter has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and BPI has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation.

          (a) There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

          (b) No plan to be listed in Schedule 3.15 to the BPI Disclosure Letter, subject to the provisions of Title IV of ERISA, has been terminated;

          (c) There have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan listed in Schedule 3.15 to the BPI Disclosure Letter;

                                  -13-

          (d)  BPI has not incurred liability under Section 4062 of ERISA; and

          (e) No circumstances exist pursuant to which BPI could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than BPI that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes BPI.

     3.17 CONFORMITY WITH LAW; LITIGATION.

          (a) Except to the extent will be set forth on Schedule 3.17 to the BPI Disclosure Letter, BPI is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect.

          (b) Except as will be set forth on Schedule 3.17 to the BPI Disclosure Letter (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed), other than collection actions by BPI, in the ordinary course of business on its own behalf, none of which is greater than $25,000 and which in the aggregate do not exceed $50,000:

               (i) There is no suit, action, proceeding, investigation, claim or order pending or threatened against BPI, or with respect to any Employee Plan, or any fiduciary of any such plan, or pending or threatened against any of the officers, directors or employees of BPI with respect to the business or currently proposed business activities of BPI, or to which BPI is otherwise a party, or which may have or is likely to have a Material Adverse Effect, before any court, or before any governmental authority, department, commission, bureau, agency or other governmental department or arbitrator (collectively, "Claims"), nor is there any basis for any such Claims.

               (ii) BPI is not subject to any unsatisfied or continuing judgment, order or decree of any court or governmental authority, and BPI is not otherwise exposed, from a legal standpoint, to any liability or disadvantage which could have a Material Adverse Effect. Schedule 3.17 to the BPI Disclosure Letter will set forth all closed litigation matters to which BPI was a party during the preceding five years, the dates such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     3.18 TAXES. BPI has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on or before the Balance Sheet Date; and except as

                                  -14-
will be set forth on Schedule 3.18 to the BPI Disclosure Letter, there are no examinations in progress or claims against any of them for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return) owed by BPI, any member of an affiliated or consolidated group which includes or included BPI, or with respect to any payment made or deemed made by BPI herein have been paid. The amounts shown as accruals for Taxes on the BPI Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of BPI for the last three fiscal years, will be attached as Schedule 3.18 to the BPI Disclosure Letter.

     3.19 NO VIOLATIONS. BPI is not in violation of any of its Charter Documents. BPI is not in default under any lease, instrument, agreement, license, or permit set forth on the Schedules to the BPI Disclosure Letter, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as will be set forth in Schedule 3.19 to the BPI Disclosure Letter, (a) the rights and benefits of BPI under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation of, or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as will be set forth on Schedule 3.19 to the BPI Disclosure Letter, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as will be set forth on Schedule 3.19 to the BPI Disclosure Letter, none of the Material Documents prohibits the use or publication by BPI of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts BPI from freely providing services to any other customer or potential customer of BPI.

     3.20 GOVERNMENT CONTRACTS.  Except as will be set forth on Schedule
3.20 to the BPI Disclosure Letter, BPI is not now a party to any governmental contract subject to price redetermination or renegotiation.

     3.21 ABSENCE OF CHANGES. Since April 30, 2000, except as will be set forth on Schedule 3.21 to the BPI Disclosure Letter, there has not been:

          (a) Any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of BPI;

          (b) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of BPI;

                                  -15-

          (c) Any change in the authorized capital of BPI or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) Any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of BPI;

          (e) Any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by BPI to any of their respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (f) Any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of BPI;

          (g) Any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of BPI to any person, including, without limitation, any of the stockholders and their affiliates;

          (h) Any cancellation, or agreement to cancel, any indebtedness or other obligation owing to BPI, including without limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

          (i) Any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of BPI or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) Any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of BPI;

          (k)  Any waiver of any material rights or claims of BPI;

          (l) Any amendment or termination of any Material Documents or other right to which BPI is a party;

          (m) Any transaction by BPI outside the ordinary course of its business;

          (n) Any cancellation or termination of a Material Contract with a customer or client prior to the scheduled termination date; or

          (o) Any other distribution of property or assets by BPI other than in the ordinary course of business.

                                  -16-

     3.22 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 3.22 to the BPI Disclosure Letter will include an accurate list as of the date of the Agreement of: (i) the name of each financial institution in which BPI has accounts or safe deposit boxes; (ii) the names in which the accounts or boxes are held; (iii) the type of account and account number; and (iv) the name of each person authorized to draw thereon or have access thereto.
Schedule 3.22 to the BPI Disclosure Letter also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from BPI and a description of the terms of such power.

     3.23 RELATIONS WITH GOVERNMENTS. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year since 1996, BPI has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause BPI to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     3.24 DISCLOSURE. This Agreement, including the Schedules and BPI Disclosure Letter to be provided and the Schedules to be attached thereto, together with the other information furnished to Winco and WMC by BPI and the BPI Shareholders in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

     3.25 PROHIBITED ACTIVITIES.  Except as will be set forth on Schedule
3.25 to the BPI Disclosure Letter, BPI has not, between April 30, 2000 and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 6.3.

     3.26 NO CONFLICTS. The execution, delivery and performance of this Agreement by BPI and the consummation by BPI of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which BPI is a party or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over BPI or the property of BPI.

     3.27 CERTAIN BUSINESS RELATIONSHIPS WITH BPI.  Except as listed in
Schedule 3.27, neither of the BPI Shareholders nor any relative of any BPI Shareholder or Affiliate of BPI has been involved in any business arrangement or relationship with BPI since May 1, 1997, and neither of the BPI Shareholders, nor any relative of any BPI Shareholder or Affiliate of BPI owns any asset, tangible or intangible, which is used in BPI's operations.

     3.28 AUTHORIZATION. The representatives of BPI executing this Agreement have the authority to enter into and bind BPI to the terms of this Agreement and BPI has the full legal right, power and authority to enter into this Agreement and the Merger.

                                  -17-

     4.   REPRESENTATIONS AND WARRANTIES OF WINCO, WMC AND WSC.

     Except as will be provided in the Winco Disclosure Letter (as defined below) to be delivered pursuant to in Section 10.2, Winco, WMC and WSC jointly and severally represent and warrant to BPI and the BPI Shareholders that all of the following representations and warranties in this Section 4 are true at the date of this Agreement and shall be true at the time of Closing. As used in this Agreement, the "Winco Disclosure Letter" shall mean the disclosure letter delivered by Winco, WMC and WSC to BPI and the BPI Shareholders regarding Winco and WMC pursuant to this Section 4. As used in this Section 4, unless the context otherwise requires, Winco refers to Winco and all of its wholly-owned subsidiaries.

     4.1 DUE ORGANIZATION. Each of Winco, WMC and WSC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite power and authority to carry on its business as it is now being conducted. Each of Winco, WMC and WSC is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except (i) as will be set forth on Schedule 4.1 to Winco Disclosure Letter or (ii) where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise), of Winco taken as a whole (as used herein with respect to Winco, or with respect to any other person, a "Material Adverse Effect"). Schedule 4.1 to the Winco Disclosure Letter will set forth the jurisdiction in which Winco, WMC and WSC are incorporated and contains a list of all jurisdictions in which Winco, WMC and WSC are authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of Winco (the "Winco Charter Documents") have been made available to BPI. True, complete and correct copies of the Articles of Incorporation and Bylaws, each as amended, of WMC and WSC (the "WMC or WSC Charter Documents") have been made available to BPI. The stock records of Winco, WMC and WSC, as heretofore made available to BPI, are correct and complete in all material respects. There are no minutes or other records or proceedings of Winco, WMC and WSC which have not been made available to BPI, and all of such minutes or other records of proceedings are correct and complete in all respects.

     4.2 SUBSIDIARIES. The names and jurisdiction of incorporation of the subsidiaries of Winco are set forth in Schedule 4.2. WMC and WSC have no subsidiaries.

     4.3 CAPITAL STRUCTURE. The authorized capital stock of Winco and WMC is as set forth in Section 1.6. All of the issued and outstanding shares of the capital stock of Winco and WMC have been duly authorized and are validly issued, fully paid and non-assessable. All of the outstanding shares of common stock have been duly authorized and are validly issued, fully paid and non-assessable. Winco does not have any preferred stock. Except as listed in Schedule 4.3, each of Winco and WMC has no common stock or other shares of capital stock reserved for or otherwise subject to issuance. Except as listed in Schedule 4.3 or as set forth above, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights, stock appreciation

                                  -18-
rights, redemption rights, repurchase rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of WMC or Winco or any securities or obligations convertible or exchangeable into or exercisable for, or giving any person a right to subscribe for or acquire, any securities of WMC or Winco, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Each of WMC and Winco does not have outstanding any bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote). There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to each of WMC and Winco. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of the capital stock of each of WMC and Winco.

     4.4 PREDECESSOR STATUS; ETC. Set forth in Schedule 4.4 to Winco Disclosure Letter will contain an accurate list of all names of all predecessor companies of Winco since May 1, 1994, including the names of any entities acquired by Winco (by stock purchase, merger or otherwise) or owned by Winco or from whom Winco previously acquired material assets, in any case, from the earliest date upon which any person acquired his or her stock in Winco. Except as will be disclosed on Schedule 4.4 to Winco Disclosure Letter, Winco has not been, within such period of time, a subsidiary or division of another corporation or a part of an acquisition which was later rescinded.

     4.5 SPIN-OFF BY WINCO. Except as contemplated by Section 10 hereof and as will be set forth on Schedule 4.5 to Winco Disclosure Letter, there has not been any sale, spin-off or split-up of material assets of either Winco or any other person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Winco ("Affiliates") since its inception.

     4.6 FINANCIAL STATEMENTS. Schedule 4.6 to Winco Disclosure Letter will include copies of the following financial statements (the "Winco Financial Statements") of Winco: Winco's audited Balance Sheets as of September 30, 1999 and 1998 and audited Statements of Income and Comprehensive Income, Stockholders' Equity and Cash Flows for each of the fiscal years ended September 30, 1999 and 1998 and, unaudited Balance Sheet as of June 30, 2000 and unaudited Statements of Income and Comprehensive Income, Stockholders' Equity and Cash Flows for the nine month period June 30, 2000 (June 30, 2000 being hereinafter referred to as the "Balance Sheet Date"). The Winco Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated (except as will be noted thereon or on Schedule 4.6 to Winco Disclosure Letter). Except as will be set forth on Schedule 4.6 to Winco Disclosure Letter, such Balance Sheets present fairly in all material respects the financial position of Winco as of the dates indicated thereon, and such Statements of Income and Comprehensive Income, Stockholders' Equity and Cash Flows present fairly in all material respects the results of operations for the periods indicated thereon, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

                                  -19-

     4.7 LIABILITIES AND OBLIGATIONS. Schedule 4.7 to Winco Disclosure Letter will include accurate lists as of the Balance Sheet Date of (i) all material liabilities of Winco which are not reflected on the Balance Sheet of Winco at the Balance Sheet Date or otherwise reflected in Winco Financial Statements at the Balance Sheet Date which by their nature would be required in accordance with GAAP to be reflected in the Balance Sheet, and (ii) all loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements. Except as will be set forth on Schedule 4.7 to Winco Disclosure Letter, since the Balance Sheet Date Winco has not incurred any material liabilities of any kind, character and description, whether accrued, absolute, secured or unsecured, contingent or otherwise, other than liabilities incurred in the ordinary course of business. Schedule 4.7 to Winco Disclosure Letter will also include, in the case of those contingent liabilities related to pending or threatened litigation, or other liabilities which are not fixed or otherwise accrued or reserved, a good faith and reasonable estimate of the maximum amount which Winco reasonably expects will be payable. For each such contingent liability or liability for which the amount is not fixed or is contested, Winco has provided to BPI and the BPI Shareholders the following information:

          (a) A summary description of the liability together with the following:

               (i)  copies of all relevant documentation relating thereto;

               (ii) amounts claimed and any other action or relief sought;
          and

               (iii) name of claimant and all other parties to the claim, suit or proceeding;

          (b) The name of each court or agency before which such claim, suit or proceeding is pending; and

          (c)  The date such claim, suit or proceeding was instituted; and

          (d) A good faith and reasonable estimate of the maximum amount, if any, which is likely to become payable with respect to each such liability. If no estimate is provided, the estimate shall for purposes of this Agreement be deemed to be zero.

     Adequate provision shall be made for all debts, obligations, or other liabilities of Winco and the spin-off of Winco's assets and liabilities to WSC shall not constitute a fraudulent conveyance or otherwise violate any contract or provision of law.

     4.8  PERMITS AND INTANGIBLES.

          (a) Winco holds all licenses, franchises, permits and other governmental authorizations the absence of any of which could have a Material Adverse Effect on Winco's business and Schedule 4.8 to Winco Disclosure Letter will include an accurate list and summary description of all such licenses, franchises, permits and other governmental authorizations, including permits (it being understood and agreed that a list

                                  -20-
     of all environmental permits and other environmental approvals will be set forth on Schedule 4.9 to Winco Disclosure Letter), titles (including motor vehicle titles and current registrations), fuel permits, licenses, franchises and certificates, as well as
     (a) registered or unregistered trademarks, trade names, patents, patent applications and inventions and discoveries that may be patentable, (b) copyrights owned or held by Winco or any of its employees (including interests in software or other technology systems, programs and intellectual property). The licenses, franchises, permits and other governmental authorizations will be listed on Schedules 4.8 and 4.9 to Winco Disclosure Letter and are valid, and Winco has not received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. Winco has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in the licenses, franchises, permits and other governmental authorizations which will be listed on Schedules 4.8 and 4.9 of Winco Disclosure letter and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Material Adverse Effect on Winco. Except as will be specifically provided in Schedule
     4.8 to Winco Disclosure Letter, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to Winco by, any such licenses, franchises, permits or government authorizations.

          (b) The patents, the marks and copyrights, as well as the know how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans and drawings owned, used or licensed by Winco (collectively, the "Trade Secrets") are all those necessary to enable Winco to conduct and to continue to conduct its business as it is currently conducted.
     Schedule 4.8 of Winco Disclosure Letter will also contain a description of all material Trade Secrets owned or used by Winco. Except as will be set forth on Schedule 4.8 to Winco Disclosure Letter
     (a) all of the patents, marks, copyrights and Trade Secrets (collectively, the "Intellectual Property") are owned, or used under valid licenses by Winco, and are free and clear of all liens and other adverse claims; (b) Winco has not infringed on or misappropriated, is not now infringing on or misappropriating, and has not received any notice that it is infringing on, misappropriating, or otherwise conflicting with the intellectual property rights of any third parties; (c) there is no claim pending or threatened against Winco with respect to the alleged infringement or misappropriation by Winco or a conflict with, any intellectual property rights of others; (d) the operation of any aspect of the business in the manner in which it has heretofore been operated or is presently operated does not give rise to any such infringement or misappropriation; and (e) there is no infringement or misappropriation of the Intellectual Property by a third party or claim, pending or threatened, against any third party with respect to the alleged infringement or misappropriation of the Intellectual Property by such third party.

     4.9  ENVIRONMENTAL MATTERS.  Except as will be set forth on Schedule
4.9 to Winco Disclosure Letter, and except where any failure to comply or action would not have a Material Adverse Effect, (i) Winco has complied with and is in compliance with all Federal, state, local

                                  -21-
and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, notices, permits, judgments, orders and decrees applicable to any of them or any of their respective properties, assets, operations and businesses relating to environmental protection (collectively "Environmental Laws") including, without limitation, Environmental Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Wastes and Hazardous Substances including petroleum and petroleum products (as such terms are defined in any applicable Environmental Laws); (ii) Winco has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes and Hazardous Substances, an accurate list of all of which permits and approvals will be set forth on Schedule 4.9 to Winco Disclosure Letter, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by Winco where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled; (iii) there have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by Winco except as permitted by Environmental Laws; (iv) there is no on-site or off-site location to which Winco has transported or disposed of Hazardous Wastes and Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any Federal, state, local or foreign enforcement action or any other investigation which is reasonably likely to lead to any claim against Winco for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; and (v) Winco has no contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment. These representations shall also be deemed to have been made subsequent to Closing by WSC and shall survive Closing.

     4.10 PERSONAL PROPERTY. Schedule 4.10 to Winco Disclosure Letter will include an accurate list of (i) all personal property owned by Winco with an individual value in excess of $50,000 acquired since the Balance Sheet Date and (ii) all leases and agreements in respect of personal property, including, in the case of each of (i) and (ii), (1) true, complete and correct copies of all such leases and (2) an indication as to which assets are currently owned, or were formerly owned, by stockholders, relatives of stockholders, or Affiliates of Winco. Except as will be set forth on
Schedule 4.10 to Winco Disclosure Letter, (x) all material personal property used by Winco in its business is either owned by Winco or leased by Winco pursuant to a lease will be included on Schedule 4.10 to Winco Disclosure Letter, (y) all of the personal property to be listed on
Schedule 4.10 to Winco Disclosure Letter is in good working order and condition, ordinary wear and tear excepted and (z) all leases and agreements to be included on Schedule 4.10 to Winco Disclosure Letter are in full force and effect and constitute valid and binding agreements of the parties (and their successors) thereto in accordance with their respective terms.

     4.11 MATERIAL CONTRACTS AND COMMITMENTS. Schedule 4.11 to Winco Disclosure Letter will include an accurate list as of or on the date hereof, of all material written or oral leases, agreements or other contracts or legally binding contractual rights or contractual obligations or contractual commitments relating to or in any way affecting the operation or ownership of the

                                  -22-
business of Winco (the "Material Contracts"), including but not limited, those of a type described below:

          (a) Any consulting agreement, employment agreement, change-in-control agreement, and collective bargaining arrangements with any labor union and any such agreements currently in negotiation or proposed;

          (b) Any contract for capital expenditures or the acquisition or construction of fixed assets in excess of $50,000;

          (c) Any contract for the purchase, maintenance or acquisition, or the sale or furnishing, of materials, supplies, merchandise, products, machinery, equipment, parts or other property or services (except if such contract is made in the ordinary course of business and requires aggregate future payments of less than $50,000);

          (d) Any contract other than trade payables in the ordinary course of business relating to the borrowing of money, or the guaranty of another person's borrowing of money, including, without limitation, any notes, mortgages, indentures and other obligations, guarantees of performance, agreements and instruments for or relating to any lending or borrowing, including assumed indebtedness;

          (e) Any contract granting any person a lien on all or any part of the assets of Winco;

          (f) Any contract for the cleanup, abatement or other actions in connection with hazardous materials as defined under any Environmental Laws, the remediation of any existing environmental liabilities or relating to the performance of any environmental audit or study;

          (g) Any contract granting to any person an option or a first refusal, first-offer or similar preferential right to purchase or acquire any material assets of Winco;

          (h) Any contract with any agent, distributor or representative which is not terminable by Winco upon ninety calendar days' or less notice without penalty;

          (i) Any contract under which Winco is (1) a lessee or sublessee of any machinery, equipment, vehicle or other tangible personal property, or (2) a lessor of any tangible personal property owned by Winco, in either case having an original value in excess of $50,000;

          (j) Any contract under which Winco has granted or received a license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment;

          (k)  Any contract concerning any Affiliates;

                                  -23-

          (l) Any contract providing for the indemnification or holding harmless of any officer, director, employee or other person, other than as provided in the by-laws of Winco;

          (m) Any contract for purchase or sale by Winco or the granting of any options with respect to, or providing for any labor, services or materials (including brokerage or management services) involving any real property on which Winco conducts any aspect of its business involving aggregate future payments of more than $50,000;

          (n) Any contract limiting, restricting or prohibiting Winco from conducting business anywhere in the United States or elsewhere in the world;

          (o)  Any joint venture or partnership agreement;

          (p) Any lease, sublease or associated agreements relating to the property leased by Winco;

          (q) Any material contract requiring prior notice, consent or other approval upon a change of control in the equity ownership of Winco, which contracts shall be separately identified on Schedule 3.11 to Winco Disclosure Letter;

          (r) Any contract with a customer of Winco involving work to be performed or product to be delivered, in each case subsequent to the Balance Sheet Date, in excess of $50,000;

          (s) Any other contract, whether or not made in the ordinary course of business, which involves future payments in excess of $50,000.

Winco has provided BPI and the BPI Shareholders a true and complete copy of each written Material Contract and a true and complete summary of each oral Material Contract, in each case including all amendments or other modifications thereto. Except as will be set forth on Schedule 4.11 to Winco Disclosure Letter, each Material Contract is a valid and binding obligation of, and enforceable in accordance with its terms against, Winco, and the other parties thereto, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors' rights generally. Except as will be set forth on Schedule 4.11 of Winco Disclosure Letter, Winco has performed all obligations required to be performed by it as of the date hereof and will have performed all obligations required to be performed by it as of the Closing Date under each Material Contract and neither Winco, nor any other party to any Material Contract is in breach or default thereunder, and there exists no condition which would, with or without the lapse of time or the giving of notice, or both, constitute a breach or default thereunder. Winco has not been notified that any party to any Material Contract intends to cancel, terminate, not renew, or exercise an option under any Material Contract, whether in connection with the transactions contemplated hereby or otherwise.

                                  -24-

     4.12 REAL PROPERTY. Schedule 4.12 to Winco Disclosure Letter shall set forth a correct and complete list, and a brief description of, all real property leased by Winco (the "Leased Real Property"), and all facilities thereon. Except as lessee of Leased Real Property, Winco is not a lessee under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which another person or entity has granted to Winco the right to use or occupy all or any portion of any real property. Winco does not have an ownership interest in any real property.

     Winco has, assuming good title in the landlord, a valid leasehold interest in the Leased Property, in each case free and clear of all liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such Real Property) other than (a) mortgages shown on Winco Financial Statements as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) liens for current taxes not yet due, and
(c) minor imperfections of title, such as utility and access easements that do not impair the intended use of the Real Property, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of Winco, and zoning laws and other land use restrictions or restrictive covenants that do not materially impair the present use of the property subject thereto. The Real Property constitutes all the real properties reflected on Winco Financial Statements or used or occupied by Winco in connection with its business or otherwise.

     With respect to the Leased Real Property, except as will be reflected on Schedule 4.12 to Winco Disclosure Letter:

          (a) Winco is in exclusive possession thereof and no easements, licenses or rights are necessary to conduct business thereon in addition to those which exist as of the date hereof;

          (b) No portion thereof is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Leased Real Property and there is no threatened condemnation or proceeding with respect thereto;

          (c) (i) the buildings, plants, improvements, structures and fixtures at the Leased Real Property, including, without limitation, heating, ventilation and air conditioning systems, roofs, foundations and floors, are in good operating condition and repair; (ii) the Leased Real Property is not in violation of any health, safety, building, or environmental ordinances, laws, codes or regulations; nor has any notice of any claimed violation of any such ordinances, laws, codes or regulations been served on Winco;

          (d) The Leased Real Property is supplied with utilities and other third-party services, such as water, sewer, electricity, gas, roads, rail service and garbage collection, necessary for the current operation of the business and such Leased Real Property is maintained in all material respects in accordance with all laws applicable to Winco or the Leased Real Property;

                                  -25-

          (e) Winco is not a party to any written or oral agreement or undertaking with owners or users of properties adjacent to the Leased Real Property relating to the use, operation or maintenance of such facility or any adjacent real property;

          (f) Winco is not a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which Winco has granted to any party or parties the right to use or occupy all or any portion of the Leased Real Property;

          (g) To the extent that Winco has responsibility under the lease(s) for the Leased Real Property for compliance with the provisions of the ADA, all alterations, rehabilitations, structures, or improvements in the Leased Property comply with the ADA;

          (h) (i) There are no material defects in any improvements on or to the Leased Real Property; (ii) the Leased Real Property is free from regulated quantities of asbestos; and (iii) the Leased Real Property is free from flooding and leaks.

     4.13 INSURANCE. Schedule 4.13 to Winco Disclosure Letter shall include (i) an accurate list of all insurance policies carried by Winco since July 1, 1995, and (ii) an accurate list of all insurance loss claims or workers compensation claims received since July 1, 1995 and complete copies of the foregoing items have been delivered to the BPI Shareholders. Such insurance policies evidence all of the insurance that Winco has been required to carry pursuant to all of its contracts and other agreements and pursuant to all applicable laws. All insurance policies for the current policy periods are in full force and effect and shall remain in full force and effect through the Closing Date. Since July 1, 1995, no insurance carried by Winco has been canceled by the insurer and Winco has not been denied coverage.

     4.14 COMPENSATION; EMPLOYMENT AGREEMENTS; ORGANIZED LABOR MATTERS.
Schedule 4.14 to Winco Disclosure Letter shall include an accurate list of
(i) all officers, directors and key employees of Winco, (ii) all employment agreements with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of the Balance Sheet Date and the date hereof. Winco has provided to BPI true, complete and correct copies of any employment agreements for persons to be listed on
Schedule 4.14 to Winco Disclosure Letter. Since the Balance Sheet Date, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. Except as will be set forth on Schedule 4.14 to Winco Disclosure Letter, (i) Winco is not bound by or subject to (and none of its assets or properties is bound by or subject to) any arrangement with any labor union, (ii) no employees of Winco are represented by any labor union or covered by any collective bargaining agreement, (iii) no campaign to establish such representation is in progress and (iv) there is no pending or threatened labor dispute involving Winco and any group of its employees nor has Winco experienced any labor interruptions over the past three years. Winco believes its relationship with its employees to be good.

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
     4.15 EMPLOYEE BENEFIT PLANS. Schedule 4.15 to Winco Disclosure Letter will set forth all employee benefit plans of Winco, including all employment agreements and other agreements or arrangements containing "golden parachute" or other similar provisions, and deferred compensation agreements. Winco has delivered to BPI true, complete and correct copies of such plans, agreements and any trusts related thereto, and classifications of employees covered thereby as of the Balance Sheet Date. Except for the employee benefit plans, if any, to be described on Schedule
4.15 to Winco Disclosure Letter, Winco does not sponsor, maintain or contribute to any plan program, fund or arrangement that constitutes an "employee pension benefit plan," nor has Winco any obligation to contribute to or accrue or pay any benefits under any deferred compensation or retirement funding arrangement on behalf of any employee or employees (such as, for example, and without limitation, any individual retirement account or annuity, any "excess benefit plan" (within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any non-qualified deferred compensation arrangement). For the purposes of this Agreement, the term "employee pension benefit plan" shall have the same meaning as is given that term in Section 3(2) of ERISA.
Winco has not sponsored, maintained or contributed to any employee pension benefit plan other than the plans to be set forth on Schedule 4.15 to Winco Disclosure Letter, nor is Winco required to contribute to any retirement plan pursuant to the provisions of any collective bargaining agreement establishing the terms and conditions or employment of any employees of Winco. All accrued contribution obligations of Winco with respect to any plan to be listed on Schedule 4.15 to Winco Disclosure Letter have either been fulfilled in their entirety or are fully reflected on the balance sheet of Winco as of the Balance Sheet Date.

     4.16 COMPLIANCE WITH ERISA. All plans to be listed on Schedule 4.15 to Winco Disclosure Letter that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters shall be included as part of Schedule 4.15 to Winco Disclosure Letter. Except as will be disclosed on Schedule 4.16 to Winco Disclosure Letter, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof will be included as part of
Schedule 4.15 to Winco Disclosure Letter. Neither Winco, WMC, WSC or any Winco stockholder has engaged in any transaction prohibited under the provisions of Section 4975 of the Code or Section 406 of ERISA. No plan to be listed in Schedule 4.15 to Winco Disclosure Letter has incurred an accumulated funding deficiency, as defined in Section 412(a) of the Code and Section 302(1) of ERISA; and Winco has not incurred any liability for excise tax or penalty due to the Internal Revenue Service nor any liability to the Pension Benefit Guaranty Corporation.

          (a) There have been no terminations, partial terminations or discontinuance of contributions to any such Qualified Plan intended to qualify under Section 401(a) of the Code without notice to and approval by the Internal Revenue Service;

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                                  A-33

          (b) No plan to be listed in Schedule 4.15 to Winco Disclosure Letter, subject to the provisions of Title IV of ERISA, has been terminated;

          (c) There have been no "reportable events" (as that phrase is defined in Section 4043 of ERISA) with respect to any such plan to be listed in Schedule 4.15 to Winco Disclosure Letter;

          (d) Winco has not incurred liability under Section 4062 of ERISA; and

          (e) No circumstances exist pursuant to which Winco could have any direct or indirect liability whatsoever (including, but not limited to, any liability to any multiemployer plan or the PBGC under Title IV of ERISA or to the Internal Revenue Service for any excise tax or penalty, or being subject to any statutory lien to secure payment of any such liability) with respect to any plan now or heretofore maintained or contributed to by any entity other than Winco that is, or at any time was, a member of a "controlled group" (as defined in Section 412(n)(6)(B) of the Code) that includes Winco.

     4.17 CONFORMITY WITH LAW; LITIGATION.

          (a) Except to the extent to be set forth on Schedule 4.17 to Winco Disclosure Letter, Winco is not in violation of any law or regulation or any order of any court or Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it which would have a Material Adverse Effect.

          (b) Except as to be set forth on Schedule 4.17 to Winco Disclosure Letter (which shall disclose the parties to, nature of and relief sought for each matter to be disclosed), other than collection actions by Winco, in the ordinary course of business on its own behalf, none of which is greater than $25,000 and which in the aggregate do not exceed $50,000:

               (i) There is no suit, action, proceeding, investigation, claim or order pending or threatened against Winco, or with respect to any Employee Plan, or any fiduciary of any such plan (or pending or threatened against any of the officers, directors or employees of Winco with respect to the business or currently proposed business activities of Winco, or to which Winco is otherwise a party, or which may have or is likely to have a Material Adverse Effect, before any court, or before any governmental authority, department, commission, bureau, agency or other governmental department or arbitrator (collectively, "Claims"), nor is there any basis for any such Claims.

               (ii) Except as to be set forth in Schedule 4.17(b) to the Winco Disclosure Letter, Winco is not subject to any unsatisfied or continuing judgment, order or decree of any court or governmental authority, and Winco is not otherwise exposed, from a legal standpoint, to any liability or disadvantage which

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                                  A-34
          could have a Material Adverse Effect. Schedule 4.17 to Winco Disclosure Letter shall set forth all closed litigation matters to which Winco was a party during the preceding five years, the dates such litigation was commenced and concluded, and the nature of the resolution thereof (including amounts paid in settlement or judgment).

     4.18 TAXES. Winco has timely filed all requisite federal, state and other tax returns or extension requests for all fiscal periods ended on the Balance Sheet Date; and except as will be set forth on Schedule 4.18 to Winco Disclosure Letter, there are no examinations in progress or claims against any of them for federal, state and other Taxes (including penalties and interest) for any period or periods prior to and including the Balance Sheet Date and no notice of any claim for taxes, whether pending or threatened, has been received. All Taxes, including interest and penalties (whether or not shown on any tax return) owed by Winco, any member of an affiliated or consolidated group which includes or included Winco, or with respect to any payment made or deemed made by Winco herein have been paid. The amounts shown as accruals for Taxes on Winco Financial Statements are sufficient for the payment of all Taxes of the kinds indicated (including penalties and interest) for all fiscal periods ended on or before that date. Copies of (i) any tax examinations, (ii) extensions of statutory limitations and (iii) the federal and local income tax returns and franchise tax returns of Winco for the last three fiscal years have been made available to BPI and the BPI Shareholders.

     4.19 NO VIOLATIONS. Winco is not in violation of any of its Charter Documents. Winco is not in default under any lease, instrument, agreement, license, or permit to be set forth on the Schedules to Winco Disclosure Letter, or any other material agreement to which it is a party or by which its properties are bound (the "Material Documents"); and, except as to be set forth in Schedule 4.19 to Winco Disclosure Letter, (a) the rights and benefits of Winco under the Material Documents will not be adversely affected by the transactions contemplated hereby and (b) the execution of this Agreement and the performance of the obligations hereunder and the consummation of the transactions contemplated hereby will not result in any violation of, or breach of, or constitute a default under, any of the terms or provisions of the Material Documents or the Charter Documents. Except as to be set forth on Schedule 4.19 to Winco Disclosure Letter, none of the Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party with respect to any of the transactions contemplated hereby in order to remain in full force and effect and consummation of the transactions contemplated hereby will not give rise to any right to termination, cancellation or acceleration or loss of any right or benefit. Except as to be set forth on Schedule 4.19 to Winco Disclosure Letter, none of the Material Documents prohibits the use or publication by Winco of the name of any other party to such Material Document, and none of the Material Documents prohibits or restricts Winco from freely providing services to any other customer or potential customer of Winco.

     4.20 GOVERNMENT CONTRACTS. Except as to be set forth on Schedule 4.20 to Winco Disclosure Letter, Winco is not now a party to any governmental contract subject to price redetermination or renegotiation.

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
     4.21 ABSENCE OF CHANGES. Since the Balance Sheet Date, except as to be set forth on Schedule 4.21 to Winco Disclosure Letter, there has not been:

          (a) Any material adverse change in the financial condition, assets, liabilities (contingent or otherwise), income or business of Winco;

          (b) Any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of Winco;

          (c) Any change in the authorized capital of Winco or its outstanding securities or any change in its ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

          (d) Any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Winco;

          (e) Any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Winco to any of their respective officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice;

          (f) Any work interruptions, labor grievances or claims filed, or any event or condition of any character, materially adversely affecting the business of Winco;

          (g) Any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of Winco to any person, including, without limitation, any of the stockholders and their affiliates;

          (h) Any cancellation, or agreement to cancel, any indebtedness or other obligation owing to Winco, including without limitation any indebtedness or obligation of any stockholder or any affiliate thereof;

          (i) Any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of Winco or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

          (j) Any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business of Winco;

          (k)  Any waiver of any material rights or claims of Winco;

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                                  A-36

          (l) Any amendment or termination of any Material Documents or other right to which Winco is a party;

          (m) Any transaction by Winco outside the ordinary course of its business;

          (n) Any cancellation or termination of a Material Contract with a customer or client prior to the scheduled termination date; or

          (o) Any other distribution of property or assets by Winco other than in the ordinary course of business.

     4.22 DEPOSIT ACCOUNTS; POWERS OF ATTORNEY. Schedule 4.22 to Winco Disclosure Letter shall include an accurate list as of the date of the Agreement of: (i) the name of each financial institution in which Winco has accounts or safe deposit boxes; (ii) the names in which the accounts or boxes are held; (iii) the type of account and account number; and (iv) the name of each person authorized to draw thereon or have access thereto.
Schedule 4.22 to Winco Disclosure Letter shall also set forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from Winco and a description of the terms of such power.

     4.23 RELATIONS WITH GOVERNMENTS. Except for political contributions made in a lawful manner which, in the aggregate, do not exceed $10,000 per year since 1996, Winco has not made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action which would cause Winco to be in violation of the Foreign Corrupt Practices Act of 1977, as amended or any law of similar effect.

     4.24 DISCLOSURE. This Agreement, including the Schedules and Winco Disclosure Letter to be provided and the Schedules to be attached thereto, together with the other information furnished to BPI and the BPI Shareholders by Winco, WSC and WMC in connection herewith, do not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements herein and therein, in light of the circumstances under which they were made, not misleading.

     4.25 PROHIBITED ACTIVITIES.  Except as to be set forth on Schedule
4.25 to Winco Disclosure Letter, neither Winco, WSC or WMC have, between the Balance Sheet Date and the date hereof, taken any of the actions (Prohibited Activities) set forth in Section 6.3.

     4.26 NO CONFLICTS. The execution, delivery and performance of this Agreement by Winco, WSC and WMC and the consummation by Winco, WSC and WMC of the transactions contemplated hereby will not conflict with or result in a breach or violation of any term or provision of, or (with or without notice or passage of time, or both) constitute a default under, any indenture, mortgage, deed of trust, trust (constructive and other), loan agreement or other agreement or instrument to which Winco is a party or violate the provisions of any statute, or any order, rule or regulation of any governmental body or agency or instrumentality thereof, or any

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
order, writ, injunction or decree of any court or any arbitrator, having jurisdiction over Winco, WSC, WMC or any of their property.

     4.27 CERTAIN BUSINESS RELATIONSHIPS. Except as listed in Schedule 4.27, no current officer or director of Winco, WSC or WMC has been involved in any business arrangement or relationship with Winco, WSC or WMC since July 1, 1995, and none of the officers or directors, nor any relative of any officer or director or affiliate of an officer or director of such companies, owns any asset, tangible or intangible, which is used in their operations.

     4.28 AUTHORIZATION. The representatives of Winco, WSC and WMC executing this Agreement have the authority to enter into and bind Winco, WSC and WMC to the terms of this Agreement and Winco, WSC and WMC have the full legal right, power and authority to enter into this Agreement and the Merger, subject to the approval of the shareholders of Winco as provided in Sections 8.4 and 9.4.

     5.   CERTIFICATE OF THE BPI SHAREHOLDERS CONCERNING THE TRANSACTION.

     Prior to Closing, BPI shall obtain, in writing, a Certificate from each BPI Shareholder to the effect that all of the following representations and warranties in this Section 5 are true at the date of this Agreement and shall be true at the time of Closing. Such Certificate shall be delivered to Winco and WMC at Closing.

     5.1 AUTHORIZATION. All action on the part of each BPI Shareholder necessary for the authorization, execution and delivery of this Agreement by BPI and the performance of all obligations of BPI hereunder has been taken, and this Agreement constitutes a valid and legally binding obligation of BPI, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

     5.2 TITLE TO THE SHARES. Each BPI Shareholder owns, and is transferring to Winco at the Closing, good, valid and marketable title to the number of Shares set forth opposite the name of the BPI Shareholder in
Section 1.1 free and clear of all liens, claims, options and encumbrances whatsoever. There are no outstanding options, warrants or rights to purchase or acquire any of the Shares of the Shareholder or any of the capital stock of BPI.

     5.3 PURCHASE ENTIRELY FOR HIS OWN ACCOUNT. The Winco securities will be acquired for investment for the BPI Shareholder's own account, not as a nominee or agent, and not with the view to the resale or distribution of any part thereof, and the BPI Shareholder has no present intention of selling, granting any participation in, or otherwise distributing Winco securities. The BPI Shareholder has no contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person with respect to any of the securities of Winco.
Notwithstanding the foregoing, it is understood that the BPI Shareholders may transfer a part of the Winco securities to be received by them in the Merger to CeBourn, Ltd., provided that

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
CeBourn, Ltd. executes and delivers a representation of investment intent letter to Winco which includes the representations and warranties in this
Section 5.

     5.4 DISCLOSURE OF INFORMATION. Each BPI Shareholder has received and had the opportunity to review the reports filed by Winco with the Securities and Exchange Commission and has had the opportunity to ask questions of, and receive answers from, representatives of Winco to obtain additional information regarding Winco.

     5.5  RESTRICTIONS ON TRANSFER.

          (a) The securities of Winco that the BPI Shareholders will acquire have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, accordingly, such securities will not be fully transferable except as permitted under various exemptions contained in the Securities Act or upon satisfaction of the registration and prospectus delivery requirements of the Securities Act. The BPI Shareholders must bear the economic risk of his investment in such securities for an indefinite period of time as such securities have not been registered under the Securities Act and therefore cannot be sold unless they are subsequently registered or an exemption from registration is available. The BPI Shareholders are Accredited Investors as defined under Rule 501(a) of the Securities Act and are acquiring the securities for investment purposes only, for their own account, and not as nominee or agent for any other person, and not with the view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act.

          It is understood that the securities of Winco to be delivered to the BPI Shareholders may be transferred pursuant to an effective registration statement under the Securities Act and nothing herein shall preclude the filing of a registration statement subsequent to the Closing Date for a registration regarding these securities.

          (b) The certificates evidencing the securities of Winco he will acquire pursuant to this Agreement, and each instrument or certificate issued in transfer thereof, will bear substantially the following legend:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. IF THE SECURITIES ARE TO BE SOLD OR TRANSFERRED PURSUANT TO AN EXEMPTION THE CORPORATION MAY REQUIRE AN

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                                  A-39

          OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
          ISSUER STATING THAT SUCH SALE OR TRANSFER IS EXEMPT
          FROM THE REGISTRATION AND PROSPECTUS DELIVERY
          REQUIREMENTS OF SUCH ACT AND WILL NOT VIOLATE SUCH ACT
          OR ANY OTHER APPLICABLE SECURITIES LAWS.

          (c) Each BPI Shareholder understands a notation on the records of Winco and its transfer agent will be made in order to implement the restrictions on transfer set forth in this Section 5.6.

     6.   COVENANTS OF BPI PRIOR TO CLOSING.

     6.1 ACCESS AND COOPERATION; DUE DILIGENCE. Between the date of this Agreement and the Closing Date, BPI will afford to the officers and authorized representatives of Winco and WMC access to all of the sites, properties, books and records of BPI and will furnish Winco and WMC such additional financial and operating data and other information as to the business and properties of BPI as Winco and WMC may from time to time reasonably request. BPI will cooperate with Winco and WMC, their representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder

     6.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, BPI will, except as will be set forth on
Schedule 6.2 to the BPI Disclosure Letter:

          (a) Carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (b) Maintain its properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

          (d) Use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) Use its reasonable efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

          (f) Maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

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
          (g) Maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of Winco (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of Winco if such replacement instruments are on terms at least as favorable to BPI as the instruments being replaced; and

          (h) Maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

          (i) BPI may arrange and close debt financing or raise equity funding in an aggregate amount of not more than $3,000,000.00.

     6.3 PROHIBITED ACTIVITIES. Between the date hereof and the Closing Date, BPI will not, without the prior written consent of Winco, engage in any of the following (the "Prohibited Activities"):

          (a)  Make any change in its Charter Documents;

          (b) Issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants to be listed in Schedule 3.3 to the BPI Disclosure Letter;

          (c) Declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (d) Except as listed in Schedule 6.3, enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $50,000;

          (e) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $100,000.00 necessary or desirable for the conduct of the businesses of BPI, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens to be set forth on Schedule 3.7 and/or 3.11 to the BPI Disclosure Letter;

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
          (f) Sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (g) Negotiate for the acquisition of any business or the start-up of any new business;

          (h) Merge or consolidate or agree to merge or consolidate with or into any other corporation;

          (i) Waive any material rights or claims of BPI, provided that BPI may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (j) Commit a breach or amend or terminate any Material Documents or right of BPI; or

          (k) Enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     6.4 NO SHOP. Neither BPI, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate the submission of proposals or offers from any person for; (ii) participate in any discussions pertaining to; or (iii) furnish any information to any person other than Winco or their authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, BPI or a merger, consolidation or business combination of BPI.

     6.5 NOTIFICATION OF CERTAIN MATTERS. BPI shall give prompt notice to Winco and WMC of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of BPI contained herein or to be set forth in the BPI Disclosure Letter to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of BPI to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 6.5 shall not be deemed to (i) modify the representations or warranties of the party delivering such notice, (ii) modify the conditions set forth in Sections 7 and 8, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.6 FINAL FINANCIAL STATEMENTS. BPI shall provide to Winco prior to the Closing Date, the unaudited balance sheets of BPI as of the end of all months following the Balance Sheet Date, and the unaudited statement of income and comprehensive income and cash flows for all months ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a

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
consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.

     7.   COVENANTS OF WINCO, WMC AND WSC PRIOR TO CLOSING.

     7.1 ACCESS AND COOPERATION; DUE DILIGENCE. Between the date of this Agreement and the Closing Date, each of Winco, WMC and WSC will afford to the authorized representatives of BPI access to all of its sites, properties, books and records and will furnish BPI such additional financial and operating data and other information as to their business and properties as BPI may from time to time reasonably request. Winco, WMC and WSC will cooperate with BPI, its representatives, auditors and counsel in the preparation of any documents or other material which may be required in connection with any documents or materials required by this Agreement or necessary to complete the transactions contemplated hereunder.

     7.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date of this Agreement and the Closing, Winco, WMC and WSC will, except as will be set forth on Schedule 7.2 to the Winco Disclosure Letter and except in connection with the Spin Off:

          (a) Carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

          (b) Maintain its respective properties and facilities in as good working order and condition as at present, ordinary wear and tear excepted;

          (c) Perform in all material respects all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

          (d) Use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

          (e) Use its reasonable efforts to maintain and preserve its business organization intact, retain its present key employees and maintain its relationships with suppliers, customers and others having business relations with it;

          (f) Maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

          (g) Maintain present debt and lease instruments and not enter into new or amended debt or lease instruments, without the knowledge and consent of the BPI Shareholders (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of the BPI Shareholders if such replacement instruments are on terms at least as favorable to Winco as the instruments being replaced; and

                                  -37-

          (h) Maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices.

     7.3 PROHIBITED ACTIVITIES. Other than in connection with the Spin Off, between the date hereof and the Closing Date, each of Winco, WMC and WSC will not, without the prior written consent of BPI, engage in any of the following (the "Prohibited Activities"):

          (a)  Make any change in its Charter Documents;

          (b) Issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind other than in connection with the exercise of options or warrants to be listed in Schedule 4.3 to the Winco Disclosure Letter;

          (c) Declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (d) Except as listed in Schedule 7.3, enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) and involves an amount not in excess of $50,000;

          (e) Create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of $50,000 necessary or desirable for the conduct of the businesses of Winco, (2) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics' or other like liens arising in the ordinary course of business (the liens set forth in clause (2) being referred to herein as "Statutory Liens"), or (3) liens to be set forth on Schedule 4.7 and/or 4.11 to the Winco Disclosure Letter;

          (f) Sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

          (g) Negotiate for the acquisition of any business or the start-up of any new business;

          (h) Merge or consolidate or agree to merge or consolidate with or into any other corporation;

                                  -38-

          (i) Waive any material rights or claims of Winco, provided that Winco may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

          (j) Commit a breach or amend or terminate any Material Documents or right of Winco; or

          (k) Enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

     7.4 NO SHOP. Neither Winco, WSC or WMC, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i) solicit or initiate the submission of proposals or offers from any person for; (ii) participate in any discussions pertaining to; or (iii) furnish any information to any person other than BPI or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or a majority equity interest in, Winco or a merger, consolidation or business combination of Winco.

     7.5 NOTIFICATION OF CERTAIN MATTERS. Winco, WMC and WSC shall give prompt notice to BPI and the BPI Shareholders of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of Winco contained herein or in the Winco Disclosure Letter to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any material failure of Winco to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. The delivery of any notice pursuant to this Section 7.5 shall not be deemed to (i) modify the representations or warranties of the party delivering such notice, (ii) modify the conditions set forth in Sections 8 and 9, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     7.6 FINAL FINANCIAL STATEMENTS. Winco shall provide to BPI, prior to the Closing Date, the unaudited consolidated balance sheets of Winco as of the end of all months following the Balance Sheet Date, and the unaudited consolidated statements of income and cash flows for all months ended after the Balance Sheet Date, disclosing no material adverse change in the financial condition or the results of its operations from the financial statements as of the Balance Sheet Date. Such financial statements shall have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as noted therein). Except as noted in such financial statements, all of such financial statements will present fairly the results of operations for the periods indicated therein.



                                  -39-
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
     8.   CONDITIONS PRECEDENT TO OBLIGATIONS OF WINCO, WSC AND WMC.

     The obligations of Winco, WSC and WMC with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

     8.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All representations and warranties of BPI contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though such representations and warranties had been made as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by BPI on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by BPI and the BPI Shareholders, as the case may be, shall have been delivered to Winco.

     8.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to Winco and its counsel.

     8.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions contemplated hereunder and no governmental agency or body shall have taken any other action or made any request of BPI or the BPI Shareholders as a result of which Winco deems it inadvisable to proceed with the transactions hereunder.

     8.4 CONSENTS AND APPROVALS. The shareholders of Winco shall have approved this Agreement. All necessary consents and approvals as listed in
Schedule 3.19 shall have been obtained. All necessary consent of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of BPI or the BPI Shareholders as a result of which Winco deems it inadvisable to proceed with the transactions hereunder.

     8.5 GOOD STANDING CERTIFICATES. BPI shall have delivered to Winco a certificate, dated as of a date no later than ten days prior to the Closing Date, duly issued by the Secretary of State of BPI's state of incorporation that BPI is in good standing and that all state franchise and/or income tax returns and taxes for each for all periods prior to the Closing have been filed and paid.

     8.6 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to BPI which would constitute a Material Adverse Effect.

     8.7 OFFICER'S CERTIFICATE. Winco shall have received a certificate or certificates, dated the Closing Date and signed by the President of BPI, certifying the truth and correctness of attached copies of its Articles of Incorporation (including amendments thereto) and Bylaws (including amendments thereto).

                                  -40-

     8.8 INCUMBENCY CERTIFICATE AND OTHER DOCUMENTS. Winco shall have received an incumbency certificate or certificates, dated the Closing Date and signed by the Secretary of BPI certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Section 8 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as Winco or their counsel may reasonably request.

     8.9 OPINION OF COUNSEL. Winco shall have received an opinion from counsel for BPI, dated the Closing Date, in form and substance reasonably satisfactory to counsel for Winco.

     8.10 RELEASE OF OBLIGATIONS AND STOCK OPTIONS. Winco shall have obtained a release of each of the officers and directors of BPI related to all matters involving BPI.

     9.   CONDITIONS PRECEDENT TO OBLIGATIONS OF BPI AND THE SHAREHOLDERS.

     The obligations of BPI and the BPI Shareholders with respect to actions to be taken on the Closing Date are subject to the satisfaction or waiver on or prior to the Closing Date of all of the following conditions.

     9.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All the representations and warranties of Winco and WMC contained in this Agreement shall be true and correct in all material respects as of the Closing Date with the same effect as though such representations and warranties had been made on and as of that time; all the terms, covenants and conditions of this Agreement to be complied with and performed by Winco and WMC on or before the Closing Date shall have been duly complied with and performed in all material respects; and certificates to the foregoing effect dated the Closing Date, and signed by Winco and WMC shall have been delivered to BPI.

     9.2 SATISFACTION. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall be reasonably satisfactory to the BPI
Shareholders and their counsel.

     9.3 NO LITIGATION. No action or proceeding before a court or any other governmental agency or body shall have been instituted or threatened to restrain or prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Winco as a result of which BPI and the BPI Shareholders deem it inadvisable to proceed with the transactions hereunder.

     9.4 CONSENTS AND APPROVALS. The shareholders of Winco shall have approved this Agreement. All necessary consents and approvals as listed in
Schedule 4.19 shall have been obtained. All necessary consent of and filings with any governmental authority or agency relating to the consummation of the transaction contemplated herein shall have been obtained and made and no action or proceeding shall have been instituted or threatened to restrain or

                                  -41-
prohibit the transactions hereunder and no governmental agency or body shall have taken any other action or made any request of Winco as a result of which the BPI Shareholders deem it inadvisable to proceed with the transactions hereunder.

     9.5 GOOD STANDING CERTIFICATES. Winco and WMC shall have delivered to BPI and the BPI Shareholders certificates, dated as of the date no later than 10 days prior to the Closing Date, duly issued by the Secretary of State of Colorado that each of Winco and WMC is in good standing.

     9.6 NO MATERIAL ADVERSE CHANGE. No event or circumstance shall have occurred with respect to Winco or WMC which would constitute a Material Adverse Effect.

     9.7 OFFICER'S CERTIFICATE. BPI and the BPI Shareholders shall have received a certificate or certificates, dated the Closing Date and signed by the President of Winco, certifying the truth and correctness of attached copies of Winco's Articles of Incorporation (including amendments thereto), and Bylaws (including amendments thereto). BPI and the BPI Shareholders shall have received a certificate or certificates, dated the Closing Date and signed by the President of WMC, certifying the truth and correctness of attached copies of WMC's Articles of Incorporation (including amendments thereto), and Bylaws (including amendments thereto).

     9.8 INCUMBENCY CERTIFICATE AND OTHER DOCUMENTS. BPI and the BPI Shareholders shall have received an incumbency certificate or certificates, dated the Closing Date, and signed by the Secretary of Winco, certifying the names, titles and signatures of the officers authorized to execute the documents referred to in this Section 9 and such additional supporting documentation and other information with respect to the transactions contemplated hereunder as BPI and the BPI Shareholders or their counsel may reasonably request.

     9.9 OPINION OF COUNSEL. BPI shall have received an opinion from counsel for Winco, WSC and WMC, dated the Closing Date, in form and substance reasonably satisfactory to counsel for BPI.

     9.10 RELEASE OF OBLIGATIONS. BPI and the BPI Shareholders shall have obtained a release of each of the officers and directors of Winco related to all matters involving Winco except for obligations pursuant to stock option agreements.

     9.11 INDEMNITY AGREEMENT. BPI and the BPI Shareholders shall have received an Indemnity Agreement in a form acceptable to them concerning certain environmental, tax and other matters executed by WSC and its affiliate, American Warrior, Inc.

     10.  ADDITIONAL AGREEMENTS.

     10.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and

                                  -42-
regulations to consummate the transactions contemplated by this Agreement as soon as practicable after the date hereof. Winco, shall promptly prepare and file with the Securities and Exchange Commission a proxy statement (the "Proxy Statement") and Winco will take, in accordance with applicable law and its Articles of Incorporation and Bylaws, all action necessary to convene a meeting of its shareholders to consider and vote upon the adoption of this Agreement. BPI shall cooperate with Winco in the preparation of the Proxy Statement, including providing such information about BPI and its plans with respect to Winco after the Merger as may be reasonably requested by Winco.

     10.2 COMPLETION OF THE DISCLOSURE LETTERS. BPI shall use its reasonable best efforts to complete and deliver to Winco and WMC the BPI Disclosure Letter by August 28, 2000. Winco, WSC and WMC shall use their reasonable best efforts to complete and deliver to BPI and the BPI Shareholders the Winco Disclosure letter by August 28, 2000.

     10.3 PUBLIC ANNOUNCEMENTS. The initial press release of Winco with respect to this Agreement shall be reviewed and approved by BPI. Thereafter, Winco shall consult with BPI prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the transactions contemplated by this Agreement, except as may be required by law.

     10.4 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, common, proper or advisable under applicable legal requirements, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, Winco, WSC, WMC, BPI and the BPI Shareholders, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

     10.5 THE SPIN-OFF. Winco shall act promptly to effect the spin-off of all of its existing assets and liabilities to a subsidiary to be formed, Winco Spin-off Corporation ("WSC"), so that the spin-off is completed prior to Closing. WSC shall be distributed to the pre-merger Winco shareholders prior to Closing. As soon as WSC has been established, Winco shall cause WSC to execute this Agreement. Prior to completion of the Spin Off, WSC shall have completed and filed with the Securities and Exchange Commission ("SEC") a registration statement on Form 10 pursuant to Section 12 of the of the Securities Exchange Act of 1934, as amended, and the SEC shall have approved such Form 10.

     10.6 WINCO MERGER CORPORATION. Upon execution of this Merger Agreement, Winco shall act promptly to form a Colorado corporation, Winco Merger Corporation ("WMC"), in accordance with Sections 1.4 and 4.3 hereof. As soon as it has been established, Winco shall cause WMC to execute this Merger Agreement.

                                  -43-

     10.7 REVERSE SPLIT. Prior to the Closing, Winco shall obtain all required approval of the Winco shareholders and complete such other actions as are necessary to complete at or prior to Closing a reverse split of its stock on approximately an 80:1 basis. (The exact ratio may be altered by agreement of the parties prior to the filing of the Proxy Statement.)

     10.8 TAXES.   WSC shall be solely responsible for the payment of all
tax liability arising from the Spin Off. In order to evidence such obligations of WSC, Winco shall, prior to the Spin Off, cause WSC to assume such liability and indemnify Winco therefrom.

     11.  TERMINATION OF AGREEMENT.

     11.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

          (a)  By mutual consent of all of the parties hereto;

          (b) By BPI, on the one hand, or by Winco, WSC and WMC on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by December 31, 2000, unless the failure of such transactions to be consummated is due to the failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date;

          (c) By BPI, on the one hand, or by Winco, WSC and WMC, on the other hand, if a material breach of the representations or a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made on or before the Closing Date or by the BPI Shareholders, if the conditions set forth in Section 9 hereof have not been satisfied or waived as of the Closing Date, or by Winco, if the conditions set forth in Section 8 hereof have not been satisfied or waived as of the Closing Date;

          (d) By BPI if the Winco Disclosure Letter shall not have been completed and delivered to BPI on or before August 28, 2000, or if the Winco Disclosure Letter contains information which causes BPI to determine it would be inadvisable to proceed with the transactions hereunder;

          (e) By Winco and WMC if the BPI Disclosure Letter shall not have been completed and delivered to Winco and WMC on or before August 28, 2000, or if the BPI Disclosure Letter contains information which causes Winco and WMC to determine it would be inadvisable to proceed with the transactions hereunder;

          (f) By BPI on or before August 28, 2000, if it determines that the merger would result in an adverse tax obligation and the parties to this Agreement have not been able to agree to a restructuring of the transaction.

                                  -44-

     11.2 LIABILITIES IN EVENT OF TERMINATION. Termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement or in the Schedules delivered by such party, including, but not limited to, legal and audit costs and out of pocket expenses.

     12.  INDEMNIFICATION.

     12.1 INDEMNIFICATION BY BPI. BPI agrees to indemnify and hold harmless Winco and its officers, directors, agents and representatives against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions), directly or indirectly resulting from, relating to or arising out of: (i) any breach of any covenant, agreement, warranty or representation contained in this Agreement, (ii) any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement, or (iii) the omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning BPI's operations. Provided, however, that no claim for indemnification shall be made against BPI until Winco and its officers, directors, agents and representatives have suffered adverse consequences pursuant to this Section 12.1 in excess of $50,000.

     12.2 INDEMNIFICATION BY WINCO AND WSC. Prior to the completion of the Merger, Winco and WSC jointly and severally agree, and after the completion of the Spin Off and Merger, WSC agrees to indemnify and hold harmless BPI and the BPI Shareholders against any and all losses, claims, damages, liabilities, costs and expenses (including but not limited to, attorneys' fees and other expenses of investigation and defense of any claims or actions) directly or indirectly resulting from, relating to or arising out of: (i) any breach of any covenant, agreement, warranty or representation of Winco contained in this Agreement, (ii) any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement, including the Proxy Statement, but only if the misstatement relates to information concerning Winco or its operations, or (iii) the omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning Winco or its operations, provided, however, that no claim for indemnification (other than for tax liabilities resulting from the Spin Off) shall be made against Winco (prior to the Merger) or WSC
(prior to or after the Merger) until BPI or the BPI Shareholders have suffered adverse consequences pursuant this Section 12.2 in excess of $50,000.

     12.3 INDEMNIFICATION NOTICE. Should any party (the "Indemnified Party") suffer any loss, damage or expense for which another party (the "Indemnifying Party") is obligated to indemnify and hold such Indemnified Party harmless pursuant to this Section 12 of this Agreement, the following shall apply: If an Indemnified Party intends to exercise its right to

                                  -45-
indemnification provided in this Section 12, such Indemnified Party shall notify each Indemnifying Party in writing of such Indemnified Party's intention to do so and the facts or circumstances giving rise to the claim (the "Indemnification Claim"). An Indemnification Claim, at the option of the Indemnified Party, may be asserted as soon as any situation, event or occurrence has been noticed by the Indemnified Party regardless of whether actual harm has been suffered or out-of-pocket expenses incurred. During the period of 15 days after notice by the Indemnified Party, each Indemnifying Party shall be entitled to cure the defect or situation giving rise to the Indemnification Claim to the satisfaction of the Indemnified Party. If the Indemnifying Parties are unwilling or unable to cure the defect giving rise to the Indemnification Claim during the 15-day period, the Indemnified Party shall thereafter be entitled to indemnification as provided in this Section 12.

     12.4 MATTERS INVOLVING THIRD PARTIES. If any third party shall notify any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Section 12, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing. Provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced. Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from any adverse consequences the Indemnified Party may suffer resulting from or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, and (iii) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be withheld unreasonably.

     13.  GENERAL PROVISIONS.

     13.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until the date eighteen months after the Closing Date (except for claims in respect thereof pending at such time, which shall survive until finally resolved or settled); provided, also, the representations, warranties, covenants and agreements in Sections 3.18 and 10.5 shall survive until the expiration of the statutory period of limitations for assessment of tax deficiencies, including any extensions thereof, for each taxable year of BPI which begins before the Closing Date and the representations, warranties, covenants and agreements in Section 5 shall survive indefinitely. No action may be commenced with

                                  -46-
respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 13.7 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 13.1 for such representation, warranty, covenant or agreement.

     13.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     13.3 ENTIRE AGREEMENT. This Agreement and any attachments hereto, the BPI Disclosure letter and the Schedules thereto (including the schedules, exhibits and annexes attached hereto and thereto), the Winco Disclosure Letter and the Schedules thereto (including the schedules, exhibits and annexes attached hereto and thereto) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the parties and supersede any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement, upon execution, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties.

     13.4 COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

     13.5 BROKERS AND AGENTS. Each party represents and warrants that it employed no broker or agent in connection with this transaction, except as provided in Schedule 13.5.

     13.6 EXPENSES. Except as otherwise specifically provided herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents; provided, however, that the fees and expenses of Stifel, Nicolaus & Company, Incorporated in rendering an opinion as to the fairness of the transactions contemplated hereby shall be borne equally by Winco and the BPI Shareholders.

     13.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or by telecopy or facsimile upon confirmation of receipt, (ii) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (iii) on the 5th business day following the date of mailing if delivered by registered or certified mail, return receipt requested,

                                  -47-
postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

          (a)  If to Winco or WMC:

               Winco Petroleum Corporation
               3118 Cummings Street
               Garden City, KS 67846
               Facsimile:
               Attention: Cecil O'Brate

               with a copy to:

               Berenbaum, Weinshienk & Eason, P.C.
               370 17th Street, Suite 2600
               Denver, CO 80202
               Facsimile: (303) 629-7610
               Attention: John Wills, Esq.

          (b)  If to BPI or the BPI Shareholders:

               Rothgerber Johnson & Lyons LLP
               1200 17th Street, Suite 3000
               Denver, Colorado  80202
               Facsimile:  (303) 623-9222
               Attention:  Marc J. Musyl, Esq.

               with a copy to:

               CeBourn, Ltd.
               One Norwest Center
               1700 Lincoln Street, Suite 3700
               Denver, CO  80203-4537
               Facsimile:  (303) 832-8232
               Attention: William Dews

     13.8 GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Colorado.

     13.9 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

                                  -48-

     13.10 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

     13.11  TIME.  Time is of the essence with respect to this Agreement.

     13.12 REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     13.13 REMEDIES CUMULATIVE. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     13.14 CAPTIONS; CONSTRUCTION. The headings of this Agreement are inserted for convenience only, and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof. This Agreement has been fully reviewed and negotiated by the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against any party under any rule of construction or otherwise.









                                  -49-

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WINCO PETROLEUM CORPORATION        BUSINESS PRODUCTS, INC.


By: /s/ Cecil O'Brate             By: /s/ Michael St. John
   ------------------------------     --------------------------------
Name: Cecil O'Brate                Name: Michael St. John
     ----------------------------       ------------------------------
Title: President                   Title: Presdident
      ---------------------------        -----------------------------

Date: August 18, 2000              Date: August 18, 2000
     ----------------------------       ------------------------------

WINCO MERGER CORPORATION           WINCO SPIN-OFF CORPORATION


By: /s/ Daniel L. Dalke            By: /s/ Daniel L. Dalke
   ------------------------------     --------------------------------
Name: Daniel L. Dalke              Name: Daniel L. Dalke
     ----------------------------       ------------------------------
Title: President                   Title: President
      ---------------------------        -----------------------------

Date: August 18, 2000              Date: August 18, 2000
     ----------------------------       ------------------------------









                                  -50-

                               APPENDIX B





                       FORM OF INDEMNITY AGREEMENT

                        INDEMNIFICATION AGREEMENT
                        -------------------------



     THIS INDEMNIFICATION AGREEMENT is entered into on __________, 2000 (this "Agreement") among Winco Spin-off Corporation, a Colorado corporation ("WSC"), American Warrior, Inc., a Kansas corporation ("American Warrior"), Winco Petroleum Corporation, a Colorado corporation ("Winco") and Michael
C. St. John and Anton St. John (the "BPI Shareholders"), as shareholders of Business Products, Inc., a Colorado corporation ("BPI").

                                RECITALS

     WHEREAS, Winco is desirous of entering into a merger transaction with BPI, as a result of which the BPI Shareholders will own approximately ninety-two and one-half percent (92.5%) of Winco; and the current shareholders of Winco (the "Winco Shareholders") will retain an ownership of approximately seven and one-half percent (7.5%) in Winco, which transactions are herein collectively referred to as the "Merger"; and in order to accomplish the Merger, Winco has created WSC as a wholly-owned subsidiary, and has also created Winco Merger Corporation, a Colorado corporation ("WMC"), as a wholly-owned subsidiary of Winco; and

     WHEREAS, in order to accomplish the Merger, Winco, WMC, WSC and BPI have entered into that certain Merger Agreement, dated for reference purposes as of August 18, 2000 (the "Merger Agreement"); and

     WHEREAS, under the Merger Agreement, BPI will merge into WMC, and WMC shall be the surviving entity; and

     WHEREAS, pursuant to the Merger Agreement, the BPI Shareholders shall receive common stock in Winco in exchange for the cancellation of their BPI common stock; and

     WHEREAS, prior to the Merger, all of the assets, obligations and liabilities of Winco shall be transferred to and assumed by WSC, and all of the shares of common stock of WSC shall be distributed by Winco to the Winco Shareholders, all pursuant to an Agreement and Plan of Reorganization (the "Spin-Off Agreement"); and

     WHEREAS, the Merger Agreement contemplates that, upon accomplishment of the Merger, Winco shall be an entity without any assets, liabilities or obligations at such time as the BPI Shareholders become the controlling shareholders of Winco; and

     WHEREAS, one of the conditions of the Merger Agreement and the Merger is that WSC and American Warrior (collectively, the "Companies") enter into an Indemnity Agreement concerning certain federal income tax and other liabilities; and

     WHEREAS, this Agreement is the Indemnity Agreement contemplated by the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound, the parties hereto agree as follows:

     1.   INDEMNITY.   The Companies jointly and severally agree to
indemnify, defend, save and hold harmless Winco, WMC and the BPI
Shareholders (collectively, the "Indemnified Parties") from and against all of the following (collectively, the "Claims"):

          (a) (general indemnification) all claims, expenses (including reasonable attorney's fees), damages, liabilities and impositions suffered by Winco or the BPI Shareholders, arising from any act, agreement, conduct, circumstance or condition relating to Winco, which predates the filing of the Articles of Merger with the Colorado Secretary of State (the "Merger Closing Date"), irrespective of whether such claims, expenses, damages, liabilities and/or impositions arise out of contract, tort, violation of any law, order, regulation or otherwise;

          (b) (environmental indemnification) without limiting the forgoing, the Companies further agree to indemnify, defend, protect and hold the Indemnified Parties, their subsidiaries, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) arising from or caused in whole or in part, directly or indirectly, by the presence in, on, under or about real properties (or any leasehold interests in real property) assigned by Winco to WSC or any improvements thereon pursuant to the Spin-Off Agreement of any hazardous materials or the use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of hazardous materials to, in, on, under, about or from any such property or improvements therein.

               (i) The Companies' obligations hereunder shall include without limitation, and whether foreseeable or unforeseeable, all damages, claims or liabilities arising from the death of or injury to any person or damage to any property whatsoever, all costs of any required or necessary repair, cleanup or detoxification or decontamination of any of said property or any improvements, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith.

               (ii) For the purposes of this paragraph (b), "hazardous materials" shall include but not be limited to substances defined as "hazardous substances", "hazardous materials", or "toxic substances"
     in any of the Environmental Acts.   Environmental Acts shall include
     the environmental laws of any state in which Indemnified Parties conducted business or owned real property prior to Closing; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, ET SEQ.; The Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, ET SEQ.; and The Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. as any said above mentioned laws may be amended from time to time, and in the regulations adopted and the publications promulgated pursuant to said laws.

                                   -2-

          (c) (claims arising from Spin-Off and Merger) all claims, expenses (including reasonable attorney's fees), damages, liabilities and impositions suffered by Winco, WMC or the BPI Shareholders, arising from any act, agreement, conduct, circumstance or condition relating to the Spin-Off Agreement, the reserve stock split as described in the Notice of Special Meeting of Shareholders to be held on October 30, 2000, any acts or actions taken by all or any of the Companies in connection with the Merger, or the failure of all or any of the Companies to perform any acts or actions required under the terms of the Merger Agreement..

          (d) (tax indemnification) the net amount of Federal income tax liabilities (together with any penalties, interest, fines and additions to tax, but not taxes, if any, resulting from the receipt of indemnity payments by the Indemnified Parties pursuant to this Agreement) incurred by the Indemnified Parties, as a result of a determination by the IRS that either (i) the contribution of assets to WSC by Winco, the assumption of liabilities of Winco by WSC and/or the distribution of WSC common stock to Winco Shareholders or (ii) the Merger; provided, however, that the Companies shall have no liability under this Agreement (a) to the extent that such liabilities arise from the failure of all or any of the Indemnified Parties to perform in accordance with the terms and conditions of the Merger Agreement or (b) to the extent such liabilities arise from actions of the indemnified parties other than those specified in the Merger Agreement, or (c) the imposition of tax liability is a result of actions taken by any Indemnified Party following the Merger Closing Date, without the consent of the Companies (including without limitation a reincorporation of Winco or WMC under any state law).

     The Indemnified Parties shall promptly notify the Companies of any assertion of a Claim for which the Companies may be responsible under this Agreement. The Companies shall have the opportunity to participate jointly with the Indemnified Parties, and at the expense of the Companies, in contesting any such Claim and the related asserted liability. The settlement of any Claim which would result in a payment by the Companies under this Agreement without the Companies' written consent shall constitute a waiver of the right to indemnity; provided, however, that the Companies shall not unreasonably withhold its consent to any settlement.

     2.   MISCELLANEOUS.

          (a) COVENANTS CONCERNING DISTRIBUTIONS. American Warrior agrees that, prior to the third anniversary of the Merger Closing Date, it shall not declare or make any Distribution if, immediately after such Distribution, its net book value shall be less than one million ($1,000,000) dollars. For purposes of this paragraph (a) "Distribution" shall mean (i) any dividend or other distribution to shareholders, (ii) any distribution in partial or complete redemption of any shareholder's stock or (iii) the purchase by American Warrior of stock in WSC or (iv) the repayment of any loan made to either of the Companies by any Affiliate. For purposes of this paragraph (a) "Affiliate" shall mean (i) either of the Companies or (ii) any person who owns, in conjunction with his spouse, parents and children or any other entity which owns at least five percent of either of the Companies.

          (b) FURTHER AGREEMENTS. Until this Agreement terminates, the Companies agree to: (i) provide to each of the Indemnified Parties copies of any filings made by either of the

                                   -3-

Companies with the Securities and Exchange Commission or any state securities regulatory agency; (ii) provide notice to the Indemnified Parties of any pending or threatened claim against the Companies (including without limitation any Claim covered by this Agreement) which, if adversely determined, would cause the Companies to fail to maintain the net worth requirement of section 2(a) above, and (iii) provide annually to the Indemnified Parties copies of financial statements for each of the Companies.

          (c) TERMINATION. The indemnification obligations under this Agreement shall terminate three years from the date hereof or on the earlier expiration of the applicable statute of limitations with respect to such claims, provided that the indemnification for environmental matters set forth herein shall expire six years from the date hereof and the indemnification for tax matters set forth herein shall expire on the expiration of the applicable statute of limitations with respect to such tax matters (the "Claims Expiration Date"). Notwithstanding the foregoing, in the event any of the Indemnified Parties provides written notice to the Companies of the assertion of a Claim for which the Companies may be responsible under this Agreement prior to the Claims Expiration Date, the Companies' indemnification obligation hereunder shall continue with respect to such identified Claim beyond the claims Expiration Date, until such Claim has been resolved or otherwise become unenforceable.

          (d) NO SETOFF. No payment required to be made pursuant to this Agreement shall be subject to any right of setoff, counterclaim, defense, abatement, suspension, deferment or reduction on an unrelated claim.

          (e) AMENDMENTS. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally or in writing, except that any term of this Agreement may be amended by writing signed by each of the parties hereto, and the observance of any such term may be waived (either generally or in a particular instance and either retroactively or prospectively) by a writing signed by the party against whom such waiver is to be asserted.

          (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in accordance with the notice provisions of the Merger Agreement.

          (g) SUCCESSORS AND ASSIGNS. This Agreement (or any right or obligation hereunder) may not be assigned by any party without the prior written consent of the other parties, except that each of the Indemnified Parties may assign its rights and obligations in this Agreement, whether by a writing or operation of law, to a successor to all or substantially all of its business without such consent, in which event this Agreement shall inure to the benefit of and be binding upon the successor.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed within the state.

                                   -4-

          (i) WAIVER; REMEDIES. No delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The waiver or consent (whether express or implied) by any party of the breach of any term or conditions of this Agreement shall not prejudice any remedy of any other party in respect of any continuing or other breach of the terms and conditions hereof, and shall not be construed as a bar to any right or remedy which any party would otherwise have on any future occasion under this Agreement.

          (j) ATTORNEYS' FEES. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and costs in addition to any other available remedy.

          (k) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reasons, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that all other rights and privileges shall be enforceable to the fullest extent permitted by law.

          (l) NO LIEN. Nothing in this Agreement is intended to impose a lien or encumbrance on any assets of the Companies. Subject to Section 2(a) of this Agreement, notwithstanding anything else in this Agreement to the contrary, nothing in this Agreement shall prevent the Companies from conducting its operations in the ordinary course.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              WINCO SPIN-OFF CORPORATION


                              By:    ____________________________________
                              Name:  ____________________________________
                              Title: ____________________________________



                                   -5-

                              AMERICAN WARRIOR, INC.


                              By:    ____________________________________
                              Name:  ____________________________________
                              Title: ____________________________________



                              BUSINESS PRODUCTS, INC.


                              By:    ____________________________________
                              Name:  ____________________________________
                              Title: ____________________________________


                              WINCO PETROLEUM CORPORATION


                              By:    ____________________________________
                              Name:  ____________________________________
                              Title: ____________________________________


                              MICHAEL ST. JOHN


                              ___________________________________________


                              ANTON C. ST. JOHN


                              ___________________________________________



                                   -6-

                               APPENDIX C





                            FORM OF AGREEMENT
                                  AND
                         PLAN OF REORGANIZATION
                            (WINCO SPIN-OFF)

                  AGREEMENT AND PLAN OF REORGANIZATION
                  ------------------------------------

     This Agreement and Plan of Reorganization is dated _______________, 2000, between Winco Petroleum Corporation, a Colorado corporation
("Parent"), and Winco Spin-Off Corporation, a Colorado corporation
("Subsidiary").

     WHEREAS, Parent is an independent energy company engaged primarily in the acquisition, exploration, exploitation and production of crude oil and natural gas, a current listing of its oil and gas production properties, the contracts and a description of the assets related to such business is attached hereto as EXHIBIT A; and

     WHEREAS, Parent desires to separate its producing oil and gas operations from the remaining assets of the Parent by transferring that portion of its business and assets to the Subsidiary in accordance with the terms of this Agreement;

     WHEREAS, Parent holds 100 shares of Common Stock in Subsidiary, and is the sole shareholder of Subsidiary;

     WHEREAS, following the transfer of assets to Subsidiary, it is anticipated that Parent will distribute its stock in Subsidiary to Parent's shareholders, and immediately following such distribution, Parent will, pursuant to a Merger Agreement dated ______________ (the "Merger
Agreement"), acquire control of Business Products, Inc. ("BPI");

     WHEREAS, the Parent, in order to induce the shareholders of BPI to enter into the Merger Agreement has agreed to cause Subsidiary to assume all liabilities and obligations of Parent and any and all tax liabilities arising from the transfer of assets to Subsidiary and the subsequent distribution of the stock in Subsidiary pursuant to this Agreement and Plan of Reorganization. Subsidiary, in consideration of the transfer of the assets described herein has agreed to assume such liabilities and indemnify Parent therefrom;

     WHEREAS, American Warrior, a Wisconsin corporation, ("American Warrior") is an affiliate of Subsidiary, and Subsidiary has agreed to cause American Warrior to indemnify Parent from losses of damages suffered by Parent as further described herein;

     NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1. TRANSFER OF ASSETS. On the date of this Agreement and Plan of Reorganization, the Parent will convey, assign and transfer to the Subsidiary any and all assets of Parent including all operating and other assets from Parent's oil and gas operations, accounts receivables, trade names, rights, claims and interests (the "Assets"). Without limitation, said assets shall include those assets described in EXHIBIT A. Notwithstanding the foregoing, Parent shall not transfer to Subsidiary those assets described on EXHIBIT B (the "Excluded Assets").

                                    1

     2. CONSIDERATION. In consideration of the transfer of the Assets the Subsidiary hereby agrees (i) to assume, pay and perform any and all debts, liabilities, leases, licenses, contracts and obligations of Parent which have been incurred on or before the closing of the Merger Agreement (the "Merger Closing"), including, without limitation those described on EXHIBIT C attached hereto (the "Assumed Liabilities and Obligations"; (ii) to assume and agree to pay any and all tax liabilities as described in
Section 8, and to issue 514,408 shares of common stock of Subsidiary to Parent.

     3. DISTRIBUTION OF SUBSIDIARY STOCK. Upon completion of the transfer of Assets and assumption of the Assumed Liabilities and Obligations as described in Paragraphs 1 and 2 above, Parent will distribute all of its stock in the Subsidiary to the then holders of Parent's Common Stock with the shareholders of the Parent to receive one share of Common Stock of the Subsidiary for each share of Common Stock of the Parent it holds (the "Spin-Off"); provided, that the shares of Common Stock of the Subsidiary shall be subject to federal and state securities law restrictions. Accordingly, all shares will be "restricted" shares and may only be sold pursuant to Rule 144 of the Securities Act of 1933 or other available exemption from registration or pursuant to an effective registration statement. The Subsidiary consents to such distribution and transfer of stock to Parent's shareholders and upon surrender of the certificate representing such stock together with stock assignments assigning such stock to the shareholders of Parent, the Subsidiary will issue "restricted" shares to the shareholders of Parent for the number of shares transferred to such respective shareholders.

     4. INDEMNIFICATION. At the Spin-Off Closing, Subsidiary shall execute and deliver, and shall cause American Warrior to execute and deliver, that Indemnification Agreement attached hereto as EXHIBIT D (the "Indemnification Agreement").

     5.    CLOSING. The Spin-Off Closing will be at 10:00 A.M. on
_________________, 2000 at the offices of Berenbaum Weinshienk, & Eason, P.C. or such other time and place mutually agreed to by the parties hereto. At the Closing, the following deliveries shall take place:

           (a) the Parent will deliver to the Subsidiary a Bill of Sale and Assignment and, if necessary, a quit claim deed or deeds assigning the Assets to the Subsidiary;

           (b) the Parent will execute and deliver to the Subsidiary specific assignments of certain Assets for which a separate assignment is required or desirable;

           (c) the Parent will deliver to the Subsidiary the amount of the cash being transferred to the Subsidiary as a part of the Assets;

           (d) the Parent will deliver to the Subsidiary physical possession of the tangible Assets;

           (e) the Subsidiary will deliver to the Parent a stock certificate for 514,308 shares of Common Stock of the Subsidiary;

                                    2

           (f) the Subsidiary will execute and deliver to the Parent an Assumption Agreement whereby the Subsidiary assumes and agrees to pay and perform all Assumed Liabilities and Obligations;

           (g) the Subsidiary and American Warrior shall deliver to Parent the Indemnification Agreement.

           (h) the Parent will distribute the stock in the Subsidiary to the Parent's shareholders, in a share for share basis.

     6. REPRESENTATIONS AND WARRANTIES OF PARENT. The Parent hereby represents and warrants to the Subsidiary as set forth below:

           (a) CORPORATE STATUS. The Parent is duly incorporated under the laws of the State of Colorado and is in good standing under the laws of such State. Parent has taken all requisite corporation action to authorize the transactions provided for herein.

           (b) ENFORCEABILITY. This Agreement and all other agreements entered into pursuant hereto shall be fully enforceable against Parent subject to the availability of equitable remedies.

           (c) ENCUMBRANCES. Upon the consummation of such transactions, title to the Assets shall be transferred to the Subsidiary, subject to any and all liens, claims and defects of title.

           (d) ACCOUNTS RECEIVABLE. All accounts receivable of Parent are being assigned to Subsidiary without recourse. Parent makes no representation as to the collectability of any account receivable.

           (e) INVENTORY. All inventory of Parent shown on EXHIBIT A shall be assigned to Subsidiary, "As Is". Parent makes no representation as to the condition or value of such inventory.

           (f) EQUIPMENT. All equipment of Parent shown on EXHIBIT A shall be conveyed to Subsidiary, "As Is". Parent makes no representation as to the condition or value of such equipment.

           (g) REAL PROPERTY. To the extent that the Assets include real property and improvements thereon or leasehold interests, Parent shall convey such real property and improvements by quit claim deed or assignment without warranties. Parent shall convey such property "As Is" and makes no representation or warranty as to the condition or value of such real property, improvements, or interests.

                                    3

           (h) TITLE TO ASSETS. Parent shall assign and convey title to the Assets "As Is, and Parent makes no representation or warranty as to the status of Parent's title to the Assets or the amount of or existence of any liens encumbering such Assets.

     7. REPRESENTATIONS AND WARRANTIES OF SUBSIDIARY. The Subsidiary represents and warrants to the Parent as follows:

           (a) ENTITY STATUS. The Subsidiary is a corporation duly formed and existing in good standing under the laws of the State of Colorado.

           (b) ENFORCEABILITY. All transactions provided for herein and all obligations of the Subsidiary have been duly authorized by all requisite legal action, and all agreements entered into, including the execution and consummation of this Agreement, will be valid and enforceable against the Subsidiary in accordance with their terms subject to the availability of equitable remedies.

           (c) ASSUMED LIABILITIES AND OBLIGATIONS. The Subsidiary will assume, pay and perform all the Assumed Liabilities and Obligations as and when due, including completing all contracts and work in progress which exist at the Spin-Off Closing.

           (d) CAPITALIZATION OF SUBSIDIARY. The Subsidiary will be capitalized with the authorized capitalization of 10,000,000 shares of Common Stock, of which 514,408 shares will be outstanding after consummation of the Spin-Off Closing.

           (e) SUBSIDIARY'S BALANCE SHEET. The Subsidiary's assets and liabilities immediately after Closing shall be as set forth in EXHIBIT E.

           (f) American Warrior's Balance Sheet. American Warrior's assets and liabilities as of
                 __________________________________ shall be as set forth
                 in that balance sheet attached hereto as Exhibit F. Between __________________ and the Closing date, there shall have been no material adverse change in the financial condition of American Warrior.

     8. TAXES. The Subsidiary shall be responsible for any taxes attributable to the transactions described herein (including, without limitation, taxes attributable to the contribution of assets to Subsidiary by Parent, the assumption of liabilities of Parent by Subsidiary and the distribution of Subsidiary's Common Stock to Parent) To the extent permitted under Section 381(a) of the Internal Revenue Code of 1986, as amended, Subsidiary shall succeed to and take into account certain tax attributes of Parent including, without limitation, Parent s net operating loss carryovers from prior taxable years.

                                    4

     9.    POST-CLOSING COVENANTS. Following Closing:

     (a) Parent and Subsidiary shall cooperate with respect to the corporate records relating to the oil and gas production business, including billing records, tax records, accounting records and other materials which may be necessary for future tax audits, other audits or other legal compliance matters. Each party will preserve and maintain such records as may be customary in the industry or consistent with government record retention policies. Each party will allow the other access to such records and will cooperate in providing information and otherwise assist in responding to any legitimate business needs of the other; and

     (b)   Subsidiary shall:

           (i) Cause final state and federal income tax returns to be prepared and filed for the Parent reflecting the income and loss of Parent for Parent's short taxable year commencing prior to the Spin-Off Closing and ending on the date of the Merger Closing;

           (ii) Cause a person who was an officer of Parent prior to the Merger to sign such final income tax returns and other returns on behalf of Parent.

           (iii) Determine the amount of any distributions for federal income tax purposes made to the shareholders of Parent during such short taxable year (including any distribution deemed to be made by Parent to its shareholders of the value of its Corporate charter).

           (iv) Prepare and distribute to the shareholders of Parent forms 1099 and other required information returns reflecting the distributions and deemed distributions made to such shareholders for such short taxable year.

           (v) Prepare and cause form 966 to be filed with the Internal Revenue Service in connection with any deemed dissolution of Parent resulting from the Merger.

     10.   Miscellaneous.

     (a) COMPLETE AGREEMENT. This Agreement sets forth the entire Agreement of the parties hereto with respect to the subject matter hereof and all prior agreements and understandings are specifically superseded.

     (b) SURVIVAL OF AGREEMENT. This Agreement and all terms, warranties and provisions hereof will survive the Closing.

     (c) SUCCESSORS AND ASSIGNS. This Agreement will be binding upon the parties hereto and their respective successors and assigns.

                                    5

     (d) ARBITRATION. Any dispute arising in connection with this Agreement shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association as then in effect. Such arbitration shall be held in the City and County of Denver. The arbitrators shall be instructed to award, in addition to damages or other remedies, attorneys fees and costs of arbitration in favor of the prevailing party.

     (e) SPECIFIC ENFORCEMENT: LEGAL FEES. The parties acknowledge that a breach of the provisions of this Agreement is likely to result in irreparable and unreasonable harm to the other party, and that injunctive relief, as well as damages, would be appropriate. In the event action is brought to enforce or construe any provisions of this Agreement, the prevailing party shall be entitled to collect reasonable attorneys fees and costs from the other party hereto.

     (f) APPLICABLE LAW. This Agreement shall be construed in accordance with the internal law of the State of Colorado without giving effect to principles of conflicts of law. Any judicial action relating to this Agreement shall be brought only in the state or federal courts located in the State of Colorado and the parties hereby, consent to the exclusive jurisdiction and venue of such courts.

     IN WITNESS WHEREOF, this Agreement and Plan of Recognition has been executed as of the date set forth above.









                                    6

                                   WINCO PETROLEUM CORPORATION,
                                   a Colorado corporation


                                   By:_________________________________
                                        Cecil O'Brate, President


                                   WINCO SPIN-OFF CORPORATION,
                                   a Colorado corporation


                                   By:_________________________________
                                        Daniel L. Dalke, President









                                    7

                                EXHIBIT A
                                ---------

                                 ASSETS
                                 ------

Cash:            $____________


Accounts
Receivable:      The accounts receivable associated with the oil and gas
                 production business conducted by Winco Petroleum
                 Corporation in the amount of $____________.

Prepaid
Insurance:       $____________

Capitalized
Legal Costs:     $____________

Inventory:       Having a book value of $_______________ as listed on
                 Schedule I attached hereto.

Equipment:       All of the equipment used in the oil and gas production
                 business conducted by Winco Petroleum Corporations having a book value of $__________ and described specifically in the Schedule of Equipment attached hereto as Schedule 2.

Name: All ownership and the rights to the names "Winco Petroleum Corporation" or any combination thereof, including all good will associated therewith. Winco Petroleum Corporation shall take appropriate corporate action to change its corporate name prior to the expiration of _____________ days from the date of this Agreement to a name which does not contain "Winco Petroleum Corporation" or any variant thereof.

Other:



                                    8

                                EXHIBIT B
                                ---------

                             EXCLUDED ASSETS
                             ---------------









                                    9

                                EXHIBIT C
                                ---------

                   ASSUMED LIABILITIES AND OBLIGATIONS
                   -----------------------------------


Accounts
Payable:         $____________, as listed in Schedule 1 attached hereto.

Accrued
Expenses,
Salaries
and Taxes:       $____________

Contracts:









                                   10

                                EXHIBIT D
                                ---------

                        INDEMNIFICATION AGREEMENT
                        -------------------------









                                   11

                                EXHIBIT E
                                ---------

                   SUBSIDIARY'S ASSETS AND LIABILITIES
                   -----------------------------------









                                   12

                                EXHIBIT F
                                ---------

               AMERICAN WARRIOR, INC. BALANCE SHEET AS OF
               ------------------------------------------









                                   13
                                  C-14

                               APPENDIX D





                               CONSENT OF

                       ALLEN, GIBBS & HOULIK, L.C.

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
           ---------------------------------------------------



To the Board of Directors
Winco Petroleum Corporation


We hereby consent to the use in this Proxy Statement of our report, dated November 20, 2000, relating to the consolidated financial statements of Winco Petroleum Corporation. We also consent to the reference to our Firm under the caption "Independent Accountants," included in the Proxy Statement, as experts in accounting and auditing.

                                        /s/ ALLEN, GIBBS & HOULIK, L.C.



February 7, 2001
Wichita, Kansas

                               APPENDIX E





                               CONSENT OF

                          MCCARTNEY ENGINEERING

McCartney Engineering, LLC
Consulting Petroleum Engineers
------------------------------------------------------------------------------
1888 Sherman Street, Suite 760 Denver, CO 80203 (303)830-7208 Fax(303)830-7004


February 5, 2001

Via E-mail:  dnbret@aol.com  &  jwillis @bw-legal.com

Mr. Dan Dalke
Winco Petroleum Corporation
P. O. Box 399
Garden City, Kansas


Dear Mr. Dalke:

At your request of in behalf of Winco Petroleum Corporation (Winco) we are providing the following confirmation of the methodology used by McCartney Engineering, LLC and the relationship with Winco the work was accomplished under. This pertains to the analysis of Winco reserves as of September 30, 2000, which was transmitted to Winco Petroleum under cover of letter dated December 14, 2000.

I.   We confirm the following;

     A) I, Jack A. McCartney, am a Registered Professional Engineer in the State of Colorado. My license number is 14618. I have practiced as an independent qualified reserve estimator for over 23 years.

     B) There are no financial relationships between me or our firm and Winco including investments in the Company's securities, indebtedness to or from the Company and participation in joint venture operations in which the Company is also a participant.

     C) There have been no limitations and/or restrictions placed upon me by officials of Winco Petroleum in my evaluation of the Winco Petroleum estimated reserves and the preparation of our reports thereon.

     D) There has been no information obtained by me subsequent to September 30, 2000 that would have a material effect on the various amounts and classifications of reserves reported as of September 30, 2000.

     E) Our compensation is not contingent in whole or in part on the results of our report.

Mr. Dan Dalke
February 5, 2001
Page 2


     F) There were no outstanding fees owed to our firm by Winco as of September 30, 2000.

     G) There were no services performed by our firm for Winco during the past year other than an independent evaluation of reserves.

II. In order to comply with recent Securities and Exchange Commission releases (Accounting Series Release Number 253, 257, 258, 269, and
     270), the following criteria were met.

     A) A ten percent discount rate was used to derive the present worth of revenues and costs.

     B) Prices used to determine revenues were the latest prices received for the minerals and were not escalated for an inflation factor.

     C) Costs are not escalated for an inflation factor and are determined on current amounts.

     D) Estimated future costs include anticipated development and restoration costs (if material).

III. This completed statement is transmitted to Winco Petroleum Corporation per the instructions of Mr. Dan Dalke of Winco along with a copy of our December 14, 2000 report letter and cash flow summaries.

IV. McCartney Engineering, LLC hereby consents to the use of its report dated December 14, 2000 in Winco's proxy statement and/or Form 10K.

If you need additional information, please feel free to call at any time.

Yours truly,
McCartney Engineering, LLC


/s/ JACK A MCCARTNEY
Jack A. McCartney
Manager

PROXY                                                               PROXY
-----                                                               -----

                       WINCO PETROLEUM CORPORATION
                   SOLICITED BY THE BOARD OF DIRECTORS
         FOR THE SPECIAL MEETING OF THE SHAREHOLDERS TO BE HELD

                           [__________], 2001

The undersigned hereby constitutes and appoints Cecil O'Brate and Daniel Dalke, the true and lawful attorneys and proxies of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and vote all of the undersigned's shares of the no par value common stock of Winco Petroleum Corporation, a Colorado corporation at the Special Meeting of Shareholders to be held at 3118 Cummings, Garden City, Kansas 67846 at 10:00 a.m. Central Standard Time, on [__________], 2001, and any and all adjournments thereof, for the following purposes:


Proposal 1:    To grant the board of directors the authority to effect a
               reverse stock split of one (1) for forty (40), whereby each forty (40) shares of currently outstanding no par value common stock ("Old Winco Shares") of Winco would be combined into one (1) share of new common stock ("New Winco Shares");

               For            Against           Abstain

               [   ]          [   ]             [   ]


Proposal 2:    To consider and vote upon a proposal to adopt the merger
               agreement ("Merger Agreement"), among Winco, Winco Merger
               Corporation ("WincoMerger"), Winco Spin-off Corporation
               ("WincoSpin") and Business Products, Inc. doing business as Rush Creek Solutions, Inc. ("RCS"), pursuant to which Winco will transfer all of the assets, liabilities and other obligations of Winco to WincoSpin in consideration for shares of common stock of WincoSpin ("WincoSpin shares"), which shall be distributed to the Winco shareholders, and thereafter RCS will be merged into WincoMerger. As part of this proposal, Winco will change its name to RCS Holdings, Inc.


               For             Against          Abstain

               [   ]           [   ]            [   ]

Proposal 3:    To transact such other business as properly may come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE.

The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorneys and proxies may lawfully do by virtue hereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS
DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF
SHAREHOLDERS TO THE UNDERSIGNED.

                              The undersigned hereby acknowledges
                              receipt of the Notice of Special Meeting of Shareholders and Proxy Statement.


                                  Dated: __________________________, 2001


                                  _______________________________________

                                  _______________________________________

                                  _______________________________________
                                     Signature(s) of Shareholder(s)

                              Signature(s) should agree with the
                              name(s) hereon.  Executors,
                              administrators, trustees, guardians and
                              attorneys should indicate when signing.
                              Attorneys should submit powers of
                              attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WINCO PETROLEUM CORPORATION. PLEASE SIGN AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE TO WINCO PETROLEUM CORPORATION, 3118 CUMMINGS, GARDEN CITY, KANSAS 67846. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                              [LETTERHEAD]

                            February 12, 2001


VIA: EDGAR

Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D.C.  20549

     RE:  Winco Petroleum Corporation
          Amendment No. 1 To Preliminary Proxy
          SEC File No. 0-9295

Gentlemen:

     Filed electronically on behalf of Winco Petroleum Corporation (the "Registrant" or "Company") is Amendment No. 1 to Preliminary Proxy
Statement submitted in response to the Staff's written comments of November 29, 2000. This letter describes the Registrant's response to each comment and the location in the filing where the changes have been made:

Comment No. 1
-------------

     Please be advised, a completed cover sheet for Schedule 14A has now been incorporated into the filing.

Comment No. 2
-------------

     The Proxy Materials have been updated throughout to include the latest available information including the Registrant's financial statements for the year ended September 30, 2000.

Comment No. 3
-------------

     Please be advised, there will be no further adjustments in the reverse stock ratio. In the event of a future adjustment after mailing the definitive proxy, the Registrant will file revised proxy materials, await Staff comment and provide revised definitive materials to all shareholders.

Comment No. 4
-------------

     All material issued to and used in the solicitation of proxies will be promptly filed with the Commission in accordance with Rule 14a-6(c).

Securities and Exchange Commission
February 12, 2001
Page 2

Comment No. 5
-------------

     Comment complied with on the first page of the proxy statement.

Comment No. 6
-------------

     Please be advised the form of the proxy card has been included with this amended filing.

Comment No. 7
-------------

     Please be advised that following the merger, the surviving entities will change their names as described at pages 6 and 50 of the proxy. Furthermore, Proposal Two has been amended to clarify that a vote "for" the merger is also a vote to change the name of Winco to RCS Holdings, Inc.

Comment No. 8
-------------

     Comment complied with throughout the proxy materials.

Comment No. 9
-------------

     Comment complied with throughout the proxy materials to avoid repetition.

Comment No. 10
--------------

     Please be advised that the detailed discussion with regard to the shareholders' potential to "recognize gain and/or dividend income" is set forth on page 44 in paragraph 4. The discussion on page 37 relates to the reverse stock split, which does not cause the potential to recognize such gain and/or dividend income, whereas the discussion set forth on page 44 concerns the spin-off, which is the event that causes the potential to recognize such gain and/or dividend income.

Comment No. 11
--------------

     A Summary Term Sheet has been included in the proxy materials beginning on page 3.

Comment No. 12
--------------

     Comment complied with throughout the prospectus.

Comment No. 13
--------------

     The Registrant notes its requirements pursuant to Securities Exchange Act of 1934 Rule 12b-20 and Item 10(b)(3)(iii). The subject disclosure has been deleted and revised.

Securities and Exchange Commission
February 12, 2001
Page 3

Comment No. 14
--------------

     Comment complied with at pages 9 and 50.

Comment No. 15
--------------

     Please be advised that none of the Registrant's officers and directors will receive any additional remuneration or other benefit as a result of the merger. Further, no officer or director will continue in the employ of, or become advisors to, post-merger Winco. Comment complied with at page 8.

Comment No. 16
--------------

     Comment complied with at pages 16 and 17. The ratio was not arbitrarily established but was established after negotiations.

Comment No. 17
--------------

     Comment complied with at pages 18 and 19. The table has been revised to clarify that persons will own 92.5% rather than 100%.

Comment No. 18
--------------

     Comment complied with at page 35.

Comment No. 19
--------------

     Comment complied with at pages 37, 38, 40 and 43 in accordance with
Item 14(b)(4) of Schedule 14A.

Comment No. 20
--------------

     Comment complied with throughout this section of the proxy statement.

Comment No. 21
--------------

     Please be advised that the tax disclosures in the proxy statement are based upon the tax opinion of Berenbaum, Weinshienk & Eason, P.C., tax counsel to Winco. Enclosed as supplemental information is the form of the tax opinion of this firm. Reference to the tax opinion has also been included in the proxy at pages 19, 37, 40, and 43.

Securities and Exchange Commission
February 12, 2001
Page 4

Comment No. 22
--------------

     Comment complied with at pages 38, 41 and 46.

Comment No. 23
--------------

     Comment complied with.  The subject sentence has been deleted.

Comment No. 24
--------------

     Comment complied with at pages 38 and 50.  There is no agreement to vote.

Comment No. 25
--------------

     Comment complied with at page 39. The Winco board contacted Mr. William Dews on June 5, 2000.

Comment No. 26
--------------

     Please be advised no projections or financial forecasts were provided to the Registrant's management by RCS and/or its agents. Management relied on a presentation of RCS's business plan, financial statements and discussions with management of RCS. The financial information is the same financial information included in the proxy.

Comment No. 27
--------------

     Please be advised that a new paragraph has been added at page 39 to clarify the actions taken by the parties between July 1, 2000 and August 18, 2000.

Comment No. 28
--------------

     Please be advised the reference to "it is believed" has been deleted from the disclosure as all factors considered have been enumerated.

Comment No. 29
--------------

     Comment complied with at pages 8 and 42 of the Proxy Materials.

Comment No. 30
--------------

     The Staff's comment is noted and Registrant believes all material terms have been described in this section.

Securities and Exchange Commission
February 12, 2001
Page 5

Comment No. 31
--------------

     The reference to "relatively robust representations" has been deleted as a typographical error.

Comment No. 32
--------------

     Comment complied with at pages 48 and 49.

Comment No. 33
--------------

     A written consent of McCartney Engineering has been filed as Appendix E to the proxy materials.

Comment No. 34
--------------

     Please be advised that this section has been revised to include a comparison of the year ended September 30, 2000 vs. September 30, 1999. The revised disclosure has additional discussion of both price and production factors in revenue increase.

Comment No. 35
--------------

     Comment complied with in the revised disclosure at pages 64 and 65.

Comment No. 36
--------------

     Comment complied with in Winco's 10-KSB for the year ended September 30, 2000 and 1999, as amended. The wells were acquired in 1997 and 1999 and this revision has also been made. The reference section of the proxy has been deleted and replaced with the comparison of 2000 and 1999.

Comment No. 37
--------------

     Comment complied with in Winco's 10-KSB for the year ended September 30, 2000 and 1999, as amended. Winco purchased four additional properties and shut-in five properties. The referenced section of the proxy has been deleted and replaced with the comparison of 2000 and 1999.

Comment No. 38
--------------

     Comment complied with at page 66.

Securities and Exchange Commission
February 12, 2001
Page 6

Comment No. 39
--------------

     Comment complied with at page 68.

Comment No. 40
--------------

     Comment complied with at page 68. The sentence has been revised and the term "back-end services" removed.

Comment No. 41
--------------

     Comment complied with at page 69.  The paragraphs have been revised.

Comment No. 42
--------------

     Comment complied with at page 71. Mr. Swenson's biographical data has been revised.

Comment No. 43
--------------

     Comment complied with at page 71. Furthermore, Norwest Bank is now Wells Fargo Bank.

Comment No. 44
--------------

     Comment complied with at page 71.  The entire paragraph has been revised.

Comment No. 45
--------------

     Comment complied with at page 72. The two paragraphs have been revised.

Comment No. 46
--------------

     Comment complied with at page 72.

Comment No. 47
--------------

     Comment complied with at page 73. The "Advances and Receivables" section has been revised to include disclosure regarding sale of RCS's investments to the president consistent with Notes 1 and 4 to the financial statements.

Securities and Exchange Commission
February 12, 2001
Page 7

Comment No. 48
--------------

     Please be advised, there are no written service agreements between RCS and E3SI. A disclosure to this effect has been added at page 73.

Comment No. 49
--------------

     Comment complied with at page 73.

Comment No. 50
--------------

     Comment complied with at page 74.

Comment No. 51
--------------

     Comment complied with at page 69. The term "life cycle services" has been replaced with the more descriptive terms "asset management, deployment, and configuration services."

Comment No. 52
--------------

     Comment complied with at page 75.

Comment No. 53
--------------

     Comment complied with at page 77. A new paragraph has been added under "Future Capital Resources."

Comment No. 54
--------------

     Comment complied with at pages 79 and 80. The information has been deleted and cross-references included. The disclosure on page 70 has been revised to include Mr. St. John's position as CEO.

Comment No. 55
--------------

     Comment complied with at pages 79 and 80. The biographies have been revised in accordance with Item 401 of Regulation S-B.

Comment No. 56
--------------

     Comment complied with at page 81.

Securities and Exchange Commission
February 12, 2001
Page 8

Comment No. 57
--------------

     Comment complied with. A conformed copy of the merger agreement is attached us Appendix A to the proxy.

                            WINCO FORM 10-KSB
                            -----------------

Comment No. 58
--------------

     Comment complied with. Winco's relationship with American Warrior, Inc. has been disclosed in Winco's 10-KSB for the year ended September 30, 2000. A similar disclosure has been inserted in the proxy.

                        WINCO SPIN-OF FORM 10-SB
                        ------------------------

Comment No. 59
--------------

     Comment complied with.  The sentence has been deleted.

                           ACCOUNTING COMMENTS
                           -------------------

Comment No. 60
--------------

     The merger of RCS into Winco will follow the series of transactions as more fully described in the preliminary proxy statement whereby the net assets currently owned by Winco will be distributed to its existing shareholders followed by the issuance of Winco common shares to RCS shareholders to complete the merger. Each of these transactions has been presented at historical in the pro forma financial statements based on the following authoritative literature:

     1. Distribution of Winco net assets - Paragraph 23 of APB No. 29, Accounting for Nonmonetary Transactions, states " Accounting for the distribution of nonmonetary assets to owners of an enterprise in a spin-off or other form of reorganization.....should be based on the recorded amount of the nonmonetary assets distributed."
          It further states, "Other nonreciprocal transfers of nonmonetary assets should be accounted for at fair value if the fair value of the nonmonetary assets distributed is objectively measurable and would be clearly realizable to the distributing entity in an outright sale at or near the time of the distribution." The Registrant believes that, due in part to the nature of the transaction and the lack of objective evidence as to the fair value of the assets transferred, historical cost basis should be applied.

     2. Merger of RCS with Winco - Upon completion of the asset distribution to occur immediately prior to the merger with RCS, Winco will have no assets or operations,

Securities and Exchange Commission
February 12, 2001
Page 9

          thereby becoming a public shell corporation. As the former shareholders of RCS will control the entity following the merger, the Registrant believes that guidance put forth in Appendix B.I.A of the Division of Corporation Finance Training Manual should be followed. That is, the merger of a nonpublic operating company with a public shell corporation should be viewed as a recapitalization of the nonpublic operating company with no goodwill being recorded.

Comment No. 61
--------------

     Comment complied with at pages 52 and 53. The pro forma balance sheet has been presented to show the transactions as if they had occurred as of September 30, 2000, the latest balance sheet date of the Registrant. The October 31, 2000 balance sheet of RCS is used as it coincides with that presented in RCS' historical financial statements, is within 93 days of the Registrant's fiscal year end, and does not materially differ from RCS' September 30, 2000 balance sheet.

Comment No. 62
--------------

     Comment complied with at pages 54 and 55. The pro forma condensed disclosures starting at page 51 have been updated to include the balance sheet and statement of operations of RCS for the six months ended October 31, 2000 and Winco for the year ended September 30, 2000.

Comment No. 63
--------------

     Comment complied with at pages 54 and 55. The pro forma condensed disclosures starting at page 51 have been updated to include the balance sheet and statement of operations of RCS for the six months ended October 31, 2000 and Winco for the year ended September 30, 2000.

Comment No. 64
--------------

     Comment complied with at pages 54 and 55. The pro forma condensed disclosures starting at page 51 have been updated to include the balance sheet and statement of operations of RCS for the six months ended October 31, 2000 and Winco for the year ended September 30, 2000.

Comment No. 65
--------------

     Please be advised, Winco has updated the proxy in accordance with the accounting comments issued on Winco's annual and interim financial statements.

Comment No. 66
--------------

     Comment complied with at page F-17.

Securities and Exchange Commission
February 12, 2001
Page 10

Comment No. 67
--------------

     Please be advised that in response to the Staff's comment, there is no inventory at October 31, 2000. As a result of RCS's change in business model described on page 69, RCS no longer sells equipment to its customers.

Comment No. 68
--------------

     "Unrealized gain on investment holdings" has been removed from items reconciling net income to operating cash flows.

Comment No. 69
--------------

     Please be advised that the $135,000 officer advance was collected. No uncollected amounts related to the officer advances were expensed. Please refer to RCS financial statements footnote #4 at page F-36 for additional explanation.

Comment No. 70
--------------

     Comment complied within RCS financial statements Summary of Accounting Policies, "Long-Lived Assets" at page F-26.

Comment No. 71
--------------

     RCS's primary business is consulting, installation and technical support of computer network systems. RCS does not sell or develop computer software. Therefore, RCS believes that SOP 97-2 does not apply.

Comment No. 72
--------------

     RCS sells blocks of consulting services hours to certain customers. RCS invoices the customer for the entire block of services and records the invoice amount as an Account Receivable and Deferred Revenue. The invoice is due on receipt. As cash is received, it is applied to the Account Receivable. As services are performed, revenue is recorded and deducted from the Deferred Revenue balance.

Comment No. 73
--------------

     Comment complied with in RCS financial statements Summary of Accounting Policies, "Revenue Recognition" at page F-26.

Securities and Exchange Commission
February 12, 2001
Page 11

Comment No. 74
--------------

     Please be advised the advance represented by the April 27, 2000 transfer of investments of RCS's President was repaid in August of 2000. Because repayment was expected and occurred within a year, the advance was recorded as a short-term asset. Please refer to RCS financial statements footnote #4 at page F-36 for additional explanation.

Comment No. 75
--------------

     Please be advised that the transactions with related parties are recorded at fair value. Please refer to RCS financial statements footnote #4 at page F-35 for additional explanation.

Comment No. 76
--------------

     Please refer to response to Comment No. 69, Comment No. 74 and RCS financial statements footnote #4 at page F-36. Officer and shareholder advances at April 30, 2000 were repaid within RCS's regular business cycle and did not involve RCS stock (SAB Topic 4:E).

Comment No. 77
--------------

     Comment complied with at page F-40.

Comment No. 78
--------------

     RCS has focused its operations on two broad business segments representing services it provides to its customer base, Consulting Services and Broadband Services. The consulting segment encompasses a number of related services including procurement services, asset configuration, deployment and disposal services, customer relationship management services, web development services, and engineering and project management services.

     Even though these two broad business segments have existed for the past two years, management did not organize or manage the company into separate business segments from an operational standpoint until May 1, 2000. Prior to that date, management viewed the company as one business unit. Internal financial reports generated prior to May 1, 2000 reflected the operations as one business unit for the purposes of making operational decisions and assessing performance. Additionally, the financial accounting records do not have sufficient detail prior to May 1, 2000 to reconstruct the internal financial information to reflect the present business segments.

     Effective May 1, 2000, management enhanced its existing financial reporting computer software and put in place the financial reporting mechanisms to separately identify, track, and manage operations in the two segments. As a result, the interim financial information presented in the footnote 9 to the financial statements reflects the necessary FAS 131 segment disclosures.

Securities and Exchange Commission
February 12, 2001
Page 12

     The financial statement segment disclosures for the period prior to May 1, 2000 have not been presented as this information is not readily available. Paragraph 4 of FAS 131 states that the financial statement preparers should be able to provide the required information in a cost-effective and timely manner. Additionally, paragraph 5 states that it focuses on the financial information that an enterprise's decision makers use to make decisions regarding the enterprise's operating matters. As a result of this authoritative guidance, information has been provided in Financial Statements Footnote 9, "Segment Information" explaining why the prior information has been omitted.

Comment No. 79
--------------

     We have modified our comment on page 69 to discuss more clearly what operations we no longer perform. Based on this clarification and the following supplemental discussion, we feel APB 30 does not apply.

     RCS modified its business model within the technology services component of its business, effective July 1, 2000. RCS, as an extension of its integrated information technology services offerings, had historically included both the direct and agency sales of hardware to its customers. The largest component of these activities was the agency sale of hardware in which RCS located the hardware and facilitated the sale, but the sale transaction was between RCS's customer and the hardware vendor; RCS received a commission for this service. It should be noted that management did not separately track or manage the direct and agency sale activities from the related services activities, nor were these activities clearly distinguished, physically or operationally, for financial reporting purposes. These activities were viewed as a component of the general services offerings.

     Management felt it was no longer profitable to provide the direct and agency sale of hardware to its customers because of rapidly deteriorating gross profit margins in this area, therefore providing decreasing added value to the customer. RCS does, however, continue to provide hardware procurement services for its customers as part of its service offerings and is paid directly by the customer, either on a hourly or per-unit rate, for this service.

     Per ABP 30, paragraph 13, the term "segment of a business" refers to a component of an entity whose activities represent separate major lines of business or classes of customers. Its assets, results of operations, and activities can be clearly distinguished, physically and operationally and for financial reporting purposes, from the other assets, results of operations, and activities of the entity. Since none of these criteria are met based on the facts and circumstances mentioned above, the Company feels applying APB 30 accounting for the disposal of a business segment does not apply.

Comment No. 80
--------------

     Comment complied with at page F-46.

Securities and Exchange Commission
February 12, 2001
Page 13

Comment No. 81
--------------

     Please be advised, the 8-K has been revised identifying that after the merger, Winco's fiscal year will be changed from September 30 to April 30. Please refer to Form 8-K/A2, filed January 17, 2001.

Comment No. 82
--------------

     Please be advised that the term "short-term investments" has been deleted from the Form 10-QSB/A1 filed on January 19, 2001. The term is not applicable and the term cash equivalents is used instead.

Comment No. 83
--------------

     Changed statement of operations to separately disclose full cost ceiling writedown.

Comment No. 84
--------------

     Management's Discussion and Analysis has been expanded to include description of equipment disposition charge in 1998 and partial recovery in 1999, and such disclosure is also reflected in the September 30, 2000 10-KSB.

Comment No. 85
--------------

     Changed statement of operations to add weighted average number of shares outstanding to earnings per share line.

Comment No. 86
--------------

     Changed statement of cash flow categories to be consistent with balance sheet classifications.

Comment No. 87
--------------

     A comment that no costs were incurred or therefore capitalized is added to footnote one on page six of the Form 10-KSB, under the caption of Oil and Gas Properties, for both fiscal years ended September 30, 2000 and September 30, 1999. In addition, the table under Oil and Gas Operations of footnote two on page eight for both years denotes that the only capitalized costs are direct property acquisition costs.

Securities and Exchange Commission
February 12, 2001
Page 14

Comment No. 88
--------------

     The disclosure that the "producing oil and gas properties acquired in 1999 and 1998 are accounted for at cost, in a discrete pool applicable to such properties" is not in conflict with the full cost concept, because the Company has a single cost center for all its properties. Note 1 has been clarified by disclosing ", within the Company's single, full cost center". The Company groups its costs into pools of associated properties within its single cost center, to be better able to identify costs and accumulated DD&A associated with disposed properties in accordance with full cost rules for accounting for dispositions involving significant reserves [re: rule 410(c)(6)(i), see comment #99, below].

     There were no properties acquired in 1998.

Comment No. 89
--------------

     Reference to "acquired production" has been deleted.

Comment No. 90
--------------

     Comment complied with in Note 1, Oil and Gas Properties section, third paragraph.

Comment No. 91
--------------

     Comment complied with in Note 1, Oil and Gas Properties section, third paragraph.

Comment No. 92
--------------

     Comment complied with in Note 1, Oil and Gas Properties section, second paragraph.

Comment No. 93
--------------

     Comment complied with in Note 1, Oil and Gas section, fifth paragraph.

Comment No. 94
--------------

     Comment complied with.  A new paragraph has been added in the MD&A.

Comment No. 95
--------------

     Treasury stock is accounted for at cost, as disclosed on the face of the Balance Sheet.

Securities and Exchange Commission
February 12, 2001
Page 15

Comment No. 96
--------------

     Revised Note 2, Major Customers section, to indicate Winco's oil and gas sales consisted of sales to unaffiliated purchasers, not affiliated purchasers.

Comment No. 97
--------------

     In connection with the acquisition of certain properties, the Company has filed a Form 8-K, including the required statement of direct revenues and estimated direct expenses and related pro forma data. The 8-K was filed on January 22, 2001.

     During 1998, the Company disposed of its remaining oil and gas properties in Wyoming. This transaction was disclosed in the Company's Form 10-KSB for the year ended September 30, 1998. A separate Form 8-K was filed on January 23, 2001.

Comment No. 98
--------------

     In connection with the acquisition of certain properties, the Company has filed a Form 8-K, including the required statement of direct revenues and estimated direct expenses and related pro forma data. The 8-K was filed on January 22, 2001.

     During 1998, the Company disposed of its remaining oil and gas properties in Wyoming. This transaction was disclosed in the Company's Form 10-KSB for the year ended September 30, 1998. A separate Form 8-K was filed on January 23, 2001.

Comment No. 99
--------------

     Rule 4-10 (c)(6)(i) provides that sales of oil and gas properties "shall be accounted for as adjustments of capitalized costs, with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas attributable to a cost center. For instance, a significant alternation would not ordinarily be expected to occur for sales involving less than 25 percent of the reserve quantities of a given cost center." In this instance, the $211,979 in proceeds during the year 1998, from the sale of the remaining Wyoming properties, constituted over 68% of the $310,392 in capitalized costs in the Company's single, full cost center at the beginning of 1998, and, clearly, accounting for such proceeds, in their entirety, as an adjustment to such capitalized costs would significantly alter the relationship between capitalized costs and related proved reserves, since reserve declined that year, as a result of the sale and other changes, by only 31% (see note 6). Accordingly, a gain from the sale was determined on a basis consistent with the method used to compute amortization, as provided for by rule 4-10(c)(6)(i).

Securities and Exchange Commission
February 12, 2001
Page 16

Comment No. 100
---------------

     Revised Note 2, "Properties Disposed Of" section, to indicate "As the properties sold represented almost all of the Company's WYOMING COST POOL WITHIN THE COMPANY'S SINGLE, FULL COST CENTER."

Comment No. 101
---------------

     The terminology "Due to previous sales and credits not recognized under the full-cost method," is intended to communicate that the sales were "not recognized" as gains or losses in income, but, instead, as credits (adjustments) to the Company's single full-cost center. The significance of each previous sale and credit is set forth in the Company's prior 10-KSB filings, as applicable, since such sales and other credits occurred in prior years. The cumulative significance of all such credits is set forth in the Company's balance sheet at September 30, 1997, where accumulated
DD&A is $767,173, against a cost basis of $1,077,565.   Such prior sales
were handled consistently with rule 410(c)(6)(i), which provides, in part, that "Sales of oil and gas properties...shall be accounted for as adjustments of capitalized costs with no gain or loss recognized...."

Comment No. 102
---------------

     Note 3 is revised to disclose management's belief that cost allocations are reasonable, discusses rental costs and clarifies the meaning of "oil sales not yet distributed".

Comment No. 103
---------------

     Note 3 is revised to disclose management's belief that cost allocations are reasonable, discusses rental costs and clarifies the meaning of "oil sales not yet distributed".

Comment No. 104
---------------

     "Oil sales not yet distributed" refers to proceeds for production from the Company's wells, which have been paid by the purchaser to the operator of the well, but, due to the timing of the payment or levels of expenses, such revenues, have not yet been received by the Company from the operator.
Note 3 is revised to disclose management's belief that cost allocations are reasonable, discusses rental costs and clarifies the meaning of "oil sales not yet distributed".

Securities and Exchange Commission
February 12, 2001
Page 17

Comment No. 105
---------------

     Comment on page six of Form 10-KSB's for September 30, 2000 and 1999 regarding "...proved undeveloped reserves..." was corrected in amended filings to read "...proved developed reserves...", as the Company does not have any proved undeveloped reserves.

Comment No. 106
---------------

     Please note the beginning reserve information in discounted future net cash flows is as of the beginning and end of each fiscal year as reflected on page F-15 or F-16.

                          ENGINEERING COMMENTS
                          --------------------

Comment No. 1
-------------

     Average production costs, as disclosed on page 11 of the Form 10-KSB and included in the proxy under the section on Business of Winco and WincoSpin, include insurance and administrative overhead charges that are separated as general and administrative expenses in the statement of operations.

Comment No. 2
-------------

     A revised reserve report was obtained as of September 30, 1999 using the $21 per barrel posted price as of that date. The September 30, 1999 Form 10-KSB was amended to reflect the revised reserve report. The September 30, 2000 Form 10-KSB was filed with reserve amounts determined as of that date using the current September pricing.

Comment No. 3
-------------

     The disclosure of changes in the standardized measure contains all significant components. Accretion of discount, as well as other possible components, was considered insignificant and therefore not included.

Comment No. 4
-------------

     Consent letters from McCartney Engineering, LLC have been included in the amended September 30, 1999 Form 10KSB filed and the September 30, 2000 Form 10-KSB recently filed. Furthermore, the consent of McCartney Engineering is attached as Appendix E to the proxy.

Securities and Exchange Commission
February 12, 2001
Page 18

     Thank you for your assistance. If we can be of any assistance in connection with the Staff's review of the enclosed, please do not hesitate to contact the undersigned at your earliest convenience.

                                 Very truly yours,

                                 BERENBAUM, WEINSHIENK & EASON, P.C.


                                 /s/ JOHN B. WILLS
                                 John B. Wills

Enclosures